U.S. $200,000,000


           AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 29, 1996 (Amending and Restating the Credit Agreement dated as of February 28,
           1996),


           among


           HIGHLAND VIDEO ASSOCIATES, L.P.,

           TELESAT ACQUISITION LIMITED PARTNERSHIP

           and

           GLOBAL ACQUISITION PARTNERS, L.P.

           as the Borrowers,


           VARIOUS FINANCIAL INSTITUTIONS

           as the Lenders,


           BANK OF MONTREAL

           as Syndication Agent,


           CHEMICAL BANK

           as Documentation Agent


           and


           THE BANK OF NOVA SCOTIA

           as the Administrative Agent for the Lenders.

           AMENDED AND RESTATED CREDIT AGREEMENT


           THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 29, 1996, among HIGHLAND VIDEO ASSOCIATES, L.P., a Pennsylvania limited partnership ("HVA"), TELESAT ACQUISITION LIMITED PARTNERSHIP, a Delaware limited partnership ("TALP"), GLOBAL ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Global"; Global, HVA and TALP are sometimes individually referred to as a "Borrower", and collectively referred to as the "Borrowers"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), BANK OF MONTREAL ("BMO"), as syndication agent (in such capacity, the "Syndication Agent"), CHEMICAL BANK ("Chemical"), as documentation agent (in such capacity, the "Documentation Agent") and THE BANK OF NOVA SCOTIA ("Scotiabank"), as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

           W I T N E S S E T H:

           WHEREAS, the Borrowers are engaged directly and through their respective Subsidiaries in the business of owning and operating Cable Systems;

           WHEREAS, pursuant to that certain Credit Agreement, dated as of February 28, 1996 (the "Existing Credit Agreement"), among HVA, the Lenders party thereto, the Syndication Agent, the Documentation Agent and the Administrative Agent, the Lenders made available to HVA (as the only Borrower thereunder) Commitments for Loans in a maximum aggregate principal amount of $200,000,000, including a sub-facility for Letters of Credit not to exceed at any one time outstanding a maximum aggregate Stated Amount of $30,000,000 (with all loans and Letters of Credit outstanding under the Existing Credit Agreement the Amendment Effective Date being referred to as "Existing Credit Extensions");

           WHEREAS, each of TALP and Global desire to become and HVA and the other Obligors desire to add their Affiliates, TALP and Global, as additional Borrowers under this Agreement (subject, in the case of Global, to satisfaction of, inter alia, the conditions set forth in Sections 5.2.2 and 5.3);

           WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to amend and restate the Existing Credit Agreement in its entirety, as evidenced by this Agreement, to, among other things, add TALP and Global as Borrowers hereunder;

           WHEREAS, pursuant to the terms of this Agreement the Borrowers desire to obtain Commitments pursuant to which

                     (a) Loans, in a maximum aggregate principal amount (together with all Letter of Credit Outstandings) at any time outstanding not to exceed the lesser of (i) the Applicable Commitment Amount for such Borrower and
(ii) in the aggregate for all Borrowers, $200,000,000 (subject to reduction in the Commitment Amount, as set forth in this Agreement), will be made by the Lenders to the Borrowers (or any one of them) from time to time prior to the Commitment Termination Date; and

                     (b) the Issuer will issue Letters of Credit for the account of the Borrowers (or any one of them) from time to time prior to the Commitment Termination Date in a maximum aggregate Stated Amount at any one time outstanding not to exceed $30,000,000 (provided, that the aggregate outstanding principal amount of Loans and Letter of Credit Outstandings to all Borrowers at any time shall not exceed the then existing Commitment Amount or, in any event, to any specific Borrower shall not exceed the Applicable Commitment Amount of such Borrower);

           WHEREAS, on the Amendment Effective Date TALP shall borrow up to $39,500,000, which Loan proceeds shall be used for the Olympus Refinancing by TALP in connection with the addition of TALP as a Borrower; and

           WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to amend and restate in its entirety the Existing Credit Agreement and to extend such Commitments and make such Loans to the Borrowers and issue (or participate in) Letters of Credit for the account of the Borrowers;

           NOW, THEREFORE, the parties hereto agree as follows:


           DEFINITIONS AND ACCOUNTING TERMS

  Defined TermsDefined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

           "ACI" means Adelphia Cablevision, Inc., a Pennsylvania corporation.

           "Acquisition" means, collectively,

           (a) any transaction, or any series of related transactions by which any Borrower or any of their Subsidiaries (i) acquires any business (whether through the purchase of equity interests, merger or otherwise) or all or substantially all of the assets of any Person or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding equity interests of a Person (other than a corporation or a natural person) following which such corporation or Person is consolidated with such Borrower in accordance with GAAP; and

           (b) the addition of TALP and Global as Borrowers with the simultaneous Borrowing by TALP of up to $39,500,000, which Loan proceeds will be used for the Olympus Refinancing by TALP in connection with the addition of TALP as a Borrower hereunder.

           "Acquisition Loans" are Loans that are made in connection with the consummation of the Global Acquisition (or, in lieu thereof, the Alternative Acquisition).

           "Adelphia" means Adelphia Communications Corporation, a Delaware corporation.

           "Adelphia Aggregate Capital Contribution Amount" means the aggregate amount of Capital Contributions made following the Effective Date to the Borrowers less the sum of the aggregate amount of (i) any such Capital Contributions used by the Borrowers or any of their Subsidiaries since the Effective Date, either directly or indirectly, to make Capital Expenditures, to pay Management Fees or to make Investments permitted to be made pursuant to clause (d) of Section 7.2.5, (ii) all capital contributions, distributions or Investments made, either directly or indirectly, by the Borrowers or any of their Subsidiaries since the Effective Date from such Capital Contributions, in or in favor of Affiliates of such Borrower (other than such Borrower's Restricted Subsidiaries), (iii) restricted payments of the type described in clause (a) of Section 7.2.6 made from Capital Contributions on or subsequent to the Effective Date, and (iv) repayments of the principal amount of and interest on Subordinated Debt.

           "Adjusted Global EBITDA" means, on any date of determination, the revenue of CTVF attributable to the Assets to be Acquired for the full Fiscal Quarter immediately preceding such date, multiplied by 60%.

           "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4.

           "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                     (a) to vote 5% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                     (b) to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

           "Agreement" means, on any date, this Amended and Restated Credit Agreement as originally in effect on the Amendment Effective Date and as thereafter from time to time further amended, supplemented, amended and restated or otherwise modified and in effect on such date.

           "Alternative Acquisition" means an Acquisition by HVA of assets not owned by CTVF that are utilized in the cable television industry or the purchase of all of the outstanding capital stock or equity interests of a Person (other than CTVF) engaged in the cable television industry; provided, that in either case such Alternative Acquisition shall only be permitted, subject to the other terms of this Agreement, if the Global Letter of Credit has expired or been terminated pursuant to its terms without being drawn upon.

           "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                     (a) the rate of interest most recently established by the Administrative Agent at its Domestic Office as its
base rate for Dollar loans; and

                     (b) the Federal Funds Rate most recently determined by the Administrative Agent plus 0.5%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate.

           "Amendment Effective Date" means the date this Agreement become effective pursuant to Section 10.8.

           "Annualized Operating Cash Flow" means, on any date and with respect to the Borrowers and their Restricted Subsidiaries, the product of (a) the Operating Cash Flow for the Borrowers and such Restricted Subsidiaries for the most recently ended Fiscal Quarter multiplied by (b) four.

           "Applicable Commitment Amount" means

                     (a) with respect to HVA, $200,000,000;

                     (b) with respect to Global, $84,000,000; and

                     (c) with respect to TALP, $39,500,000;

           in each case as such amount may be reduced from time to time pursuant to the terms of this Agreement.

           "Applicable Margin" means, with respect to any Loan of any type, the margin set forth below opposite the Leverage Ratio as in effect at the end of the immediately preceding Fiscal Quarter and under the column designated for such Loan, as follows:

                                               Applicable Margin
                                               --------------------------------------------------------------------------------
                                               Base Rate Loans                  LIBO Rate Loans                  CD Rate Loans
Leverage Ratio
- ---------------------------------------        -------------------------        -------------------------        --------------

Greater than or equal to 6.0:1                 1.000%                           2.000%                           2.125%
Greater than or equal to 5.5:1 but             0.875%                           1.875%                           2.000%
less than 6.0:1
Greater than or equal to 5.0:1 but             0.500%                           1.500%                           1.625%
less than 5.5:1
Greater than or equal to 4.5:1 but             0.250%                           1.250%                           1.375%
less than 5.0:1
Greater than or equal to 4.0:1 but             0.000%                           1.000%                           1.125%
less than 4.5:1
Less than 4.0:1                                0.000%                           0.750%                           0.875%

           "Approvals" is defined in Section 8.1.14.

           "Assessment Rate" is defined in Section 3.2.1.

           "Asset Sale" is defined in Section 7.2.8.

           "Assets to be Acquired" means the assets to be purchased from CTVF, as more fully described in Schedule II hereto.

           "Assignee Lender" is defined in Section 10.11.1.

           "Authorized Officer" means, relative to any Obligor, those of its officers or general partners, as the case may be, whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1 of the Existing Credit Agreement or pursuant to
Section 5.1.1 hereof.

           "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

           "Basic Subscriber Fee" means the minimum standard monthly fees and charges for "basic service" (as such term is commonly understood in the cable television industry) charged to customers of any Cable System.

           "Basic Subscribers" means, at any time, all subscribers subscribing to any Cable System (excluding "second connects" as such term is commonly understood in the cable television industry) (i) who pay the Basic Subscriber Fee for service and (ii) whose accounts are not more than 60 days past due in payment. In the case of commercial buildings, such as hotels or motels, or in the case of multiple residential dwellings, such as apartment houses and multifamily homes, which do not obtain reduced bulk service rates, each separate guest unit or dwelling unit receiving service shall be counted as one subscriber. The number of subscribers in a commercial building or in a multiple residential dwelling which obtains a reduced bulk service rate shall be computed by dividing (x) the aggregate Dollar amount of monthly subscriber's fees paid on account of such commercial building or multiple residential dwelling for basic service by (y) the Basic Subscriber Fee.

           "BMO" is defined in the preamble.

           "Borrower" and "Borrowers" is defined in the preamble.

           "Borrower  Management  Agreements"  means,   collectively,   (i)  the
Management Services Agreement, dated as of March 27, 1992, by and between ACI and HVA, (ii) the Management Services Agreement, dated as of May 12, 1995, by and between Olympus and TALP, and (iii) the Management Services Agreement, dated as of April 1, 1996, by and between Adelphia and Global, in each case as such agreements may be amended, supplemented, amended and restated or otherwise modified from time to time.

           "Borrower Management Fees" means the aggregate amount of management fees payable by the Borrowers to the Managers pursuant to the Borrower Management Agreements.

           "Borrowing" means the Loans of the same type and, in the case of Fixed Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with
Section 2.3.

           "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of any Borrower, substantially in the form of Exhibit B-1 hereto.

           "Bucktail" means Bucktail Broadcasting Corporation, a Pennsylvania corporation.

           "Bucktail Management Agreement" means the Amended and Restated Management Services Agreement for Managed Systems, dated as of January 29, 1993, by and between ACI and Bucktail, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Bucktail Management Fees" means the management fees payable by Bucktail to a Manager pursuant to the Bucktail Management Agreement.

           "Business Day" means

                     (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York; and

                     (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

           "Cable Systems" means the assets of any Person, constituting any CATV system or SMATV system (including all related FCC Licenses, Franchises and permits issued under federal, state or local laws from time to time, and all agreements with public utilities and microwave transmission companies, pole attachment agreements, use agreements, access or rental agreements, utility easements and all other property owned or used in connection with the entertainment and services provided pursuant to, and all interest of the holder thereof to receive revenues from, or pursuant to, said FCC Licenses, Franchises and permits) serving subscribers within a geographical area covered by one or more Franchises from the same head end facility or by two or more related head end facilities.

           "Capital Contribution" means the aggregate amount of any (i) cash capital contribution made in, and (ii) the principal amount of any Intercompany Subordinated Loan made to, the Borrowers after the Effective Date by Adelphia, the Rigas Family or any Affiliate of either of the foregoing, as notified by the maker of such capital contribution or Intercompany Subordinated Loan to the Administrative Agent on (or promptly following) the date made.

           "Capital Expenditures" means, for any period and with respect to any Person and its Subsidiaries, the sum of

                     (a) the aggregate amount of all expenditures of such Person and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

                     (b) without duplication of clause (a), the aggregate amount of all Capitalized Lease Liabilities of such Person and its Subsidiaries incurred during such period.

           "Capital Security" means

                     (a) any share, membership, partnership or other percentage interest, unit of participation, membership interests or limited liability company interests in any limited liability company or in each case other equivalent (however designated) of a corporate equity security or other equity interest in a Person; and

                     (b) any debt security or other evidence of Indebtedness which is convertible into or exchangeable for, or any option, warrant or other right to acquire, any Capital Security or any type referred to in clause (a) of this definition.

           "Capitalized Lease Liabilities" means, with respect to any Person and its Subsidiaries, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

           "Cash Equivalent Investment" means, at any time:

                     (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the
United States Government;

                     (b) commercial paper, maturing not more than one year from the date of issue, which is issued by

                               (i)  a corporation (other than an Affiliate of
 any Obligor) organized under the laws of any state of the United States or of the District of Columbia, rated A-1 by S&P or P-1 by Moody's and having a net worth of not less than $500,000,000, or

                               (ii)  any Lender (or its holding company); or

                     (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

- --------------------------------------------------------------------------------
                               (i)  a commercial banking institution that is a
 member of the Federal Reserve System, has a combined
capital and surplus and undivided profits of not less than $250,000,000 and has one of the two highest long-term debt ratings by S&P or Moody's or
- --------------------------------------------------------------------------------

                               (ii)  any Lender.

           "CD Rate" is defined in Section 3.2.1.

           "CD Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate determined by reference to the CD Rate (Reserve Adjusted).

           "CD Rate (Reserve Adjusted)" is defined in Section 3.2.1.

           "CD Reserve Requirement" is defined in Section 3.2.1.

           "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

           "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

           "Change in Control" means

                     (a) the failure of (i) the Rigas Family and/or Adelphia to own, directly or indirectly, free and clear of all
Liens and other encumbrances (other than in favor of the Administrative Agent under a Loan Document), general and limited partnership interests of (A) HVA that constitute at least 60% of the then outstanding economic interests in HVA,
(B) Global that constitute 100% of the then outstanding economic interests in Global, and (C) Olympus that constitute at least 51% of the then outstanding economic interests in Olympus or (ii) James P. Rigas, Michael J. Rigas, Timothy
J. Rigas and John J. Rigas to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of HVA;

                     (b) the failure of (i) Olympus to own, directly or indirectly, 99.90% of the Capital Securities (of the type described in clause (a) of the definition of Capital Securities) of TALP or
(ii) Olympus to possess, directly or indirectly, the power to direct or cause the direction of the management or policies of TALP;

                     (c) the failure of Adelphia to own, directly or indirectly, (i) 50% or more of the Capital Securities (of the type described in clause (a) of the definition of Capital Securities) of Olympus having under ordinary circumstances (not dependent on any contingency) voting power or (ii) 51% or more of the Capital Securities

- --------------------------------------------------------------------------------
(of the type described in clause (a) of the definition of Capital Securities)
 of Olympus;
- --------------------------------------------------------------------------------

                     (d) the failure of the Rigas Family to own, directly or indirectly, (i) Capital Securities (of the type described in clause (a) of the definition of Capital Securities) of Adelphia having under ordinary circumstances (not dependent on any contingency) voting power to elect at least a majority of the directors of Adelphia on a fully diluted basis or (ii) a sufficient number of Capital Securities (of the type described in clause (a) of the definition of Capital Securities) of Adelphia as is necessary, on a fully diluted basis, to satisfy the requirements relating to the ownership of economic interests in HVA, in Olympus and in Global set forth in clause (a);

                     (e) from the date the Global Acquisition has been consummated, (i) the failure of wholly-owned Subsidiaries of Adelphia (which, on the date of the consummation of the Global Acquisition shall be GCI (as the sole general partner of Global and OPC as the sole limited partner of Global) to own, directly free and clear of all Liens or other encumbrances (other than in favor of the Administrative Agent under a Loan Document), 100% of the outstanding general and limited partnership interests in Global or (ii) the failure of James
P. Rigas, Michael J. Rigas, Timothy J. Rigas and John J. Rigas to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of Global; or

                     (f) the failure of Adelphia (i) to own, directly or indirectly, a sufficient number of shares on a fully diluted basis, of the Capital Securities (of the type described in clause (a) of the definition of Capital Securities) of ACI having under ordinary circumstances (not dependent on any contingency) voting rights to elect a majority of the Board of Directors of ACI, or (ii) to own, directly or indirectly, at least 51%, on a fully diluted basis, of the Capital Securities (of the type described in clause (a) of the definition of Capital Securities) of ACI having under ordinary circumstances (not dependent upon any contingency) voting rights to elect members of the Board of Directors of ACI, or (iii) to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of ACI.

           "Chemical" is defined in the preamble.

           "Closing Date Certificate" means, collectively, the Closing Date Certificates executed and delivered pursuant to clause (a) of Section 5.1.1 of this Agreement and Section 5.1.1 of this Agreement and Section 5.1.1 of the Existing Credit Agreement, substantially in the form of Exhibit F hereto and Exhibit F thereto, respectively.

           "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

           "Commitment" means, as the context may require, a Lender's Loan Commitment or the Issuer's (or a Lender's) Letter of Credit Commitment.

           "Commitment Amount" means, on any date, $200,000,000, as such amount may be reduced from time to time pursuant to Section 2.2

           "Commitment Termination Date" means the earlier of

                     (a)  September 30, 2004;

                     (b) the date on which the Commitment Amount is terminated in full or reduced to zero (including pursuant to Section 2.2); and

                     (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Commitments shall terminate automatically and without further action.

           "Commitment Termination Event" means

                     (a) the occurrence of any Event of Default described in clauses (a) through (e) of Section 8.1.9; or

                     (b) the occurrence and continuance of any other Event of Default and either

                               (i)  the declaration of the Loans to be due and
payable pursuant to Section 8.3, or

                               (ii)  in the absence of such declaration, the
giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.

           "Compliance Certificate" means a certificate duly executed by the chief financial Authorized Officer of each Borrower, in substantially the form of Exhibit E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time with the consent of the Administrative Agent.

           "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

           "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of any Borrower, substantially in the form of Exhibit C hereto.

           "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or section 4001 of ERISA.

           "Credit Extension" means, as the context may require,

                     (a)  the making of a Loan by a Lender; or

                     (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of
Credit, by the Issuer and participation in such Letter of Credit by the Lenders pursuant to the terms of this Agreement.

           "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

           "CTCC" means Coudersport Television Cable Company, a Pennsylvania corporation.

           "CTCC Management Agreement" means Management Services Agreement, dated as of March 27, 1992, by and between ACI and CTCC, as amended or otherwise modified from time to time.

           "CTCC Management Fees" means the management fees payable by CTCC to a Manager pursuant to the CTCC Management Agreement.

           "CTVF"  means  Cable  TV  Fund  11-B,   Ltd.,   a  Colorado   limited
partnership.

           "DCP" means Dorellenic Cable Partners, a Pennsylvania general partnership.

           "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

           "Disbursement" is defined in Section 2.6.2.

           "Disbursement Date" is defined in Section 2.6.2.

           "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented or otherwise modified from time to time by any Borrower with the written consent of the Required Lenders.

           "Documentation Agent" is defined in the preamble.

           "Dollar" and the symbol "$" mean lawful money of the United States.

           "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Notice or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto. A Lender may have separate Domestic Offices for purposes of making, maintaining or continuing, as the case may be, Base Rate Loans and CD Rate Loans.

           "Effective Date" means February 28, 1996.

           "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including CERCLA and all state law equivalents, consent decrees and administrative orders) relating to public health and safety and protection of the environment.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

           "Event of Default" is defined in Section 8.1.

           "Excess Cash Balance" means, on any date of determination, the sum of cash and Cash Equivalent Investments then held in the name of any Borrower or their respective Restricted Subsidiaries totalling in excess of $1,000,000.

           "Existing Credit Agreement" is defined in the second recital.

           "Existing Credit Extensions" is defined in the second recital.

           "FCC" means the Federal Communications Commission or any successor agency thereto.

           "FCC License" means any license or permit issued by the FCC, including licenses issued in connection with the operation of community antenna television systems, community antenna relay systems, microwave systems, earth stations and businesses and other two-way radios.

           "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; provided, however, that if such rate is not so published for any day which is a Business Day, the rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

           "Fee Letter" means the confidential fee letter, dated September 27, 1995, from Scotiabank to HVA and acknowledged and agreed to by HVA, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Fiscal Quarter" means any quarter of a Fiscal Year.

           "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1996 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

           "Fixed Rate Loan" means any CD Rate Loan or any LIBO Rate Loan.

           "FPL" means FPL Group Capital Inc., a Florida corporation.

           "Franchise" means any franchise, permit, license or other authorization granted by any governmental unit or authority, including all laws, regulations and ordinances relating thereto, for the construction, operation and maintenance of a CATV system or SMATV system and the reception and transmission of signals by microwave, and shall include, without limitation, all FCC Licenses and all certificates of compliance and cable television registration statements which are required to be issued by or filed with the FCC or any state, county, city, town, village or local governmental authority in connection with the ongoing operation of business by the Borrowers and their Subsidiaries.

           "Franchise Agreement" means all ordinances, agreements, contracts and all other documents stating the terms and conditions of any Franchise, including all exhibits and schedules thereto, all amendments thereto, all consents, waivers and extensions issued in connection therewith, all documents incorporated therein by reference and the application pursuant to which any Franchise was granted.

           "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

           "GAAP" is defined in Section 1.4.

           "GCI" means Global Cablevision, Inc., a Delaware corporation.

           "General Partners" means, as the context may require, (i) Highland Holdings, John J. Rigas, Michael J. Rigas and Timothy J. Rigas, as the general partners of HVA, (ii) Olympus, as the general partner of TALP and (iii) prior to the consummation of the Global Acquisition, DCP, as the general partner of Global and following the consummation of the Global Acquisition, GCI, as the general partner of Global.

           "Global" is defined in the preamble.

           "Global Acquisition" means the acquisition by Global of the Assets to be Acquired in accordance with the terms of the Purchase Agreement.

           "Global Group" means Global and each of its Subsidiaries.

           "Global Letter of Credit" means the Irrevocable Standby Letter of Credit Number 2079/95/80085, dated October 6, 1995, in the original stated amount of $84,000,000 issued by The Bank of Nova Scotia for the benefit of CTVF.

           "Global Partners Security Agreement" means the Security Agreement executed and delivered pursuant to Section 5.3 by each Person that owns a limited or general partnership interest in Global, substantially in the form of Exhibit J-4 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Global Partnership Agreement" means (i) prior to the date of the consummation of the Global Acquisition, the Partnership Agreement of Global, dated as of September 14, 1995 (as amended or otherwise modified in accordance with its terms prior to such date), and (ii) on and subsequent to the date of the consummation of the Global Acquisition, the Amended and Restated Partnership Agreement of Global (as of such date), as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Global Pledge Agreement" means the Pledge Agreement, executed and delivered pursuant to Section 7.1.10, substantially in the form of Exhibit I-4 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Guarantees" means, collectively, the Subsidiary Guaranty and each other Guaranty delivered from time to time in respect of the Obligations.

           "Hazardous Material" means

                     (a)  any "hazardous substance", as defined by CERCLA;

                     (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                     (c)  any petroleum product; or

                     (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

           "HCAT" means Henderson Community Antenna Television, Inc., a North Carolina corporation.

           "HCAT Management Fees" means the management fees payable by HCAT to a Manager pursuant to the Henderson Management Agreement.

           "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

           "Henderson Management Agreement" means Management Services Agreement for Managed Systems, dated as of January 10, 1995, by and between ACI and HCAT, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

           "Highland Holdings" means Highland Holdings, a Pennsylvania general partnership.

           "Highland Holdings Partnership Agreement" means the Highland Holdings General Partnership Agreement, dated March 27, 1992, as amended on December 23, 1992, and as further amended on March 31, 1993, among the Rigas Family and Daniel R. Milliard, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "HVA" is defined in the preamble.

           "HVA Group" means HVA and its Subsidiaries (which shall include
CTCC).

           "HVA Partners Security Agreement" means the Security Agreement dated as of February 28, 1996, executed and delivered pursuant to Section 5.1.7 of the Existing Credit Agreement by each Person that owns a limited or general interest in HVA, a conformed copy of which is attached as Exhibit J-1 hereto, as amended on the Amendment Effective Date and as further amended, supplemented, amended and restated or otherwise modified from time to time.

           "HVA Partnership Agreement" means the First Amended and Restated Limited Partnership Agreement of Highland Video Associates, L.P., dated as of January 29, 1993, among the General Partners and Highland Holdings, as amended by the First Amendment thereto dated as of March 31, 1993 and as further amended, supplemented, amended and restated or otherwise modified from time to time.

           "HVA Pledge Agreement" means the Pledge Agreement dated as of February 28, 1996, executed and delivered pursuant to clause (a) of Section
5.1.6 of the Existing Credit Agreement, a conformed copy of which is attached as
Exhibit I-1 hereto, as amended on the Amendment Effective Date and as further amended, supplemented, amended and restated or otherwise modified from time to time.

           "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

                     (a)  which is of a "going concern" or similar nature;

                     (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                     (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

           "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

           "Indebtedness" of any Person means, without duplication:

                     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                     (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (including the Letters of Credit), whether or not drawn, and banker's acceptances issued for the account of such Person;

                     (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                     (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                     (e) net liabilities of such Person under all Hedging Obligations;

                     (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable, deferred employee compensation and like accrued liabilities in the ordinary course of business) and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                     (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

           "Indemnified Liabilities" is defined in Section 10.4.

           "Indemnified Parties" is defined in Section 10.4.

           "Intercompany Subordinated Loan" means the unsecured Subordinated Debt incurred by any Borrower and payable to an Affiliate of such Borrower in accordance with the terms of the Intercompany Subordination Agreement, to the extent permitted by clause (d) of Section 7.2.2.

           "Intercompany Subordination Agreement" means, collectively (as the context may require), (i) the Intercompany Subordination Agreement, dated as of February 28, 1996, executed and delivered pursuant to Section 5.1.8 of the Existing Credit Agreement, a conformed copy of which is attached as Exhibit G-1 hereto, and (ii) each Intercompany Subordination Agreement from time to time executed by TALP and/or Global, in each case substantially in the form of Exhibit G-1 hereto with such changes as agreed to by the Administrative Agent, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Interest Expense" means, for any Fiscal Quarter and with respect to the Borrowers and their Restricted Subsidiaries, the aggregate consolidated interest expense on Senior Funded Debt of the Borrowers and their Restricted Subsidiaries for such Fiscal Quarter, as determined in accordance with GAAP, including, without duplication, (i) commitment fees paid or owed with respect to the then unused portion of the Commitment Amount, (ii) all other fees paid or owed with respect to the issuance or maintenance of Contingent Liabilities (including the Letters of Credit and any other letters of credit), which, in accordance with GAAP, would be included as interest expense, (iii) net costs or benefits under Hedging Obligations and (iv) the portion of any payments made in respect of Capitalized Lease Liabilities of the Borrowers and their Restricted Subsidiaries allocable to interest expense, but excluding any amortization of costs and expenses incurred in connection with, and relating to, the Existing Credit Agreement, this Agreement or other financings permitted by this Agreement.

           "Interest Period" means, relative to any Fixed Rate Loans, the period beginning on (and including) the date on which such Fixed Rate Loan is made or continued as, or converted into, a Fixed Rate Loan pursuant to Section 2.4 or
2.5 and shall end on (but exclude) the day which is, in the case of a CD Rate Loan, 30, 60, 90, 180 or, if generally available, 360 days thereafter, or which, in the case of a LIBO Rate Loan, numerically corresponds to such date one, two, three, six or, if generally available, twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as any Borrower may select in its relevant notice pursuant to Section 2.4 or 2.5; provided, however, that

                     (a) no more than eight Interest Periods may be in effect at any one time;

                     (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

                     (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day; provided, however, that, with respect to any Interest Period applicable to LIBO Rate Loans, if such next following Business Day is the first Business Day of a calendar month, then such Interest Period shall end on the next preceding Business Day;

                     (d) no Interest Period shall end later than any Quarterly Payment Date if the effect of establishing such
Interest Period would be that the aggregate unpaid principal amount of all LIBO Rate Loans and/or CD Rate Loans having Interest Periods ending after such Quarterly Payment Date would exceed the amount of Loans permitted to be outstanding on such date; and

                     (e) no Interest Period may end later than the Stated Maturity Date.

           "Investment" means (a) any investment in any Person, whether by means of (i) share purchase, capital, equity or similar contribution, loan, advance, time deposit or otherwise (excluding commission, moving, travel and similar advances to officers and employees made in the ordinary course of business) or
(ii) capital contribution (including all debt and accounts receivable) which are not current assets or which did not arise from sales to such Person in the ordinary course of business and (b) all guarantees of Contingent Liabilities in respect of the foregoing. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

           "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of any Borrower, substantially in the form of Exhibit B-2 hereto and any additional forms that may be requested by the Issuer.

           "Issuer" means Scotiabank in its capacity as the issuer of the Letters of Credit.

           "Jones" means Jones Intercable, Inc., a Colorado corporation.

           "Lender Assignment Notice" means a notice to be delivered to the Administrative Agent and HVA pursuant to Section 10.11.1 substantially in the form of Exhibit D hereto.

           "Lender Parties" means, collectively, each Lender, the Issuer and each Managing Agent, and each of their respective successors, transferees and assigns.

           "Lenders" is defined in the preamble.

           "Letter of Credit" is defined in Section 2.1.2.

           "Letter of Credit Commitment" means the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Lender, the obligations of such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

           "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $30,000,000 (or, if less, the then existing Commitment Amount).

           "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                     (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit,

plus

                     (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

           "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                     (a) Senior Funded Debt on the last day of such Fiscal Quarter to

                     (b) Annualized Operating Cash Flow determined on the last day of such Fiscal Quarter.

           "LIBO Rate" is defined in Section 3.2.1.

           "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

           "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

           "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Notice or such other office of a Lender as designated from time to time by notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

           "LIBOR Reserve Percentage" is defined in Section 3.2.1.

           "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

           "Loan" is defined in Section 2.1.1.

           "Loan Commitment" means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.1.

           "Loan Document" means this Agreement, the Notes, each Extension Request, the Letters of Credit, the Security Agreements, the Pledge Agreements, the Guarantees, the Fee Letter, any Supplemental Partners Security Agreement, any Rate Protection Agreement with a Swap Party, the Subordination Agreements, and any other certificate and agreement executed and delivered pursuant hereto or thereto.

           "Management Agreements" means any of the Borrower Management Agreements, the CTCC Management Agreement, the Henderson Management Agreement, the Radnor Management Agreement, the Bucktail Management Agreement, the Montgomery Management Agreement and each other agreement with respect to the management of the Cable Systems of any Obligor (which is a corporation or partnership) that is acceptable to the Administrative Agent.

           "Management Fees" means any of the Borrower Management Fees, the CTCC Management Fees, the Henderson Management Fees, the Radnor Management Fees, the Bucktail Management Fees, the Montgomery Management Fees and any of the management fees payable by any other Obligor (which is a corporation or partnership) to any Manager pursuant to any other Management Agreement.

           "Manager" means, as the context may require, as of the Amendment Effective Date, ACI, Adelphia or Olympus, in their capacity as manager under the Management Agreements, and shall also include any Affiliate of ACI, Adelphia or Olympus, in their capacity as manager under any of the Management Agreements.

           "Manager Subordination Agreement" means, collectively (as the context may require), (i) the Manager Subordination Agreement, dated February 28, 1996, executed and delivered pursuant to Section 5.1.8 of the Existing Credit Agreement, a conformed copy of which is attached as Exhibit G-2 hereto, and (ii) each Manager Subordination Agreement from time to time executed by TALP and/or Global, in each case substantially in the form of Exhibit G-2 hereto with such changes as agreed to by the Administrative Agent, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Managing Agents" means, collectively, Scotiabank, BMO and Chemical.

           "Maximum Availability" means, on any date, the maximum Commitment Amount that will be available on such date after giving effect to all scheduled or voluntary reductions in the Commitment Amount, as set forth in this Agreement.

           "Measurement Period" means, for any period, the four consecutive Fiscal Quarters calculated on the basis of the most recent Fiscal Quarter ended and the three immediately preceding Fiscal Quarters then ending.

           "Montgomery" means Montgomery Cablevision Associates, L.P., a Pennsylvania limited partnership.

           "Montgomery Management Agreement" means the Amended and Restated Management Services Agreement for Managed Systems, dated as of January 29, 1993, between ACI and Montgomery, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Montgomery Management Fees" means the management fees payable by Montgomery to a Manager pursuant to the Montgomery Management Agreement.

           "Moody's means Moody's Investors Services, Inc.

           "Net Disposition Proceeds" means, with respect to any Permitted Disposition of the types described in clauses (c) or (d) of the definition of "Permitted Disposition", the excess of the gross cash proceeds received as a result of such Permitted Disposition less all reasonable fees and expenses with respect to legal and other professional fees, sales commissions and disbursements actually incurred in connection with such Permitted Disposition and all taxes actually paid in connection with such Permitted Disposition;

provided, however, that Net Disposition Proceeds shall include the net amount (determined as provided above) of any insurance proceeds or condemnation awards received in connection with the damage, destruction or condemnation, as the case may be, of property of any Borrower or any of their Restricted Subsidiaries, any such proceeds or awards, as the case may be, to be treated as if resulting from a disposition of the type described in clauses (c) or (d) of the definition of "Permitted Disposition".

           "Net Income" of any Person means, for any period, all amounts which, in accordance with GAAP, would be included as net income on the consolidated statements of income of such Person at such time (excluding extraordinary gains and extraordinary losses) and for purposes of this Agreement, "Net Income" shall be the aggregate amount of Net Income of the HVA Group, the Global Group and the TALP Group.

           "Note" means a promissory note of any Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

           "Obligations" means all obligations (monetary or otherwise) of the Borrowers and each other Obligor arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document.

           "Obligor" means each Borrower, each Partner, each Manager or any other Person (other than the Administrative Agent, the Issuer or any Lender) obligated under any Loan Document.

           "Obligor Pledge Agreement" means the Pledge Agreement, dated as of February 28, 1996, executed and delivered pursuant to clause (b) of Section 5.1.6, of the Existing Credit Agreement, a conformed copy of which is attached as Exhibit I-2 hereto, as amended on the Amendment Effective Date and as further amended, supplemented, amended and restated or otherwise modified from time to time.

           "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department, or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

           "Olympus" means Olympus Communications, L.P., a Delaware limited partnership.

           "Olympus Refinancing" means the repayment of a loan by TALP to Olympus in the principal amount of $39,500,000 made by Olympus to TALP on February 28, 1995.

           "OPC" means Orchard Park Cablevision, Inc., a Delaware corporation.

           "Operating Cash Flow" means, without duplication, during any period and with respect to the Borrowers and their Restricted Subsidiaries, the sum during such period of:

                     (a) Net Income of the Borrowers and their Restricted Subsidiaries during such period;

plus

                     (b) Management Fees included in the determination of Net Income of the Borrowers and their Restricted
Subsidiaries during such period;

plus

                     (c) interest expense (including the portion of any rent paid in respect of Capitalized Lease Liabilities which is allocable to interest expense), depreciation, amortization and income taxes, determined in accordance with GAAP, included in the determination of Net Income of the Borrowers and their Restricted Subsidiaries during such period; plus

                     (d) other non-cash expenses of the Borrowers and their Restricted Subsidiaries during such period;

provided, that in calculating Operating Cash Flow, (i) there shall be excluded from such calculation all non-cash income and non-cash gains and all fees, interest income, dividends and distributions received from Affiliates to the extent such fees, interest income, dividends and distributions (x) were not paid in cash or (y) if paid in cash, exceed 10% of Operating Cash Flow for such period (before giving effect to such payment), (ii) no more than 10% of Net Income from Investments made pursuant to clause (d) of Section 7.2.5 shall be included in such calculation and (iii) the Adjusted Global EBITDA shall be used with respect to the Assets to be Acquired on the date of the consummation of the Global Acquisition and for the first Compliance Certificate delivered following the consummation of the Global Acquisition; provided, that if any Borrower or any of their Restricted Subsidiaries shall have made one or more Acquisitions during such period, Operating Cash Flow for such period shall be adjusted on a pro forma basis to give effect to all such Acquisitions as if they had occurred at the beginning of such period, and provided, further, that if any Borrower or any of their Restricted Subsidiaries shall have effected one or more Asset Sales during such period, Operating Cash Flow for such period shall be adjusted on a pro forma basis to give effect to all such Permitted Dispositions of the type described in clauses (c) or (d) of the definition of "Permitted Dispositions" as if they had occurred at the beginning of such period.

           "Organic Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock or its certificate of partnership, partnership agreement and similar arrangements relating to the control or management of such Obligor, as the case may be.

           "Participant" is defined in Section 10.11.2.

           "Partners" means the General Partners, Highland Holdings, in its capacity as the limited partner of HVA and DCP, as the limited partner of TALP.

           "Partnership Security Agreement" means the Security Agreement, dated February 28, 1996, executed and delivered pursuant to Section 5.1.7 of the Existing Credit Agreement by each Person that owns any general or limited partnership interests in any Restricted Subsidiary of HVA, a conformed copy of which is attached as Exhibit J-2 hereto, as amended on the Amendment Effective Date and as further amended, supplemented, amended and restated or otherwise modified from time to time.

           "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
           "Pension  Plan"  means a "pension  plan",  as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which any Borrower or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

           "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Notice, as such percentage may be adjusted from time to time pursuant to Lender Assignment Notice(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1.

           "Permitted Business Acquisition" means any Investment or Acquisition made in the ordinary course of business by any Borrower or any of their Restricted Subsidiaries of a Person that owns a CATV system but only if (i) as a result of such Acquisition or Investment such Person becomes a Restricted Subsidiary of such Borrower or any of its Restricted Subsidiaries, (ii) no Default shall have occurred and be continuing immediately prior to such Acquisition or Investment and after giving effect thereto and (iii) the aggregate consideration paid (including any assumption of Indebtedness and the fair market value of any non-cash consideration) to consummate each such Acquisition is (x) equal to the fair market value of the assets the subject of such Acquisition and (y) included as an Investment in the Fiscal Quarter in which such Acquisition is to be consummated for purposes of computing the limits prescribed by clause (d) of Section 7.2.5.

           "Permitted Disposition" means any sale, transfer, lease, contribution, conveyance or other disposition of any assets of any Borrower or any of their Restricted Subsidiaries, whether in a single transaction or a series of related transactions, to any Person, but only if (i) no Default has occurred and is continuing both immediately before and after giving effect thereto, (ii) the consideration received for such sale, transfer, lease, contribution, conveyance or other disposition represents fair market value and
(iii) such sale, transfer, lease, contribution, conveyance or other disposition is

                     (a) made in the ordinary course of business of any Borrower or any of their Restricted Subsidiaries;

                     (b) a sale, transfer, lease, contribution, conveyance or other disposition from (i) any Borrower or any of their Restricted Subsidiaries to any of their respective wholly-owned Restricted Subsidiaries, (ii) a Subsidiary of any Borrower to such Borrower, or
(iii) a wholly-owned Restricted Subsidiary of any Borrower to another wholly-owned Restricted Subsidiary of such Borrower;

                     (c) a sale of a CATV system acquired by any Borrower or any of their Restricted Subsidiaries after the Effective Date (other than CATV systems acquired in the Global Acquisition or the Alternative Acquisition) so long as (i) the consideration received for such sale is not less than the fair market value of such CATV system and is greater than the purchase price paid by such Borrower or any of its Restricted Subsidiaries for such CATV system and (ii) at least 80% of the consideration for such disposition shall be cash; provided, however, that upon the direct or indirect receipt by any Borrower or any of their Restricted Subsidiaries, as the case may be, of any cash in respect of any part of such non-cash consideration, such cash shall be applied in accordance with Section 3.1.4 as Net Disposition Proceeds; or

                     (d) a sale or other disposition of any CATV system of any Borrower or any of their Restricted Subsidiaries other than those of the type described in clause (a) or (b) above, but only if

                               (i)  the sum of (x) Annualized Operating Cash
     Flow for the immediately preceding Fiscal Quarter attributable to such CATV system to be disposed of and (y) the Annualized Operating Cash Flow attributable to all other assets of the type described in clauses (c) and (d) hereof sold or otherwise disposed of by the Borrowers or any of their Restricted Subsidiaries during the 12-month period prior to the date of determination (with the computation of attributable Annualized Operating Cash Flow being made for the Fiscal Quarter ended immediately prior to such sale or other disposition) does not exceed 15% of the Annualized Operating Cash Flow for the Borrowers and their Restricted Subsidiaries for the immediately preceding Fiscal Quarter; and

                               (ii) the sum of (x) Annualized Operating Cash
Flow for the immediately preceding Fiscal Quarter
attributable to such CATV system to be disposed of and (y) the Annualized Operating Cash Flow attributable to all other assets of the types described in clauses (c) and (d) hereof sold or otherwise disposed of by the Borrowers or any of their Restricted Subsidiaries (with the computation of attributable Annualized Operating Cash Flow being made for the Fiscal Quarter ended immediately prior to such sale or disposition) since the Effective Date does not exceed 25% of the Annualized Operating Cash Flow for the Borrowers and their Restricted Subsidiaries for the immediately preceding Fiscal Quarter, in each case, so long as the consideration for such sale or disposition shall be cash.

           "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

           "Plan" means any Pension Plan or Welfare Plan.

           "Pledge Agreements" means, collectively, the HVA Pledge Agreement, the TALP Pledge Agreement, the Global Pledge Agreement and the Obligor Pledge Agreement.

           "Pole Agreement" means any pole attachment agreement or underground conduit use agreement which was entered into in connection with the operation of any Cable System.

           "Premium Subscriptions" means all subscriptions to a motion picture or other entertainment services subscribed to by any Basic Subscriber of any Cable System (excluding any subscriptions to pay-per-view events) at an additional charge in excess of the Basic Subscriber Fee, exclusive of all such subscriptions as to which the payment of such additional charges is more than 60 days past due.

           "Pro-Forma Debt Service" means, at any date of determination and with respect to the Borrowers and their Restricted Subsidiaries, the sum, without duplication, of all Pro-Forma Interest Expense, commitment fees, and scheduled principal payments, including the current maturities thereof, due on any Senior Funded Debt, but excluding principal payments due on Subordinated Debt or principal payments due in connection with clause (g) of Section 7.2.2, of the Borrowers and their Restricted Subsidiaries, for the four Fiscal Quarters immediately succeeding such date of determination. Pro forma principal payments under this Agreement shall be equal to the outstanding principal amount of the Loans on the date of determination less the Maximum Availability at the end of the fourth Fiscal Quarter immediately succeeding such date of determination.

           "Pro-Forma Interest Expense" means, at any date of determination thereof, the Interest Expense (calculated using interest rates in effect for the most recent ended Fiscal Quarter of HVA) of the Borrowers and their Restricted Subsidiaries for the four Fiscal Quarters immediately succeeding such date of determination.

           "Purchase Agreement" means the Purchase and Sale Agreement, dated as of October 6, 1995, among Global, CTVF and Jones, as in effect on the Effective Date and thereafter as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with Section 7.2.9.

           "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

           "Radnor" means Adelphia Cablevision Associates of Radnor, L.P., a Pennsylvania limited partnership.

           "Radnor Management Agreement" means Amended and Restated Management Services Agreement for Managed Systems, dated as of January 29, 1993, by and between ACI and Radnor, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Radnor Management Fees" means the management fees payable by Radnor to a Manager pursuant to the Radnor Management Agreement.

           "Rate Protection Agreement" means any interest rate swap agreement, interest rate cap agreement or interest rate collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rate or currency exchange rates.

           "Release" means a "release", as such term is defined in CERCLA.

           "Required Lenders" means Lenders holding at least 66-2/3% of the then aggregate outstanding principal amount of the Notes then held by all the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66-2/3% of the Commitments.

           "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

           "Restricted Subsidiary" means

                     (a) with respect to HVA, (i) CTCC, (ii) each Subsidiary of HVA existing on the Effective Date and (iii) each other Subsidiary of HVA formed or acquired after the Effective Date that is not an Unrestricted Subsidiary; and

                     (b) with respect to TALP and Global, (i) each existing Subsidiary of TALP or Global (if any) on the Amendment
Effective Date and (ii) each other Subsidiary of TALP or Global formed or acquired after the Amendment Effective Date that is not an Unrestricted Subsidiary.

           "Rigas Family" means John J. Rigas, Timothy J. Rigas, Michael J. Rigas, James P. Rigas, Ellen K. Rigas, or any of their respective spouses, estates, or lineal descendants, or any trust created for the direct and sole benefit of any such Persons or, while and to the extent they are serving in such capacity, the executors, administrators or personal representatives of such Persons.

           "S&P"  means   Standard  &  Poor's   Ratings  Group,  a  division  of
McGraw-Hill, Inc.

           "Scotiabank" is defined in the preamble.

           "Security Agreements" means the HVA Partners Security Agreement, the TALP Partners Security Agreement, the Global Partners Security Agreement, the Partnership Security Agreement, the Pledge Agreements and each Supplemental Partners Security Agreement.

           "Senior Funded Debt" means, as of any date as of which the amount thereof is to be determined, (a) the sum of all Indebtedness of the type described in clauses (a), (b) and (c) of the definition of Indebtedness of the Borrowers and their Restricted Subsidiaries which (i) is purportedly secured by a perfected Lien and (ii) is not by its terms subordinated to any other Indebtedness of the Borrowers or their Restricted Subsidiaries less (b) the Excess Cash Balance on the date of determination.

           "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

           "Stated Expiry Date" is defined in Section 2.6.

           "Stated Maturity Date" means September 30, 2004.

           "Subordinated Debt" means all Indebtedness of the Borrowers and their Restricted Subsidiaries related to or resulting from any (i) Intercompany Subordinated Loan and (ii) deferred Management Fees, subordinated (in each case) on terms satisfactory to the Administrative Agent, including the following terms:

                     (a) payments of principal and interest of the Subordinated Debt shall be subject to the limitations set forth in this Agreement until the Obligations have been paid in cash in full, all Letters of Credit have terminated or expired and the Commitments have been terminated;

                     (b) no security interest in or Lien on any assets of any Obligor shall be given to secure Subordinated Debt;

                     (c) upon any payment or distribution of assets of any Borrower upon the occurrence of any of the events described in Section 8.1.9, all Obligations, including interest accruing thereon (whether or not permitted as a claim) shall be paid in full in cash directly to the Administrative Agent before any payment of any amounts (including, without limitation, principal and interest) on Subordinated Debt shall be made;

                     (d) in the event of a Default under Section 8.1.9, the Lenders or the Administrative Agent shall (i) have the right to file a claim on behalf of the holders of Subordinated Debt and collect and receive all such payments, (ii) be irrevocably granted a power of attorney to act on behalf of the holder of the Subordinated Debt, and (iii) be granted a security interest in any dividend or distribution resulting from a proceeding of the type described in Section 8.1.9;

                     (e) if prior to payment in full of the Obligations in cash, the holder of Subordinated Debt receives any payment (other than as permitted pursuant to Sections 7.2.13 and 7.2.14) in respect of such Subordinated Debt or a Lien on (or security interest in) any assets of any Obligor, such payment or security shall be delivered to the Administrative Agent; and

                     (f) there will be no cross defaults or cross accelerations with any other Indebtedness.

           "Subordination Agreements" means each Intercompany Subordination Agreement and each Manager Subordination Agreement.

           "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person, or (ii) any partnership, joint venture or other entity as to which such Person, such Person and one or more of its Subsidiaries or one or more Subsidiaries of such Person own more than a 50% ownership, equity or similar interest or have the power to direct or cause the direction of management and policies, or the power to elect the managing general partner (or the equivalent), of such partnership, joint venture or other entity, as the case may be; provided, that for purposes of this Agreement, CTCC shall be deemed to be a Subsidiary of HVA.

           "Subsidiary Guarantor" means, individually, each Subsidiary of HVA existing on the Effective Date and each other Subsidiary of any Borrower that is required, pursuant to Section 7.1.10, to execute and deliver a guaranty in substantially the form of the Subsidiary Guaranty, and collectively means all such Persons.

           "Subsidiary Guaranty" means, collectively, (i) the Subsidiary Guaranty dated as of February 28, 1996, executed and delivered pursuant to clause (a) of Section 5.1.5 of the Existing Credit Agreement, a conformed copy of which is attached as Exhibit H-1 hereto, as amended on the Amendment Effective Date, and (ii) the Subsidiary Guaranty executed and delivered pursuant to clause (a) of Section 7.1.10 in substantially the form of Exhibit H-1 hereto, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Supplemental Partners Security Agreement" is defined in clause (c) of Section 7.1.10.

           "Swap Party" means any Person that has entered into a Rate Protection Agreement with any Borrower but only if such Person was a Lender (or an Affiliate of a Lender) on the date such Rate Protection Agreement was executed and delivered.

           "TALP" is defined in the preamble.

           "TALP Group" means TALP and each of its Subsidiaries.

           "TALP Partners Security Agreement" means the Security Agreement executed and delivered pursuant to Section 5.1.7 by each Person that owns a limited or general interest in TALP, substantially in the form of Exhibit J-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "TALP Partnership Agreement" means the Limited Partnership Agreement of Telesat Acquisition Limited Partnership, dated May 12, 1995, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "TALP Pledge Agreement" means the Pledge Agreement, executed and delivered pursuant to Section 7.1.10, substantially in the form of Exhibit I-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

           "Taxes" is defined in Section 4.6.

           "Total Fixed Charges" means, without duplication, for the most recent four Fiscal Quarters, and with respect to the Borrowers and their Restricted Subsidiaries, the sum of (i) all Interest Expense, (ii) the aggregate outstanding Loans at the beginning of any period of determination less the Maximum Availability at the end of such period (which shall never be deemed to be less than zero), (iii) all fees owed pursuant to Section 3.3.1, (iv) all Capital Expenditures of the Borrowers and their Restricted Subsidiaries (other than those funded by Capital Contributions), and (v) all Management Fees which are paid in cash by the Borrowers and their Restricted Subsidiaries (other than those funded by Capital Contributions pursuant to Section 7.2.13) and calculated in the manner specified in Section 7.2.12.

           "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan, a CD Rate Loan or a LIBO Rate Loan.

           "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

           "Unrestricted Subsidiaries" shall mean Subsidiaries of any Borrower (other than Subsidiaries which have executed and delivered a Subsidiary Guaranty) which are classified after the Effective Date by a resolution of the Board of Directors of such Borrower that is promptly delivered to the Administrative Agent as an Unrestricted Subsidiary, and which shall not engage in any business activity other than in the acquisition and ownership of financial assets and FCC Licenses (other than those necessary for the ongoing business and operation of the Borrowers and their Restricted Subsidiaries).

           "Welfare  Plan"  means a "welfare  plan",  as such term is defined in section 3(1) of ERISA.

           "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Securities of the types set forth in clause (a) of such definition (and all rights and options to purchase such Capital Securities) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person, and the term "wholly-owned Restricted Subsidiary" shall mean a Restricted Subsidiary of a Borrower that is also a wholly-owned Subsidiary of such Borrower.

  Use of Defined TermsUse of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note and other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

  Cross-ReferencesCross-References. Unless otherwise specified, references in this Agreement, each other Loan Document and each Subordination Agreement to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

  Accounting and Financial Determinations; No Duplication; Combined Basis and ConsolidationAccounting and Financial Determinations; No Duplication; Combined Basis and Consolidation. Unless otherwise specified, (i) all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5 and (ii) all accounting determinations and computations hereunder or under any other Loan Documents (including under Section 7.2.4) shall be made on a consolidated basis for HVA and its Restricted Subsidiaries (other than CTCC), combined with CTCC, combined with Global and its Restricted Subsidiaries and combined with TALP and its Restricted Subsidiaries), and all such accounting determinations and computations shall be made without duplication.

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           COMMITMENTS, LOANS, BORROWING AND
           ISSUANCE PROCEDURES AND NOTES AND LETTERS OF CREDIT

  CommitmentsCommitments. On the terms and subject to the conditions of this Agreement (including Article V),

  each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1; and

  the Issuer agrees that it will issue Letters of Credit pursuant to Section 2.1.2, and each Lender severally agrees that it will participate in such Letters of Credit in accordance with Section 2.6.1.

  Loan Commitment of Each LenderLoan Commitment of Each Lender. From time to time on any Business Day occurring prior to the Commitment Termination Date, each Lender will, subject to the terms of this Agreement (including Section 2.1.3), make loans (relative to such Lender, and of any type, its "Loans") to the Borrowers (or any one of them) equal to such Lender's Percentage of the aggregate amount of the Borrowing requested by such Borrower to be made on such day; provided, that in no event shall any Lender be required to make any Loans to Global unless and until the conditions in Sections 5.2.2 and 5.3 have been (or, concurrently with the making of the initial Loans to Global, will be), satisfied. On the terms and subject to the conditions hereof, each Borrower may, prior to the Commitment Termination Date, from time to time borrow, prepay and reborrow Loans.

  Letter of Credit CommitmentLetter of Credit Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, the Issuer will, subject to the terms of this Agreement (including Section 2.1.4), issue one or more letters of credit (a "Letter of Credit") for the account of a Borrower in the Stated Amount requested by such Borrower on such day; or

  extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date not later than the earlier of (x) the Commitment Termination Date and (y) one year from the date of such extension; provided, that in no event shall the Issuer be required to issue a Letter of Credit for the account of Global unless and until the conditions in Sections 5.2.2 and 5.3 have been (or, concurrently with the issuance of the initial Letter of Credit for the account of Global, will be), satisfied.

  Lenders Not Permitted or Required to Make LoansLenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings of all Lenders

 on any date occurring prior to the consummation of the Global Acquisition (or, in lieu thereof, the Alternative Acquisition), would exceed $116,000,000, or on any date occurring on or after the consummation of the Global Acquisition (or, in lieu thereof, the Alternative Acquisition), or, if neither the Global Acquisition nor the Alternative Acquisition has been consummated on or prior to September 30, 1996, would exceed (A) the Commitment Amount then in effect or (B) the Applicable Commitment Amount in respect of the Borrower requesting the Credit Extension; or

  of such Lender would (in any event) exceed such Lender's Percentage of (A) the Commitment Amount or (B) the Applicable Commitment Amount in respect of the Borrower requesting the Credit Extension.

In addition to the foregoing, the Lenders shall not be required to make (i) Acquisition Loans in connection with the Global Acquisition (or, in lieu of the Global Acquisition, the Alternative Acquisition), in an aggregate principal amount in excess of $84,000,000 (or such lesser amount as determined in accordance with clause (c) of Section 2.2.2) or (ii) Loans to Global unless the conditions set forth in Section 5.3 have been (or concurrently with the initial Loans, will be satisfied.

  Issuer Not Permitted or Required to Issue Letters of CreditIssuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto,

                     (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment
Amount, or

                     (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Loans then outstanding (i) on any date occurring prior to the consummation of the Global Acquisition (or, in lieu thereof, the Alternative Acquisition), would exceed $116,000,000 or (ii) on any date occurring on or after the consummation of the Global Acquisition (or, in lieu thereof, the Alternative Acquisition), or, if neither the Global Acquisition nor the Alternative Acquisition has been consummated on or prior to September 30, 1996, would exceed the Commitment Amount then in effect.

In addition to the foregoing, the Issuer shall not be permitted or required to issue any Letter of Credit for the account of any Borrower if, after giving effect to such issuance, the sum of (i) the principal amount of Loans made to such Borrower and (ii) all Letter of Credit Outstandings for the account of such Borrower exceeds the Applicable Commitment Amount of such Borrower.

  Existing Credit ExtensionsExisting Credit Extensions. The parties hereto acknowledge and agree that the Existing Credit Extensions listed in Item 2.1.5 of the Disclosure Schedule shall for all purposes be Credit Extensions made under and governed in accordance with the terms of this Agreement.

  Reduction of Commitment AmountReduction of Commitment Amount. The Commitment Amount is subject to reduction from time to time pursuant to this Section 2.2.

  Optional Reduction of Commitment AmountOptional Reduction of Commitment Amount. Subject to compliance with the provisions of Section 3.1.2 and the following provisos, any Borrower may, from time to time on any Business Day occurring after the time of the initial Credit Extension, voluntarily reduce the Commitment Amount; provided, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of the Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000; provided, further, however, that in no event may the Commitment Amount be reduced below
$200,000,000 prior to the earlier of (i) the consummation of the Global Acquisition (or, in lieu of the Global Acquisition, the Alternative Acquisition) or (ii) September 30, 1996.

  Mandatory Reduction of Commitment AmountMandatory Reduction of Commitment Amount. Prior to the Commitment Termination Date, the Commitment Amount shall also be permanently reduced as follows:

  Commencing on December 31, 1998, and on each subsequent Quarterly Payment Date occurring during each period set forth below, the Commitment Amount will be reduced in an amount corresponding to the percentage of the Commitment Amount existing on the Effective Date set forth opposite such period:

                                                            Amount Of
    Period                                                  Reduction

12/31/98 through (and including) 03/31/00                    2.500%

04/01/00 through(and including) 03/31/01                     3.125%

04/01/01 through(and including)03/31/02                      4.375%

04/01/02 through (and including) 03/31/03                    5.000%

04/01/03 through(and including)03/31/04                      5.625%

04/01/04 through(and including)09/30/04                      6.250%.

  The Commitment Amount will be permanently reduced in an amount equal to 100% of the Net Disposition Proceeds to the extent (and on the dates) required pursuant to Section 3.1.4, with the commitment reduction applied against future scheduled reductions in the Commitment Amount (as set forth in clause (a) above) on a weighted average basis; provided, however, that in no event will the Commitment Amount be reduced below $84,000,000 prior to September 30, 1996.

  The Commitment Amount will be permanently reduced by $84,000,000 on September 30, 1996 if the Global Acquisition or, in lieu of the Global Acquisition, the Alternative Acquisition, has not been consummated on or prior to September 30, 1996, and will be permanently reduced, Dollar for Dollar, on the date of the consummation of the Global Acquisition (or Alternative Acquisition, as the case may be), to the extent that the purchase price consideration paid in connection with either such Acquisition is less than $84,000,000, with the commitment reduction applied against future scheduled reductions in the Commitment Amount (as set forth in clause (a) above) on a weighted average basis.

  Borrowing ProcedureBorrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon, New York City time, on a Business Day, each Borrower may from time to time irrevocably request, (i) in the case of LIBO Rate Loans, on not less than three nor more than five Business Days' notice, (ii) in the case of CD Rate Loans, on not less than two nor more than five Business Days' notice and (iii) in the case of Base Rate Loans, on not less than one nor more than five Business Days' notice, that a Borrowing be made in a minimum amount of $1,000,000 and an integral multiple of $500,000, or in the unused amount of the Commitment Amount; provided, however, that the Lenders hereby agree to waive the requirement of no less than one Business Day's prior notice in the case of Base Rate Loans to be made on the Amendment Effective Date and on the date of the consummation of the Global Acquisition so long as the applicable Borrowing Request is delivered to the Administrative Agent no later than 12:00 noon, New York time, on the date of such Borrowing. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 12:00 noon, New York City time, on such Business Day each Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the Borrower that requested such Borrowing by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

  Continuation and Conversion ElectionsContinuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York City time, on a Business Day, each Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000, of any Loans be, in the case of Base Rate Loans, converted into Fixed Rate Loans of either type or, in the case of Fixed Rate Loans of either type, be converted into a Base Rate Loan or a Fixed Rate Loan of the other type or continued as a Fixed Rate Loan of such type (in the absence of delivery of a Continuation/Conversion Notice with respect to any Fixed Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Fixed Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Fixed Rate Loans when any Default has occurred and is continuing.

  FundingFunding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Fixed Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Fixed Rate Loan; provided, however, that such Fixed Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the joint and several obligation of each Borrower to repay such Fixed Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all Fixed Rate Loans by purchasing, as the case may be, Dollar certificates of deposit in the U.S. or Dollar deposits in its LIBOR Office's interbank eurodollar market.

  Issuance ProceduresIssuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 10:00 a.m., New York City time, on a Business Day, each Borrower may, from time to time irrevocably request, on not less than five nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit, and not less than five Business Days' notice prior to the existing Stated Expiry Date (or, if a Letter of Credit has an automatic extension provision, at least five Business Days' notice prior to the date that such Letter of Credit will, by its terms, be extended or, if earlier, the date on which a notice from the Issuer is required to be delivered to the beneficiary of the Letter of Credit informing the beneficiary that the Letter of Credit will not be extended), in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, a Letter of Credit in such form as may be requested by such Borrower and approved by the Issuer, solely for the purposes described in clause (b) of Section 7.1.9. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Commitment Termination Date or (ii) one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

  Other Lenders' ParticipationOther Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender shall be deemed to have irrevocably purchased, to the extent of its Percentage to make Loans, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations arising under the Letter of Credit issued by the Issuer which have not been reimbursed by the Borrowers in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.2 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer with respect to such Letter of Credit pursuant to the last sentence of Section 3.3.2), the interest payable pursuant to Section 2.6.2 and, if applicable, of interest payable pursuant to
Section 3.3.3 with respect to any Reimbursement Obligation not paid when due. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.

  DisbursementsDisbursements. The Issuer will notify the Borrowers and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m., New York City time, on the first Business Day following the Disbursement Date, each Borrower jointly and severally agrees to reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate then in effect for Base Rate Loans (with the then Applicable Base Rate Margin for Loans accruing on such amount) for the period from the Disbursement Date through the date of such reimbursement.

  ReimbursementReimbursement. The joint and several obligation (a "Reimbursement Obligation") of each Borrower under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrowers to reimburse the Issuer, each Lender's obligation under Section
2.6.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of any Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

  Deemed DisbursementsDeemed Disbursements. Upon the occurrence and during the continuation of any Default of the type described in Section 8.1.9 or, with notice from the Administrative Agent, upon the occurrence and during the continuation of any other Event of Default, an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding hereunder shall, without demand upon or notice to the Borrowers, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

  upon notification by the Administrative Agent to the Borrowers of their obligations under this Section, each Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrowers pursuant to this Section shall be deposited in cash with the Administrative Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time when the Defaults or Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the Borrowers (or any one of them) all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the partial satisfaction of such Obligations.

  Nature of Reimbursement ObligationsNature of Reimbursement Obligations. The Borrowers and, to the extent set forth in Section 2.6.1, each Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or wilful misconduct) shall not responsible for:

  the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

  the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

  the failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to demand payment under a Letter of Credit;

  errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

  any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrowers and each such Lender, and shall not put the Issuer under any resulting liability to any Borrower or any such Lender, as the case may be.

  NotesNotes. Each Lender's Loans under its Commitment shall be evidenced by a Note executed by each Borrower and payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Commitment Amount. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Borrower or any other Obligor. Upon any Borrower's reasonable request of any Lender, such Lender will furnish copies of such grid to such Borrower.


           REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

  Repayments  and   PrepaymentsRepayments   and   Prepayments.   Repayments  and
prepayments of Loans shall be made as set forth in this Section 3.1 and, except as may be required by Section 4.4, shall be without premium or penalty.

  Final MaturityFinal Maturity. On the Stated Maturity Date, the Borrowers shall repay in full the unpaid principal amount of each Loan.

  Voluntary PrepaymentsVoluntary Prepayments. By delivering a notice to the Administrative Agent on or before 10:00 a.m., New York City time, on a Business Day prior to the Stated Maturity Date, any Borrower may from time to time, on not less than three nor more than five Business Days' notice, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that (i) any such prepayment shall be made pro rata among Loans of all Lenders of the same type and, if applicable, having the same Interest Period; (ii) all such voluntary partial prepayments shall be in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000; and
(iii) all LIBO Rate and CD Rate breakage costs, if any, incurred as a result of any such prepayment shall be for the joint and several account of the Borrowers.

  Mandatory PrepaymentsMandatory Prepayments. In addition to the terms of Sections 3.1.4 and 3.1.5, on each date when any reduction of the Commitment Amount shall become effective, including pursuant to Section 2.2, the Borrowers shall make a mandatory prepayment of all Loans, and if required deliver cash collateral for Letter of Credit Outstandings, equal to the excess, if any, of the aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings over the Commitment Amount as so reduced.

  Net Disposition ProceedsNet Disposition Proceeds. The Borrowers shall apply Net Disposition Proceeds to a reduction in the then existing Commitment Amount and the prepayment of the outstanding principal amount of Loans within 360 days following the receipt thereof; provided, however, that if no Default has occurred and is continuing, any Borrower may at any time during such 360-day period apply such Net Disposition Proceeds to purchase a new Cable System; provided, further, however, that, to the extent that such Net Disposition Proceeds are not so applied before the expiration of such 360-day period or a Default shall occur and be continuing, the Commitment Amount shall be permanently reduced by the amount of Net Disposition Proceeds not so applied and the Borrowers shall, without any further action or notice, within three days of the expiration of such 360-day period or the occurrence of such Default, as the case may be, cause the remaining portion of such Net Disposition Proceeds to be applied to a prepayment of the Loans outstanding in excess of the Commitment Amount, as so reduced, as provided in this Agreement.

  Acceleration of Stated Maturity DateAcceleration of Stated Maturity Date. Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrowers shall repay all Loans to the full extent of such acceleration.

  Interest ProvisionsInterest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

  RatesRates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, each Borrower may elect that Loans comprising a Borrowing accrue interest at any of the following rates per annum:

  Alternate Base Rate. With respect to that portion of such Borrowing maintained as Base Rate Loans, such rate shall be equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin.

  CD Rate (Reserve Adjusted). With respect to that portion of such Borrowing maintained as CD Rate Loans, during each Interest Period applicable thereto such rate shall be equal to the sum of the CD Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

  LIBO Rate (Reserve Adjusted). With respect to the portion of such Borrowing maintained as LIBO Rate Loans, during each Interest Period applicable thereto such rate shall be equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

           The "CD Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a CD Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

                         CDR(RA)  =         CDR         +  AR
                                                 (1.00  -  CDRR)

                     where:

                         CDR(RA)  =  CD Rate (Reserve Adjusted)
                         CDR      =  CD Rate
                         CDRR     =  CD Reserve Requirement
                         AR       =  Assessment Rate

The CD Rate (Reserve Adjusted) for any Interest Period for CD Rate Loans will be determined by the Administrative Agent on the basis of the CD Reserve Requirement and Assessment Rate in effect on, and the applicable rates furnished to and received by the Administrative Agent from Scotiabank, on the first day of such Interest Period.

           "CD Rate" means, relative to any Interest Period for CD Rate Loans, the rate of interest determined by the Administrative Agent to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the prevailing rates per annum bid at 10:00 a.m., New York City time (or as soon thereafter as practicable), on the first day of such Interest Period by two or more certificate of deposit dealers of recognized standing located in New York for the purchase at face value from Scotiabank of its certificates of deposit in an amount approximately equal to the CD Rate Loan being made or maintained by Scotiabank to which such Interest Period applies and having a maturity approximately equal to such Interest Period.

           The "CD Reserve Requirement" means, relative to any Interest Period for CD Rate Loans, a percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements), specified under regulations issued from time to time by the F.R.S. Board and then applicable to the class of banks of which the Administrative Agent is a member, on deposits of the type used as a reference in determining the CD Rate and having a maturity approximately equal to such Interest Period.

           The "Assessment Rate" means, for any Interest Period for CD Rate Loans, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) estimated by the Administrative Agent to be the then highest current annual assessment payable by any Lender to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits at offices of such Lender in the United States.

           The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

              LIBO Rate           =              LIBO Rate
           (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage


           The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Administrative Agent from Scotiabank, two Business Days before the first day of such Interest Period.

           "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Scotiabank's LIBOR Office in the London interbank market as at or about 10:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of Scotiabank's LIBO Rate Loan and for a period approximately equal to such Interest Period.

           "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

           All Fixed Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Loan.

  Post-Maturity RatesPost-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of any Borrower shall have become due and payable, the Borrowers shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus an additional margin of 2%.

  Payment DatesPayment Dates. Interest accrued on each Loan shall be payable, without duplication:

  on the Stated Maturity Date therefor;

  on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

  with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

  with respect to CD Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period);

  with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, the last day of each three month period);

  with respect to any Base Rate Loans converted into Fixed Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

  immediately upon the acceleration of any Loan pursuant to Section 8.2 or
Section 8.3.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

  Change in Applicable MarginChange in Applicable Margin. The change in the Applicable Margin with respect to any Loan shall take effect on the earlier of
(i) two Business Days after the date of delivery of a Compliance Certificate pursuant to clause (d) of Section 7.1.1 or (ii) if a Compliance Certificate is not timely delivered pursuant to clause (d) of Section 7.1.1, the last date on which such Compliance Certificate should have been delivered; provided, that if financial statements and the related Compliance Certificate for any Fiscal Quarter required by clauses (a), (c) or (d) of Section 7.1.1 are not delivered to the Administrative Agent on or before the date when due and the Applicable Margin indicated by the Leverage Ratio for such Fiscal Quarter is increased for the subsequent period from that previously in effect, the Applicable Margin during the period from the date on which such financial statements and related Compliance Certificate are due until the date on which the same are received by the Administrative Agent shall be the Applicable Margin as so increased.

  FeesFees. The Borrowers agree to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

  Commitment   Fees.Commitment   Fees.  The  Borrowers   agree  to  pay  to  the
Administrative Agent, for the pro rata account of each Lender, ongoing commitment fees equal to 3/8 of 1% per annum of the average daily unused portion of the Commitment Amount (net of Letter of Credit Outstandings), such fees to accrue from the Effective Date until the Commitment Termination Date (including during any period thereof when any availability under the Commitment is suspended by reason of the Borrowers' inability to satisfy any condition of
Article V); provided, however, that through the earlier of (i) the date of the consummation of the Global Acquisition (or, in lieu of the Global Acquisition, the Alternative Acquisition) and (ii) the reduction of the Commitment Amount in accordance with clause (c) of Section 2.2.2, the commitment fee shall accrue on $84,000,000 of the total Commitment Amount at a rate equal to 3/16 of 1% per annum. Such commitment fee shall be paid in arrears on each Quarterly Payment Date and on the date of any reduction in the Commitment Amount (on the amount so reduced).

  Letter of Credit FeeLetter of Credit Fee. The Borrowers agree to pay to the Administrative Agent, for the pro rata account of the Issuer and each other Lender, a Letter of Credit fee in an amount equal to the then Applicable Margin for LIBO Rate Loans, multiplied by the average daily undrawn Stated Amount of all Letters of Credit outstanding during the applicable period, with such fees being payable quarterly in arrears on each Quarterly Payment Date. The Borrowers further agree to pay to the Issuer on the date of issuance of each Letter of Credit by the Issuer an issuance fee in an amount equal to the higher of (i) $100, and (ii) 1/4 of 1% of the Stated Amount thereof.

  Other FeesOther Fees. The Borrowers agree to pay to (a) Scotiabank for its own account the fees in the amounts and on the dates set forth in the Fee Letter and
(b) the other Lenders such other fees that are payable when and as due in accordance with such Borrower's written agreement (if any) with each such Lender.

  Guaranty ProvisionsGuaranty Provisions. Each Borrower acknowledges and agrees that all Obligations (including all Obligations outstanding on the Amendment Effective Date) of the Borrowers shall be joint and several Obligations of each individual Borrower, and in furtherance of such joint and several Obligations, each Borrower hereby irrevocably guarantees the payment of all Obligations as set forth in this Section.

  GuarantyGuaranty. Each Borrower hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each other Borrower and each other Obligor, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss. 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss. 502(b) and ss. 506(b)); and

  indemnifies and holds harmless each of the Lenders, the Issuer and the Managing Agents (the "Lender Parties") for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Lender Party in enforcing any rights under hereunder;

provided, however, that each Borrower shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering this Section or any other part of this Agreement, as it relates to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

This guaranty and the provisions of this Section constitutes a guaranty of payment when due and not of collection, and each Borrower specifically agrees that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against a Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of each other Borrower hereunder.

  Acceleration of GuarantyAcceleration of Guaranty. Each Borrower agrees that, in the event of a Default of the type set forth in Section 8.1.9 and if such event shall occur at a time when any of the Obligations of the Borrowers and each other Obligor may not then be due and payable, each Borrower will pay to the Administrator for the account of Lenders forthwith the full amount which would be payable hereunder by such Borrower if all such Obligations were then due and payable.

  Guaranty absolute, etcGuaranty absolute, etc. Section 3.4 shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of each Borrower and each other Obligor have been paid in full, all obligations of each Borrower hereunder shall have been paid in full, all Letters of Credit have expired or been terminated and all Commitments shall have terminated. Each Borrower guarantees that the Obligations of each other Borrower and each other Obligor will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party with respect thereto. The liability of each Borrower under Section 3.4 shall be absolute, unconditional and irrevocable irrespective of:

  any lack of validity, legality or enforceability of this Agreement, any Note or any other Loan Document;

  the failure of any Lender Party

  to assert any claim or demand or to enforce any right or remedy against any other Borrower, any other Obligor or any other Person (including any other guarantor) under Section 3.4 of this Agreement, any other Loan Document or otherwise, or to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of any other Borrower or any other Obligor;

  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any other Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of any other Borrower or any other Obligor;

  any reduction, limitation, impairment or termination of the Obligations of any other Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of any other Borrower, any other Obligor or otherwise;

  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of this Agreement, any Note or any other Loan Document;

  any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of any other Borrower or any other Obligor; or

  any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Borrower, any other Obligor, any surety or any guarantor.

  Reinstatement, etcReinstatement, etc. Each Borrower agrees that Section 3.4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of any other Borrower, any other Obligor or otherwise, all as though such payment had not been made.

  Waiver, etcWaiver, etc. Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of any other Borrower or any other Obligor and Section 3.4 and any requirement that any Lender Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any other Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of any other Borrower or any other Obligor, as the case may be.

  Postponement of Subrogation, etcPostponement of Subrogation, etc. No Borrower will exercise any rights which it may acquire by way of rights of subrogation under Section 3.4, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of each Borrower and each other Obligor. Any amount paid to any Borrower on account of any such subrogation rights prior to the payment in full of all Obligations of the Borrowers and each other Obligor shall be held in trust for the benefit of the Lender Parties and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of the Borrowers and each other Obligor, whether matured or unmatured, in accordance with the terms hereof; provided, however, that if any Borrower has made payment to the Lender Parties of all or any part of the Obligations of the Borrowers or any other Obligor;
and

  all Obligations of the Borrowers and each other Obligor have been paid in full, all Letters of Credit have expired or been terminated and all Commitments have been permanently terminated,

each Lender Party agrees that, at any Borrower's request, the Administrative Agent, on behalf of the Lenders, will execute and deliver to such Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Borrower of an interest in the Obligations resulting from such payment by such Borrower. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, each Borrower shall refrain from taking any action or commencing any proceeding against any other Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under the provisions of Section 3.4 to any Lender Party.

  Guaranty ProvisionsGuaranty Provisions. Each Borrower acknowledges and agrees that all Obligations of the Borrowers shall be joint and several Obligations of each individual Borrower, and in furtherance of such joint and several Obligations, each Borrower hereby irrevocably guarantees the payment of all Obligations as set forth in this Section; provided, that notwithstanding the foregoing or anything contained in this Agreement to the contrary, Global shall not be (nor deemed to be) a guarantor or subject to any of the terms of Section
3.5 unless and until the Global Acquisition has occurred and it has borrowed the initial Acquisition Loans hereunder.


           CERTAIN CD RATE, LIBO RATE AND OTHER PROVISIONS

  Fixed Rate Lending UnlawfulFixed Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Fixed Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all Fixed Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

  Deposits UnavailableDeposits Unavailable. If the Administrative Agent shall have determined that

  Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to any of the Lenders in its relevant market; or

  by reason of circumstances affecting Scotiabank's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Fixed Rate Loans of such type,

then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.4 and Section 2.5 to make or continue any Loans as, or to convert any Loans into, Fixed Rate Loans of such type shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

  Increased Fixed Rate Loan Costs, etc.Increased Fixed Rate Loan Costs, etc. The Borrowers agree to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Fixed Rate Loans. Such Lender shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

  Funding LossesFunding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan) as a result of any conversion or repayment or prepayment of the principal amount of any Fixed Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

  any Loans not being made as Fixed Rate Loans in accordance with the Borrowing Request therefor; or

  any Loans not being continued as, or converted into, Fixed Rate Loans in accordance with the Continuation/Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers shall, within five days of their receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

  Increased Capital CostsIncreased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made, or the Letters of Credit issued or participated in, by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrowers, the Borrowers shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

  TaxesTaxes. All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will pay directly to the relevant authority the full amount required to be so withheld or deducted;

  promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

  pay to the Administrative Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender may pay such Taxes and the Borrowers will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

           If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

           Upon the request of any Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the date of the initial Credit Extension, execute and deliver to such Borrower and the Administrative Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as any Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

  Payments, Computations, etc.Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrowers pursuant to this Agreement, the Notes, each Letter of Credit or any other Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be the joint and several obligations of each Borrower, regardless of which Borrower originally requested that the applicable Credit Extension be made, and all such payments shall be made, without setoff, deduction or counterclaim, not later than 12:00 noon, New York City time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Administrative Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of (i) the calculation of the commitment fees payable pursuant to Section 3.3.1 and (ii) interest on a Base Rate Loan, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

  Sharing of PaymentsSharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 and 4.6) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of the amount of such selling Lender's required repayment to the purchasing
Lender

to

  the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

  SetoffSetoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (e) of Section 8.1.9 or upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due) any and all balances, credits, deposits, accounts or moneys of each Borrower then or thereafter maintained with such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees to notify promptly the applicable Borrower and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.


           CONDITIONS TO CREDIT EXTENSIONS

  Initial Credit ExtensionInitial Credit Extension. The obligations of the Lenders and the Issuer to fund any Credit Extension on or subsequent to the Amendment Effective Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

  Corporate and Partnership Documents, etc.Corporate and Partnership Documents, etc. The Administrative Agent shall have received, with counterparts for each Lender,

  the Closing Date Certificate, dated the date of the Amendment Effective Date, executed and delivered by an Authorized Officer of TALP, certifying, among other things,

                               (i)  that attached thereto is a true and complete
 copy of such Person's Organic Documents, certified by the Secretary of State of the State of Delaware and dated a date reasonably near the Amendment Effective Date, and that there have been no amendments since the date of certification;

                               (ii)  that attached thereto is a true and
complete copy of the TALP Partnership Agreement, as in effect on the date of such certificate;

                               (iii)  that attached thereto is a true and
complete copy of all partnership action by or on behalf of TALP authorizing the execution, delivery and performance of this Agreement, the Notes, each other Loan Document to which TALP is a party, and that such authorization has not been modified, rescinded or amended and is in full force and effect;

                               (iv)  that attached thereto is a true and
complete copy of its (A) Management Agreement and
(B) Franchise Agreements, in each case as in effect on the Amendment Effective Date, together with all amendments, waivers and other modifications made thereto and a part thereof and that each such Management Agreement and Franchise Agreement is in full force and effect;

                               (v)  as to the name, incumbency and specimen
signature of each Authorized Officer of TALP authorized to execute this Agreement, the Notes, each other Loan Document to be executed by it (and the Administrative Agent and each Lender may conclusively rely on such certificate until it shall have received a further certificate cancelling or amending such prior certificate); and

  a certificate, dated the date of the initial Credit Extension, of an Authorized Officer of each other Obligor (not an individual), including HVA, certifying

                               (i)  that attached thereto is a true and complete
 copy of its certificate of limited or general partnership or incorporation, as applicable, certified by the Secretary of the jurisdiction under which such Obligor is organized or incorporated and dated a date reasonably near the Amendment Effective Date, and that there have been no amendments since the date of certification;

                               (ii)  that attached thereto is a true and
complete copy of the other Organic Documents of such Obligor, as in effect on the date of such certificate;

                               (iii)  that attached thereto is a true and
complete copy of all partnership or corporate action by or on behalf of such Obligor authorizing the execution, delivery and performance of each Loan Document to which such Obligor is a party and that such authorization has not been modified, rescinded or amended and is in full force and effect;

                               (iv)  that attached thereto is a true and
complete copy of its Franchise Agreements as in effect on the Amendment Effective Date, together with all amendments, waivers and other modifications made thereto and a part thereof and that each such Franchise Agreement is in full force and effect; and

                               (v)  as to the name, incumbency and specimen
signature of each Authorized Officer of such Obligor authorized to execute this Agreement and each Loan Document to be executed by it (and the Administrative Agent and each Lender may conclusively rely on such certificate until it shall have received a further certificate cancelling or amending such prior certificate);

provided, however, that the documents, certificates and other attachments described in clause (b)(i), (b)(ii) and (b)(iv) shall not be required from HVA or any of its Subsidiaries or CTCC if there has been no change in such documents, certificates or attachments from those delivered by such Persons pursuant to the terms of the Existing Credit Agreement.

  Delivery of NotesDelivery of Notes. The Administrative Agent shall have received, for the account of each Lender, its Notes duly executed and delivered by HVA, Global and TALP.

  Payment of Outstanding Indebtedness, etc.Payment of Outstanding Indebtedness, etc. All Indebtedness (if any) identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest and fees, and all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full; and all Liens securing payment of any such Indebtedness shall have been released and the Administrative Agent shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

  Due DiligenceDue Diligence. The Administrative Agent shall have completed and be satisfied in all respects with their review of (i) the assets, operations and prospects of TALP and its Subsidiaries, and (ii) the unaudited financial statements of TALP for the Fiscal Quarter ended September 30, 1995.

  Guaranty.Guaranty. The Administrative Agent shall have received duly executed counterparts for each Lender of the first amendment to the Subsidiary Guaranty in form and substance satisfactory to the Administrative Agent, dated as of the date hereof and duly executed and delivered by an Authorized Officer of each Subsidiary of HVA and CTCC.

  Obligor Pledge Agreement and HVA Pledge Agreement AmendmentsObligor Pledge Agreement and HVA Pledge Agreement Amendments. The Administrative Agent shall have received counterparts for each Lender of the first amendment to (a) the HVA Pledge Agreement and (b) the Obligor Pledge Agreement, in each case in form and substance satisfactory to the Administrative Agent, dated as of the date hereof and duly executed and delivered by each Person that executed and delivered the Obligor Pledge Agreement on the Effective Date.

  Security AgreementsSecurity Agreements. The Administrative Agent shall have received counterparts for each Lender of (i) the TALP Partners Security Agreement, dated as of the date hereof, duly executed and delivered by an Authorized Officer of Olympus and DCP and any other Person that owns a general or limited partnership interest in TALP, (ii) the first amendment to the HVA Partners Security Agreement in form and substance satisfactory to the
Administrative Agent, dated as of the date hereof and duly executed and delivered by each Person that executed and delivered the HVA Partners Security Agreement on the Effective Date, and (iii) the first amendment to the Partnership Security Agreement in form and substance satisfactory to the Administrative Agent, dated as of the date hereof and duly executed and delivered by each Person that executed and delivered the Partnership Security Agreement on the Effective Date, together (in the case of the TALP Partners Security Agreement) with duly executed Uniform Commercial Code financing statements (Form UCC-1 or Form UCC-3, as the case may be) naming each partner of TALP as the debtors and the Administrative Agent as the secured party, to be filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the TALP Partners Security Agreement;

  executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the TALP Partners Security Agreement previously granted by any Person, and securing any of the Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule,

           together  with  such  other  Uniform   Commercial   Code  Form  UCC-3
termination statements as the Administrative Agent may reasonably request from such Obligors; and

  certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Amendment Effective Date, listing all effective financing statements which name each of the aforementioned Persons party to the TALP Partners Security Agreement (under their present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which shall cover any collateral described in the TALP Partners Security Agreements).

  Subordination AgreementsSubordination Agreements. The Administrative Agent shall have received, with counterparts for each Lender, the Manager Subordination Agreement in the form of Exhibit G-2 hereto with such changes as are satisfactory to the Administrative Agent, dated as of the date hereof, duly executed and delivered by TALP and Olympus.

  InsuranceInsurance. The Administrative Agent shall have received evidence that all insurance policies, coverages and riders required pursuant to Section 7.1.4 are in effect for the TALP Group.

  Closing Fees, Expenses, etc.Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable under this Agreement. In addition, each other Lender shall have received payment of any other fees, costs and expenses then due and payable by the Borrowers to each such Lender.

  ApprovalsApprovals.  The  Administrative  Agent shall have  received  evidence satisfactory to it that the TALP Group possesses all governmental authorizations, consents and approvals (if any) necessary for the execution, delivery and performance of this Agreement and each other Loan Document to be executed by any member of the TALP Group, and for the continued operation of their respective businesses.

  Management AgreementsManagement Agreements. The Administrative Agent shall have received, with copies for each Lender, the Management Agreements to which any member of the TALP Group is a party, each as in effect on the Amendment Effective Date, together with all amendments, waivers and other modifications made thereto and a part thereof, certified in the Closing Date Certificate as being true and correct and in full force and effect and such Management Agreements shall be in form and substance (including terms regarding the subordination to the Obligations of all Management Fees payable thereunder) satisfactory to the Administrative Agent.

  Opinions of CounselOpinions of Counsel. The Administrative Agent shall have received opinions, dated the Amendment Effective Date and addressed to the Administrative Agent and all Lenders, from

  Colin Higgin, Deputy General Counsel to the Borrowers and each other Obligor, in form and substance satisfactory to the Administrative Agent;

  Fleischman & Walsh, FCC counsel to the Borrowers, in form and substance satisfactory to the Administrative Agent; and

  Buchanan Ingersoll, a Professional Corporation, special Pennsylvania and New York counsel to the Borrowers and each other Obligor, in form and substance satisfactory to the Administrative Agent.

  Delivery of Franchise Agreements and FCC LicensesDelivery of Franchise Agreements and FCC Licenses. The Administrative Agent shall have received copies of all FCC Licenses, material permits and other rights, including, without limitation, all Franchises, owned, possessed or used by each member of the TALP Group which are necessary to own and operate their respective properties and Cable Systems and to carry on their respective businesses as conducted on the Amendment Effective Date, and the Administrative Agent shall be satisfied that all such instruments are in the name of such member of the TALP Group.

  Solvency, etc.Solvency, etc. The Administrative Agent shall have received, with counterparts for each Lender, a certificate duly executed and delivered by the chief accounting, financial or other executive Authorized Officer of HVA and of TALP, dated the Amendment Effective Date, with the form, scope and substance of such certificates being satisfactory to the Administrative Agent.

  Affirmation and ConsentAffirmation and Consent. The Administrative Agent shall have received, with counterparts for each Lender, an Affirmation and Consent in form and substance satisfactory to the Administrative Agent from each Obligor (other than HVA) that existed on the Effective Date.

  Additional Conditions Precedent to the Making of Acquisition LoansAdditional Conditions Precedent to the Making of Acquisition Loans. In addition to the conditions set forth above in Section 5.1, the obligations of the Lenders to extend Loans which have the effect of causing the outstanding principal amount of Loans and Letter of Credit Outstandings to exceed $116,000,000 for the first time since the Effective Date shall be further subject to the prior or concurrent satisfaction of each of the conditions set forth in this Section 5.2.

  Alternative AcquisitionAlternative Acquisition. The obligations of the Lenders to extend Acquisition Loans in connection with the consummation of the Alternative Acquisition shall be subject to the following conditions:

  the Borrowers shall have received the prior written consent of the Required Lenders (not to be unreasonably withheld);

          the Global Letter of Credit shall have expired or been terminated; and

  the Borrowers shall have delivered such information, documents and certificates as the Required Lenders may request, including a certificate in form and substance satisfactory to the Administrative Agent demonstrating compliance with all financial covenants on a pro forma historical basis on the date the Alternative Acquisition is to be consummated and giving effect to the Alternative Acquisition and the Acquisition Loans to be made in connection therewith.

  Global AcquisitionGlobal Acquisition. The obligations of the Lenders to extend Acquisition Loans to Global in connection with the Global Acquisition (it being agreed that only Global shall be permitted to borrow such Acquisition Loans in connection with the Global Acquisition) shall be subject to the following conditions:

  HVA or Global shall have delivered a certificate in form and substance satisfactory to the Administrative Agent from an authorized officer of Global demonstrating compliance with all financial covenants on a pro forma historical basis on the date the Global Acquisition is to be consummated and after giving effect to the consummation of the Global Acquisition, and the Loans to be made in connection therewith; provided, that for purposes of calculating such pro forma historical financial covenants as of the first day of the period during which the Acquisition Loans are to be made, Adjusted Global EBITDA shall be utilized;

  since September 30, 1995, (i) no material adverse change shall have occurred with respect to the cable television systems acquired in the Global Acquisition or their financial condition or operations, taken as a whole, other than any change arising out of events or conditions that affect the cable television industry generally, and (ii) there shall be no material damage, destruction, loss or other casualty to the Assets to be Acquired, taken as a whole, that has not been repaired or replaced;

  the Global Acquisition shall have been consummated on the terms set forth in the Purchase Agreement (with such changes thereto as the Administrative Agent may agree to), with the purchase price payable not to exceed $84,000,000;

           all of the issued limited and general partnership interests in Global shall be pledged to the Administrative Agent by each of the owners thereof; and

  Global shall have been consolidated with and into HVA (with HVA being the surviving partnership of such merger or consolidation) contemporaneously with the consummation of the Global Acquisition, or evidence satisfactory to the Managing Agents shall have been delivered by HVA that (i) at least 99% of all of the issued and outstanding equity of Global is owned by HVA or an Affiliate of HVA or (ii) all rights and obligations under the Purchase Agreement have been assigned by Global to HVA or a Restricted Subsidiary of HVA that has delivered a Subsidiary Guaranty, and that HVA or such Restricted Subsidiary will be the purchaser of the Assets to be Acquired, in each case on terms satisfactory to the Managing Agents.

  Credit Extensions to GlobalCredit Extensions to Global. In addition to the other provisions set forth in this Agreement, the obligation of each Lender to fund any initial Loan to Global or of the Issuer to issue an initial Letter of Credit for the account of Global shall be subject to the prior or contemporaneous satisfaction by (or on behalf of Global) with the satisfaction of the conditions precedent set forth in clause (a) of Section 5.1.1, Sections 5.1.2, 5.1.3, and 5.1.6 through 5.1.14 (inclusive), substituting for TALP (or the TALP Group) "Global", in addition to a solvency certificate in the form delivered pursuant to Section 5.1.15 from each Borrower.

  All Credit ExtensionsAll Credit Extensions. The obligation of each Lender to fund any Loan on the occasion of any Credit Extension or the Issuer to issue a Letter of Credit shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.4.

  Compliance with Warranties, No Default, etc.Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extensions (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct the representations and warranties of each Obligor set forth in Article VI (excluding, however, those contained in Section 6.7) and in each other Loan Document shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

  except as disclosed by any Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7,

  no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of any Borrower, threatened against the Borrowers or any of their Subsidiaries which could reasonably be expected to have a material adverse effect on such Borrower's consolidated business, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document; and

  no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to
Section 6.7 which could reasonably be expected to have a material adverse effect on the consolidated businesses, operations, assets, revenues, properties or prospects of any Borrower and its Subsidiaries; and

  no Default (including under clause (a) of Section 7.2.4) shall have then occurred and be continuing, and no Borrower nor any of their Subsidiaries or any other Obligor shall be in violation of any law or governmental regulation or court order or decree which could reasonably be expected to have a material adverse effect on the assets, financial condition, revenues, operations, properties or prospects of such Borrower or any of its Subsidiaries or any other Obligor.

  Credit Extension  RequestCredit  Extension Request.  The Administrative  Agent
shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by a Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrowers that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in
Section 5.4.1 are true and correct.

  Satisfactory Legal FormSatisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrowers or any of its Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Administrative Agent and its counsel; the Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as each such Person may reasonably request.


           REPRESENTATIONS AND WARRANTIES

           In order to induce the Lenders, the Issuer and the Administrative Agent to enter into this Agreement and to make Credit Extensions hereunder, the Borrowers represent and warrant to the Administrative Agent, the Issuer and each Lender as set forth in this Article VI.

  Organization, etc.Organization, etc. (a) HVA is a limited partnership and is validly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania and each of its Subsidiaries is a corporation or partnership validly organized and existing and in good standing under the laws of the State of its incorporation or formation, as the case may be, and each of HVA and each of its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification. Each of TALP and Global is a limited partnership and is validly organized and existing and in good standing under the laws of the State of Delaware and each of its Subsidiaries is a corporation or partnership validly organized and existing and in good standing under the laws of the State of its incorporation or formation, as the case may be, and each of TALP and its Subsidiaries and Global and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification. No filing, recording, publishing or other act is necessary or appropriate in connection with the existence or the business of the Borrowers or any of their Subsidiaries.

  Each other Obligor (that is not an individual) is a corporation or partnership validly organized and existing and in good standing under the laws of the State of its incorporation or formation, as the case may be, and is duly qualified to do business and is in good standing in each jurisdiction where the nature of their respective businesses requires such qualification. No filing, recording, publishing or other act is necessary or appropriate in connection with the existence or the business of such Obligor.

  Each Borrower and their Restricted Subsidiaries each have full power and authority and hold all requisite governmental licenses, permits and other approvals (i) to enter into and perform their Obligations under this Agreement, the Notes and each other Loan Document to which it is a party, and (ii) to own and hold under lease their respective properties and to conduct business substantially as currently conducted.

  Each other Obligor has the full power, authority and legal capacity, as the case may be, to execute and deliver, as applicable, each Loan Document to which it is a party and to perform its obligations thereunder and, if applicable, holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under such Loan Documents and to own and hold under lease its properties and to conduct business substantially as currently conducted.

  Each Manager has the full corporate power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under the Manager Subordination Agreement and each Manager has full power and authority and holds all requisite governmental licenses, permits and other approvals to own and hold under lease its property and to conduct business substantially as currently conducted.

  The Partners are the only partners of the Borrowers.

  Due Authorization, Non-Contravention, etc.Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, are within such Borrower's and each such Obligor's powers, corporate, partnership or otherwise, and, if applicable, have been duly authorized by all necessary corporate or partnership action, as the case may be, and do not contravene such Borrower's or any such Obligor's Organic Documents;

  contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Borrower or any such Obligor; or

  result in, or require the creation or imposition of, any Lien on any of any Obligor's properties other than those contemplated by the Loan Documents.

  Government Approval, Regulation, etc.Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party. No Borrower nor any of their Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

  Validity, etc.Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by each Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms. Each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms. The Franchise Agreements constitute the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

- --------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
  Financial InformationFinancial Information.  The

  consolidated balance sheet of HVA and its Subsidiaries (other than CTCC), combined with CTCC as at September 30, 1995, and the related consolidated statements of earnings and cash flow of HVA and its Subsidiaries (other than CTCC), combined with CTCC;

  audited  combined  balance sheet of HVA and its  Subsidiaries and CTCC and the
related  combined   statements  of  earnings  and  cash  flow  of  HVA  and  its
Subsidiaries and CTCC for the year ended December 31, 1994;

  consolidated balance sheet of TALP and its Subsidiaries as at September 30, 1995, and the related consolidated statements of earnings and cash flow of TALP and its Subsidiaries; and

  audited consolidated balance sheet of CTVF and the related consolidated statements of earnings and cash flow of CTVF for the year ended December 31, 1994, and the consolidated balance sheet of CTVF as at September 30, 1995 and the related consolidated statements of earnings and cash flow of CTVF and its Subsidiaries;

copies of which in each case have been furnished to the Administrative Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the combined financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended.

  No Material Adverse ChangeNo Material Adverse Change. Since December 31, 1994 (in the case of HVA) and September 30, 1995 (in the case of TALP and Global), there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of (i) HVA or HVA and its Subsidiaries, taken as a whole, or (ii) TALP or TALP and its Subsidiaries, taken as a whole or (iii) Global or Global and its Subsidiaries, taken as a whole.

  Litigation, Labor Controversies, etc.Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrowers or any General Partner, threatened litigation, action, proceeding, or labor controversy affecting any Borrower or any of their Subsidiaries or CTCC, or any of their respective properties, businesses, assets or revenues, which may materially adversely

- --------------------------------------------------------------------------------
     affect the financial condition, operations, assets, business, properties or prospects of HVA and its Subsidiaries, taken as a whole or TALP and its Subsidiaries, taken as a whole or Global and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes, any other Loan Document, the Management Agreements, the Organic Documents of any Obligor or any Franchise Agreement to which an Obligor is a party, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.
- --------------------------------------------------------------------------------

  SubsidiariesSubsidiaries. The Borrowers have no Subsidiaries, except those Subsidiaries which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule; or

  which are permitted to have been acquired in accordance with Section 7.2.5 or created in accordance with Section 7.2.7.

  Ownership of PropertiesOwnership of Properties. The Borrowers and their Subsidiaries own good and marketable title to all of their respective properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3.

  TaxesTaxes. The Borrowers and each of their Subsidiaries have filed all tax returns and reports required by law to have been filed by each of them and have paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on their respective books.

  Pension and Welfare PlansPension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, no Borrower nor any member of the Controlled Group of any Borrower has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

  Environmental WarrantiesEnvironmental Warranties. The Borrowers and their Subsidiaries are in material compliance with all Environmental Laws applicable to the operation of their respective businesses in all jurisdictions in which they are presently doing business, such that they will not incur or be subject to any liability or penalty thereunder. No Borrower nor any of their Subsidiaries manages any Hazardous Materials in violation of any Environmental Law, and there are no known conditions or previously owned or leased properties or operations of any Borrower or any of their Subsidiaries or tenants of any Borrower or such Subsidiary which may give rise to any liabilities and costs under any Environmental Law.

  Regulations G, U and XRegulations G, U and X. No Borrower nor any of their Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities and Exchange Act of 1934 or any "margin stock". Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

  The FranchisesThe Franchises. Each Franchise of each Borrower and each of their Restricted Subsidiaries is in full force and effect pursuant to each agreement set forth in Item 6.1.4 ("Franchises") of the Disclosure Schedule, was lawfully issued pursuant to the rules and regulations of each jurisdiction set forth in Item 6.14 ("Franchises") of the Disclosure Schedule and authorizes such Borrower and each such Restricted Subsidiary to operate such Franchise until the dates set forth in Item 6.14 ("Franchises") of the Disclosure Schedule, and no other or further approval, filing or other action of any Official Body is or will be necessary or advisable in order to permit any Borrower's or any of its Restricted Subsidiaries' operation of its Cable Systems in accordance with the terms thereof. Item 6.14 ("Franchises") of the Disclosure Schedule correctly identifies each franchisee. Each Borrower and its Restricted Subsidiaries are in compliance with all material terms and conditions of each of their respective Franchises and FCC Licenses and no event has occurred or exists which permits or, after the giving of notice or the lapse of time or both, would permit the revocation or termination of any such Franchise or FCC License. No Unrestricted Subsidiary owns or has rights to any FCC License or Franchise necessary for the ongoing operations of the Borrowers and their Restricted Subsidiaries or their respective Cable Systems.

  Patents, Copyrights, FCC Licenses, etc.Patents, Copyrights, FCC Licenses, etc. Each Borrower and each of their Restricted Subsidiaries owns, possesses and has the right to use all licenses, permits and other rights, including all material agreements with public utilities and microwave transmission companies, pole use access or rental agreements and all other utility easements, necessary to own and operate its properties and its Cable Systems and to carry on its business as presently conducted or as presently planned to be conducted. Each of the foregoing is in full force and effect and each Borrower and each of their Restricted Subsidiaries is in compliance in all material respects with all the terms and conditions of each thereof, with no known conflict with the rights of others. Item 6.15 ("Patents, Copyrights, FCC Licenses, etc.") of the Disclosure Schedule hereto correctly identifies each such license, permit or other right relating to the Cable Systems of each Borrower and each of their Restricted Subsidiaries and all patents, copyrights, trademarks, service marks or trade names owned or used by such Borrower and each of its Restricted Subsidiaries.

  Partnership   Agreements;    Management   AgreementsPartnership    Agreements;
Management Agreements. Each partnership agreement of each Obligor that is a partnership and each Management Agreement is in full force and effect and no default or event which, with the passage of time or notice or both, would constitute a default, has occurred and is continuing under any such Management Agreement or partnership agreement.

  SubordinationSubordination. The payment or repayment of the Subordinated Debt and all interest, fees and other obligations with respect thereto is subject to the terms and conditions of the Subordination Agreements, which are in full force and effect. The Subordinated Debt and all interest, fees and other obligations with respect thereto constitute "Subordinated Debt" under the Subordination Agreements.

  Accuracy of InformationAccuracy of Information. All factual information furnished by or on behalf of any Borrower or any of their Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with the Existing Credit Agreement or this Agreement, any other Loan Document or any transaction contemplated hereby or thereby (true and complete copies of which were furnished to the Administrative Agent and each Lender in connection with its execution and delivery hereof) is, and all other such factual information hereafter furnished by or on behalf of any Borrower or any of their Subsidiaries to the Administrative Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Administrative Agent and such Lender (unless such information relates to an earlier date, in which case such information shall be true and accurate in every respect as of such earlier date), and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

  Compliance with Leverage RatioCompliance with Leverage Ratio. Both before and after giving effect to the making of any Credit Extension requested by any Borrower, the Leverage Ratio on such date is not greater than the Leverage Ratio applicable pursuant to clause (a) of Section 7.2.4 to the most recently ended Fiscal Quarter for which the financial statements and Compliance Certificate required by clauses (a), (c) and (d) of Section 7.1.1 have been delivered.

  SolvencySolvency. Both before and immediately after giving effect to any Credit Extension requested hereunder:

  the fair value of the assets of each Borrower and its Subsidiaries on a consolidated basis will exceed the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Borrower and its Subsidiaries on a consolidated basis, on a going-concern basis;

  the present fair salable value (as defined below) of the assets of each Borrower and its Subsidiaries on a consolidated basis will exceed the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Borrower and its Subsidiaries on a consolidated basis as they become absolute and matured;

  each Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts, including contingent liabilities, as they mature and become due;

  each Borrower and its Subsidiaries on a consolidated basis are not, and will not be, engaged in a business for which their consolidated capital is, or would be, unreasonably small for such Borrower's consolidated business; and

  each Borrower and its Subsidiaries on a consolidated basis have not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under this Agreement or any other Loan Document, nor have they made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Borrower or any of its Subsidiaries.

For purposes of this Section, the "fair salable value" of a Borrower's and its Subsidiaries' assets means the amount which may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, based upon the amount which could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.

  Compliance with LawsCompliance with Laws. Each Borrower and its Restricted Subsidiaries and the Cable Systems owned or to be owned by them are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations.


           COVENANTS

  Affirmative CovenantsAffirmative Covenants. Each Borrower agrees with the Administrative Agent, the Issuer and each Lender that, until all Commitments have terminated and all monetary Obligations have been paid in full, such Borrower will perform the obligations set forth in this Section 7.1.

  Financial Information, Reports, Notices, etc.Financial Information, Reports, Notices, etc. The Borrowers will furnish, or will cause to be furnished, to each Lender, the Issuer and the Administrative Agent copies of the following financial statements, reports, notices and information:

  as soon as available and in any event within 90 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrowers, (i) a consolidated and combined balance sheet of the Borrowers and their Restricted Subsidiaries and a consolidating (and combined with CTCC, in the case of HVA) balance sheet of each Borrower and its Restricted Subsidiaries, as of the end of such Fiscal Quarter, and (ii) a consolidated and combined statement of earnings and cash flow of the Borrowers and their Restricted Subsidiaries and a consolidating (and combined with CTCC, in the case of HVA) statement of earnings and cash flow of each Borrower and its Restricted Subsidiaries, for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, in each case certified by the chief financial Authorized Officer of each Borrower;

  as soon as available and in any event within 30 days after the end of each Fiscal Quarter, a subscriber's report of such Borrower as of the end of such Fiscal Quarter setting forth (i) the number of Basic Subscribers of such
Borrower and its Restricted Subsidiaries, (ii) the number of Premium Subscriptions of such Borrower and its Restricted Subsidiaries and (iii) the number of "homes passed" (as such term is commonly understood in the cable television industry) of such Borrower and its Restricted Subsidiaries;

  as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrowers, a copy of the annual audit report for such Fiscal Year for the Borrowers and their Restricted Subsidiaries and for each Borrower and its Restricted Subsidiaries, including therein a consolidated and combined balance sheet of the Borrowers and their Restricted Subsidiaries (and a consolidating (and combined with CTCC, in the case of HVA) balance sheet of each Borrower and its Restricted Subsidiaries) as of the end of such Fiscal Year and a consolidated and combined statement of earnings and cash flow of the Borrowers and their Restricted Subsidiaries (and a consolidating (and combined with CTCC, in the case of HVA) statement of earnings and cash flow of each Borrower and its Restricted Subsidiaries) for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Administrative Agent and the Required Lenders by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the Administrative Agent, together with a certificate from such accountants certifying that (i) in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and (ii) such accountants have authorized such Borrower to deliver such financial statements and opinion thereon to the Administrative Agent, the Issuer and the Lenders pursuant to this Agreement;

  as soon as available and in any event within 90 days after the end of each of the first three Fiscal Quarters of each Fiscal Year and within 120 days after the end of the last Fiscal Quarter of each Fiscal Year, a Compliance
Certificate, executed by each chief financial Authorized Officer of the Borrowers, (i) showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4 and (ii) giving notice of (A) the incurrence of Indebtedness of the types described in clauses (d), (e) and (g) of Section 7.2.2, (B) any Investments made, as permitted pursuant to clauses (d) through (f) of Section 7.2.5, (C) any payment of dividends or distributions, as permitted pursuant to Section 7.2.6, (D) the occurrence of any liquidations, dissolutions or mergers, as permitted pursuant to Section 7.2.7, (E) the occurrence of any Permitted Business Acquisition or Permitted Disposition, (F) notice of any (i) voluntary liquidation or dissolution by any Subsidiary of Borrowers' into a Borrower or another Subsidiary of the Borrowers, (ii) merger by any Subsidiary of a Borrower with and into such Borrower or another Subsidiary of such Borrower, or (iii) the purchase by a Borrower or any of its Subsidiaries of any partnership interests or capital stock of such Borrower or any other Subsidiary of such Borrower, during the preceding Fiscal Quarter, (G) any capital contribution made by Adelphia or any Affiliate of Adelphia to such Borrower, (H) the sale or distribution of any limited partnership interest in such Borrower and (I) the occurrence of any Default or Event of Default;

  as soon as possible and in any event within five days after becoming aware of the occurrence of any Default, a statement of the chief financial Authorized Officer of any Borrower setting forth details of such Default and the action which the Borrowers have taken and propose to take with respect thereto;

  as soon as possible and in any event within three days after (x) the occurrence of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

  promptly after the sending or filing thereof, copies of all reports and registration statements which any Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

  promptly and in any event within 10 Business Days following a filing of such reports with the Securities and Exchange Commission, copies of each of Adelphia's annual reports on Form 10-K, quarterly reports on Form 10-Q and all other material filings made by Adelphia with the Securities and Exchange Commission;

  immediately upon becoming aware of the institution of any steps by any Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of any Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

  promptly after the occurrence of (i) any lapse or other termination of any FCC License, permit, Franchise or other authorization issued to any Borrower or any of their Restricted Subsidiaries by any Official Body or (ii) any refusal by any Official Body to renew or extend any such FCC License, permit, Franchise or other authorization, notice thereof;

  promptly upon their becoming available to any Borrower, copies of (i) any periodic or special report filed by such Borrower or any of its Restricted Subsidiaries with the FCC or any governmental authority succeeding to any of its functions or with any state or local authority regulating any of their respective Cable Systems if (A) such report indicates any material changes in the business, operations, assets, properties or financial condition of such Borrower and its Subsidiaries, taken as a whole, or (B) a copy thereof is requested by any Lender and (ii) any notice or other communication from the FCC or from any state or local authority regulating cable systems which specifically relates to the operation of any Cable System of any Borrower or any of its Restricted Subsidiaries, or which relates to matters which, in each case, if unremedied, could reasonably be expected to have a material adverse effect on the business, operations, assets, properties or financial condition of such Borrower and its Subsidiaries, taken as a whole; and

  such other information respecting the condition or operations, financial or otherwise, of any Partner, the Borrowers or any of their Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

  Compliance with Laws, etc.Compliance with Laws, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

  the maintenance and preservation of its partnership, corporate or other organizational existence, as the case may be, and qualification as a foreign partnership or corporation, as the case may be;

  the maintenance in full force and effect of all material authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations and declarations and other filings with, each Official Body necessary or advisable in connection with the execution and delivery of the Existing Credit Agreement, this Agreement, the Notes, each other Loan Document and the ownership and operation of each of its Cable Systems; and

  the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

  Maintenance of PropertiesMaintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

  InsuranceInsurance. Each Borrower will, and will cause each of its Subsidiaries to, maintain insurance (including business interruption insurance) with insurers having an A.M. Best policyholders rating of not less than A, or such other insurers as the Administrative Agent may approve in writing, with respect to their respective properties and business against such casualties and contingencies and of such types and in such amounts as is customarily maintained by partnerships or companies, as the case may be, engaged in similar businesses and will furnish to each Lender within 10 Business Days of the end of each Fiscal Year a certificate of insurance with respect to all insurance maintained by or on behalf of such Borrower or any of its Subsidiaries in accordance with this Section.

  Books and RecordsBooks and Records. Each Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Administrative Agent and each Lender or any of their respective representatives to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each Borrower hereby authorizes such independent public accountant to discuss such Borrower's financial matters with each Lender or its representatives whether or not any representative of such Borrower is present) and to examine (and, at the expense of such Borrower, photocopy extracts from) any of its books or other corporate or partnership records; provided, however, that each Borrower and its representatives shall be given reasonable prior notice of, and an opportunity to attend any meeting between such independent public accountant, the Administrative Agent, such Lender or any of their respective representatives at which such issues will be discussed. The Borrowers shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent's or any Lender's exercise of its rights pursuant to this Section.

  Environmental CovenantEnvironmental Covenant. Each Borrower will, and will cause each of its Subsidiaries to,

  use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

  immediately notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the complaining authority any actions and proceedings relating to compliance with Environmental Laws; and

  provide such information and certifications which the Administrative Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

  Rate ProtectionRate Protection. On or prior to the 90th day following the Effective Date, HVA will enter into one or more Rate Protection Agreements in substance reasonably satisfactory to the Administrative Agent which shall provide for payments of interest by the Borrowers on the Loans outstanding hereunder at a maximum rate (satisfactory to the Administrative Agent), on an aggregate notional principal amount equal to at least 50% of the principal amount of the Loans outstanding on the Effective Date (after the making of the initial Loans) and which Rate Protection Agreements shall remain in effect at any time that the Leverage Ratio is greater than (or equal to) 4.75:1 or as otherwise agreed to by the Administrative Agent. All Rate Protection Agreements entered into between the Borrowers and any counterparty other than a Lender shall be unsecured and all Rate Protection Agreements entered into between the Borrowers and any Swap Party shall be secured, on a pari passu basis, with the security interests granted by the Borrowers to the Administrative Agent on behalf of the Lenders pursuant to the Security Agreements.

  SubordinationSubordination. Each Borrower will take all action necessary to ensure that the payment or repayment of the Subordinated Debt is subject to the terms and conditions of the Subordination Agreements at all times.

  Use of ProceedsUse of Proceeds. The proceeds of the Credit Extensions will be applied as follows:

  the proceeds of the Credit Extension made on the Effective Date will be used by HVA (i) in an amount not to exceed $70,000,000 to satisfy in full the Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule attached to the Existing Credit Agreement; and (ii) to pay fees and expenses incurred in connection with the Existing Credit Agreement and the transactions contemplated in connection therewith;

  the proceeds of up to $39,500,000 of Loans made on the Amendment Effective Date shall be made to TALP and applied to repay the amounts owing to Olympus in respect of the Olympus Refinancing;

  the proceeds of (i) Loans made subsequent to the Effective Date (other than those made on the date of the consummation of the Global Acquisition or, in lieu thereof, the Alternative Acquisition), will be used for the ongoing working capital and general corporate and partnership purposes, as the case may be, of the Borrowers and their Restricted Subsidiaries and (ii) the Letters of Credit will be issued in support of obligations for the payment of goods and services and in support of financial obligations (including surety, bonding and performance obligations) arising in the ordinary course of the Borrowers' or their Restricted Subsidiaries' business; and

  the proceeds of Acquisition Loans shall be made to Global and shall be used on the date of the consummation of the Global Acquisition, or in lieu thereof, to HVA on the date of the consummation of the Alternative Acquisition, to finance in whole or in part the purchase price of such Acquisition (provided, that the aggregate outstanding principal amount of Loans and Letter of Credit Outstanding will only be permitted to exceed $116,000,000 following the Effective Date if such amount in excess of $116,000,000 shall initially be made as Acquisition Loans for the purposes set forth above in this clause (d), it being acknowledged that once made in accordance with the terms of this Agreement (including this clause (d)), Acquisition Loans may be borrowed, repaid and reborrowed by any Borrower, and will otherwise be treated the same as, any other Loans that were not originally made as Acquisition Loans.

  Future SubsidiariesFuture Subsidiaries. Upon any Person becoming, after the Effective Date, either a direct or indirect Restricted Subsidiary of any Borrower or upon any Borrower or any Restricted Subsidiary of such Borrower acquiring additional capital stock of, or partnership, ownership or similar equity interest in, any other Person or an existing Restricted Subsidiary, such Borrower or such Subsidiary, as the case may be, shall promptly notify the Administrative Agent of such event, and, unless otherwise agreed to between the Borrowers and the Administrative Agent, such Person (if a Restricted Subsidiary of any Borrower before or after giving effect to such acquisition) shall become a party to the Subsidiary Guaranty, if not already a party thereto, in a manner satisfactory to the Administrative Agent;

  such Person (if a Restricted Subsidiary of any Borrower before or after giving effect to such acquisition) shall become a party to the Obligor Pledge
Agreement, if not already a party thereto, in a manner satisfactory to the Administrative Agent, and pledge to the Administrative Agent, for its benefit and that of the Issuer and the Lenders, all of the outstanding shares of such capital stock of such Person owned or held by it, along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Administrative Agent, for its benefit and that of the Issuer and the Lenders, in accordance with
Section 8-313 and Section 8-321 of the Uniform Commercial Code, as in effect in the State of New York, or any similar law which may be applicable);

  if such Person is a partnership that is (or will be) a Restricted Subsidiary before (or after giving effect to) such acquisition, the general and limited partners thereof shall become parties to a security agreement (each such security agreement being a "Supplemental Partners Security Agreement") whereby all of such general and limited partners grant a security interest in all of their partnership interests in such Restricted Subsidiary in favor of the Administrative Agent, the Supplemental Partners Security Agreement to contain substantially all the same or analogous terms and conditions set forth in the Partnership Security Agreement, in each case, if not already a party thereto, and deliver acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), naming such Person becoming a party to the Supplemental Partners Security Agreement as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Supplemental Partners Security Agreement;

  executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Supplemental Partners Security Agreement previously granted by such Person becoming a party to the Supplemental Partners Security Agreement, together with such other Uniform Commercial Code Form UCC-3 termination statements as the Administrative Agent may reasonably request from such Person becoming a party to the Supplemental Partners Security Agreement; and

  certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the date of the granting of such security interest, listing all effective financing statements naming such Person becoming a party to the Supplemental Partners Security Agreement (under its present name and any previous names), as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (i) above, together with copies of such financing statements (none of which (other than those described in clause (i), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (i)) shall cover any collateral described in the Supplemental Partners Security Agreement);

  such Person, if it is party to a Management Agreement, shall become a party to the Manager Subordination Agreement, if not already a party thereto, in a manner satisfactory to the Administrative Agent, together, in each case, with such opinions, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require. No Borrower nor any of their Restricted Subsidiaries shall acquire or otherwise establish or own any interest in any corporation, partnership, joint venture or other entity unless all the capital stock, in the case of a corporation, or all the partnership, ownership or other equity interests, in the case of any partnership, joint venture or other entity, is owned by the Borrowers or each such Restricted Subsidiary free and clear of all Liens, as the case may be. Notwithstanding anything to the foregoing, after the Effective Date, CTCC shall not acquire additional capital stock of, or partnership, ownership or similar equity interest in, an existing Restricted Subsidiary.

  Acquisition CollateralAcquisition Collateral. On (or no later than two Business Days following) the date of the making of Acquisition Loans in connection with the consummation of the Global Acquisition (or, if applicable, the Alternative Acquisition), the Administrative Agent shall be satisfied that the Lenders shall have received first priority perfected Liens on all issued and outstanding equity of Global or, if different, the Restricted Subsidiary that owns (i) the Assets to be Acquired or (ii) any other personal and material real property acquired (in the case of the Alternative Acquisition) in accordance with the terms of Section 7.1.10.

  Negative CovenantsNegative Covenants. Each Borrower agrees with the Administrative Agent, the Issuer and each Lender that, until all Commitments have terminated and all monetary Obligations have been paid in full, such Borrower will perform the obligations set forth in this Section 7.2.

  Business ActivitiesBusiness Activities. The Borrowers will not, and will not permit any of their Subsidiaries to, engage in any business activity, except owning, operating, managing and investing in any Cable Systems and such activities as may be incidental or related thereto.

  IndebtednessIndebtedness. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

  Indebtedness in respect of the Credit Extensions and other Obligations;

  until the Amendment Effective Date, Indebtedness (if any) identified in
Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

  Indebtedness existing as of the Amendment Effective Date which is identified in Item 7.2.2(c) ("Ongoing Indebtedness") of the Disclosure Schedule;

  subject to Sections 7.2.13 and 7.2.14, unsecured Subordinated Debt of the Borrowers in respect of (i) deferred Management Fees owing to a Manager that has executed and delivered a Manager Subordination Agreement and (ii) the Intercompany Subordinated Loan in an aggregate outstanding principal amount not to exceed $40,000,000 owing to one or more Affiliates of the Borrowers that have previously executed and delivered to the Administrative Agent the Intercompany Subordination Agreement;

  Indebtedness in an aggregate principal amount not to exceed $15,000,000 for the Borrowers and their Restricted Subsidiaries at any time outstanding which is
(i) incurred in respect of Capitalized Lease Liabilities or (ii) owing to a vendor of any assets to finance its acquisition of such assets;

  unsecured Indebtedness incurred in the ordinary course of business of the Borrowers and their Restricted Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

  Indebtedness of any Borrower's Restricted Subsidiaries owing to such Borrower and unsecured Indebtedness of any Borrower owing to its Restricted Subsidiaries (but only to the extent that the amount owing by such Borrower to such Restricted Subsidiaries is subordinated to the Obligations on terms satisfactory to the Administrative Agent), and which in the case of Indebtedness of any Restricted Subsidiaries of any Borrower owing to such Borrower, shall not be forgiven or otherwise discharged for any consideration other than payment Dollar for Dollar in cash, unless the Administrative Agent otherwise consents; and

  unsecured Indebtedness of any Borrower owing to another Borrower, which shall not be forgiven or otherwise discharged for any consideration other than payment Dollar for Dollar in cash, unless the Administrative Agent otherwise consents;

provided, however, that no Indebtedness otherwise permitted by clauses (a), (d) or (g) shall be permitted if, after giving effect to the incurrence thereof, any Default (including under Section 7.2.4) shall have occurred and be continuing or would result therefrom, and provided, further, however, no Indebtedness owing by HVA to CTCC shall be repaid if (x) a Default has occurred and is continuing or would occur after giving effect to such payment, (y) the Leverage Ratio is greater than 4.75:1.00 for each of the two Fiscal Quarters ending immediately prior to the date of determination for which Compliance Certificates were delivered and after giving effect to such payment or (z) after giving effect to such repayment, the Adelphia Aggregate Capital Contribution amount is not greater than $1.00.

  LiensLiens. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

  Liens securing payment of the Obligations, granted pursuant to any Loan Document;

  Liens securing payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;

  Liens granted prior to the Effective Date to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

  Liens granted to secure payment of Indebtedness of the type permitted and described in clause (e) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

  Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

  Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

  Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance, other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

  judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies; and

  Liens of utilities incurred in the ordinary course of business on cables and other property affixed to transmission poles pursuant to Pole Agreements.

  Financial ConditionFinancial Condition.  The Borrowers agree as follows:

  Leverage Ratio. The Borrowers will not permit the Leverage Ratio to be greater than the ratio set forth below opposite the period in which shall occur the last day of the most recently ended Fiscal Quarter:

           Prior to the Global Acquisition or,
           if applicable, the Alternative
           Acquisition, or if the Global
           Acquisition or the
            Alternative Acquisition is not Completed on or prior to September 30, 1996:
           --------------------------------------------
Period                                                         Ratio
- ------                                                         -----
Effective Date through         (and including) 03/31/97        6.25:1
04/01/97 through (and          including) 09/30/97             6.00:1
10/01/97 through (and          including) 03/31/98             5.75:1
04/01/98 through (and          including 09/30/98              5.50:1
10/01/98 through (and          including) 03/31/99             5.25:1
04/01/99 through (and          including) 09/30/99             5.00:1
10/01/99 through (and          including) 03/31/00             4.75:1
04/01/00 through (and          including) 09/30/00             4.50:1
Each Fiscal Quarter            thereafter                      4.00:1


           If the Global Acquisition
           or the Alternative Acquisition
                    is Completed:
Fiscal Quarters(Q)                                             Ratio
following
Global Acquisition
or the Alternative
   Acquisition
Acquisition Date-Q2                                            6.50:1
Q3-Q4                                                          6.25:1
Q5-Q6                                                          6.00:1
Q7-Q8                                                          5.75:1
Q9-Q10                                                         5.50:1
Q11-Q12                                                        5.25:1
Q13-Q14                                                        5.00:1
Q15-Q16                                                        4.75:1
Q17-Q18                                                        4.50:1
thereafter                                                     4.00:1

  Interest Coverage. The Borrowers will not permit the ratio of the Operating Cash Flow to the Interest Expense for any Fiscal Quarter (tested as of the end of such Fiscal Quarter) to be less than 1.75:1.00 during the period commencing on the Effective Date through (and including) September 30, 1996 or less than 2:00:1 any time thereafter.

  Debt Service Coverage. The Borrowers will not permit the ratio of the Annualized Operating Cash Flow to the Pro-Forma Debt Service as of the end of any Fiscal Quarter (tested as of the end of each Fiscal Quarter) to be less than 1.05:1.00; provided, however, that so long as the Leverage Ratio is less than 3.00:1.0, such ratio shall be calculated by adding 50% of the Excess Cash Balance on the last day of such Fiscal Quarter to Annualized Operating Cash Flow and such ratio will increase to 1.15:1.0.

  Fixed Charges Coverage. The Borrowers will not permit the ratio of the Annualized Operating Cash Flow to the Total Fixed Charges for any Fiscal Quarter (tested as of the end of such Fiscal Quarter) to be less than 1.00:1.00.

  InvestmentsInvestments. The Borrowers will not, and will not permit any of their Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

  Investments existing on the Amendment Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

  Cash Equivalent Investments;

  without duplication, Investments permitted as Indebtedness pursuant to
Section 7.2.2;

  without duplication, Permitted Business Acquisitions made by the Borrowers or any of their Restricted Subsidiaries in an aggregate annual amount not to exceed at any time $1,000,000 during any Fiscal Year;

  without duplication, and subject to the satisfaction of the conditions precedent set forth in Section 5.2 and Section 5.3, the Global Acquisition or, in lieu thereof, the Alternative Acquisition, as applicable; provided, however, that in no event shall the aggregate amount of consideration paid in connection with either the Global Acquisition or, in lieu of the Global Acquisition, the Alternative Acquisition, exceed $84,000,000; and

  Investments made by the Borrowers with the proceeds of Capital Contributions in Unrestricted Subsidiaries in an aggregate amount at any time not to exceed $25,000,000 over the term of this Agreement; provided, that such Investments shall only be permitted if (x) the Leverage Ratio was less than 4.75:1.00 for the Fiscal Quarter immediately preceding the date of the making of such Investment, and such Leverage Ratio shall continue to be, on a pro forma basis immediately after giving effect to such Investment, less than 4.75:1.00 or (y) after giving effect to the making of such Investment, the Adelphia Aggregate Capital Contribution Amount is greater than $1.00;

provided, however, that

  any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held (but not renewed) notwithstanding that such Investment if made thereafter would not comply with such requirements; and

  no Investment otherwise permitted by clauses (d) through (f) shall be permitted to be made if, immediately before or after giving effect thereto, any Default (including under Section 7.2.4) shall have occurred and be continuing or would result therefrom.

  Restricted Payments, etc.Restricted Payments, etc. On and at all times after the Effective Date:

  subject to the proviso set forth below, the Borrowers will not and will not permit any Subsidiary of any Borrower to declare, pay or make any dividend or distribution (in cash, property or obligations) on any general or limited partnership interests or shares of capital stock (now or hereafter outstanding) in any Borrower or a Subsidiary of any Borrower, or apply, or permit any of their Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other acquisition or retirement of any capital stock or any general or limited partnership or similar interests or shares of capital stock in any Borrower or a Subsidiary of any Borrower, as the case may be; and

  the Borrowers will not, and will not permit any of their Subsidiaries to, make any deposit for any of the foregoing purposes;

provided, however, that the Borrowers or any of their Subsidiaries may declare and make restricted payments of the type described in clause (a) above to Adelphia, any partner of any Borrower or any Affiliate of Adelphia if (x) (i) no Default exists immediately before and after giving effect to the making of such restricted payment and (ii) the Leverage Ratio has been less than 4.75:1.00 for the Fiscal Quarter immediately preceding the date of such restricted payment, and shall continue to be less than 4.75:1.00 on a pro forma basis after giving effect thereto, (y) (i) no Default exists immediately before and after giving effect to the making of such restricted payment and (ii) after giving effect thereto, the Adelphia Aggregate Capital Contribution Amount is greater than $1.00 or (z) such payment does not exceed $40,000,000 and is distributed by TALP in accordance with the Olympus Refinancing. On or prior to the date of making of any restricted payment pursuant to the preceding proviso, the Borrowers shall identify to the Administrative Agent the amount of each such restricted payment and whether each such restricted payment is made pursuant to this Section.

  Consolidation, Merger, etc.Consolidation, Merger, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except any Restricted Subsidiary of a Borrower may liquidate or dissolve voluntarily into, and may merge with and into, such Borrower or any other Restricted Subsidiary (other than CTCC) of such Borrower, and the assets or stock of any Restricted Subsidiary of a Borrower may be purchased or otherwise acquired by such Borrower or any other Restricted Subsidiary (other than CTCC) of such Borrower; provided, however, no Restricted Subsidiary of any Borrower (the "subject Subsidiary") may enter into any of the foregoing transactions with any other Restricted Subsidiary of such Borrower (the "other Subsidiary") unless the capital stock or general or limited partnership interests (as the case may be) of the other Subsidiary that is owned, either directly or indirectly, by such Borrower is at least as great as the capital stock or general or limited partnership interests (as the case may be) of the subject Subsidiary that is owned, either directly or indirectly, by such Borrower immediately prior to the consummation of any such transaction; and

  Permitted Business Acquisitions, as permitted (without duplication) by clauses
(d) or (e) of Section 7.2.5.

  Asset Dispositions, etc.Asset Dispositions, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, transfer, lease, contribute, convey or otherwise dispose of, or grant options, warrants or other rights with respect to (collectively referred to as an "Asset Sale"), all or any part of their respective assets (including accounts receivable and capital stock of its Restricted Subsidiaries, FCC Licenses or Franchises) to any Person, unless such Asset Sale is a Permitted Disposition or is permitted by Section 7.2.7; provided, that notwithstanding the foregoing, in no event shall any Borrower or any Restricted Subsidiary sell, transfer, lease, contribute, convey or otherwise dispose of any Franchise or FCC License to an Unrestricted Subsidiary.

  Modification of Certain AgreementsModification of Certain Agreements. The Borrowers will not consent, and will not permit any of their Subsidiaries to consent, to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to,

                     (a) any Management Agreement, any Organic Documents of such Borrower or of any Restricted Subsidiary of such Borrower, any Subordination Agreements or any Rate Protection Agreement if the effect of such consent, supplement or modification is to impair or is in any manner adverse to, the rights or interests of any Lender under this Agreement or any Loan Document, without the prior written consent of the Administrative Agent and the Required Lenders; or

                     (b) the Purchase Agreement or any agreement or instrument delivered in connection therewith unless consented to by the Administrative Agent.

  Transactions with AffiliatesTransactions with Affiliates. Except for the Subordinated Debt payable in accordance with the terms of the Subordination Agreements, the Borrowers will not, and will not permit any of their Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of their other Affiliates unless such arrangement or contract is fair and equitable to such Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person which is not one of its Affiliates; provided, however, the Management Agreements and Management Fees accrued or paid in accordance with Section 7.2.12 or Section
7.2.13 shall not violate this Section.

  Negative Pledges, Restrictive Agreements, etc.Negative Pledges, Restrictive Agreements, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and any agreement governing any Indebtedness permitted either by clause (b) of Section 7.2.2 as in effect on the Effective Date or by clause
(e)(ii) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of any Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

  the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to any Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to any Borrower.

  Management FeesManagement Fees. The Borrowers will not permit the Management Fees (including any interest thereon) payable by the Borrowers or any of their Restricted Subsidiaries to accrue at a rate such that, during any Fiscal Quarter of the Borrowers, the total amount of such accrued fees exceeds 5.0% of the gross revenues of the Borrowers and their Restricted Subsidiaries for the immediately preceding Fiscal Quarter.

  Payment of Management Fees.Payment of Management Fees. The Borrowers will not, and will not permit their Restricted Subsidiaries to, pay any Management Fees in excess of 5% of the gross revenues of the Borrowers and their Restricted Subsidiaries for the immediately preceding Fiscal Quarter. In addition, and without limiting the foregoing, the Borrowers will not, and will not permit any of their Restricted Subsidiaries to, make any payments of the Management Fees of the Borrowers or any of their Subsidiaries that have accrued prior to or during the Fiscal Quarter immediately last ended for which a Compliance Certificate was delivered, except to the extent that the Leverage Ratio is less than 4.75:1.00 for the Fiscal Quarter ending immediately prior to the date of determination and for which a Compliance Certificate was delivered and after giving effect thereto; or

  after giving effect thereto, the Adelphia Aggregate Capital Contribution Amount is greater than $1.00; and

 the Management Fees of the Borrowers or any of their Subsidiaries that have accrued since the date of the last payment of such Management Fees if a Default shall have occurred and is continuing, except to the extent that, after giving effect to the payment of such Management Fees, the Adelphia Aggregate Capital Contribution Amount is greater than $1.00.

Notwithstanding anything to the contrary set forth above, the payment of any Management Fees of the Borrowers or any of their Subsidiaries otherwise permitted under clause (a) above shall not be made unless the Borrowers are in compliance with the provisions of clauses (a) and (c) of
Section 7.1.1;

  the Administrative Agent shall have received a Compliance Certificate demonstrating compliance with all of the financial covenants set forth in
Section 7.2.4 for the most recently ended Fiscal Quarter for which a Compliance Certificate was delivered and pro forma compliance with the ratio of the Operating Cash Flow to the Total Fixed Charges described in clauses (a) and (b) above; and

  no Default exists and is continuing immediately before and after giving effect thereto.

  Payment of Intercompany Subordinated LoansPayment of Intercompany Subordinated Loans. The Borrowers will not permit interest to accrue on any Intercompany Subordinated Loan at a rate per annum in excess of 10.5%. In addition, the Borrowers will not make any payment of principal of or accrued interest on any Intercompany Subordinated Loan unless

                     (a) in the case of payments of interest, (i) no Default exists immediately before and after giving effect thereto and (ii) the Leverage Ratio has been less than 4.75:1.00 for the Fiscal Quarter immediately preceding the date that such payment of accrued interest on such Intercompany Subordinated Loan is made, and the Leverage Ratio shall continue to be less than 4.75:1.00 on a pro forma basis after giving effect to such payment; or

                     (b) in the case of payments of both principal and interest,
(i) no Default exists immediately before or after giving effect to such payment of principal of or accrued interest on such Intercompany Subordinated Loan, and (ii) after giving effect to such payment, the Adelphia Aggregate Capital Contribution Amount is greater than $1.00.

  Stock, etc. of SubsidiariesStock, etc. of Subsidiaries. No Borrower will permit any of its Restricted Subsidiaries to issue any capital stock or sell or issue any general or limited partnership interests (whether for value or otherwise) after the Effective Date to any Person other than such Borrower or another wholly-owned Restricted Subsidiary of such Borrower.


           EVENTS OF DEFAULT

  Listing of Events of DefaultListing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

  Non-Payment of ObligationsNon-Payment of Obligations. Any Borrower shall default

- --------------------------------------------------------------------------------

  in the payment or prepayment when due of any principal on any Loan;
- --------------------------------------------------------------------------------

  in the payment when due of any fees (including commitment fees) and interest and such default shall continue unremedied for a period of three days; and

  in the payment when due of any other Obligation and such default shall continue unremedied for a period of five days.

  Breach of WarrantyBreach of Warranty. Any representation or warranty of any Borrower or any other Obligor made or deemed to be made hereunder or any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of such Borrower or any other Obligor, the Partners or any Manager to the Administrative Agent, the Issuer or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

  Non-Performance of Certain Covenants and ObligationsNon-Performance of Certain Covenants and Obligations. Any Borrower shall default in the due performance and observance of any of its obligations under Sections 7.1.1, 7.1.7, 7.1.9 or
Section 7.2.

  Non-Performance of Other Covenants and ObligationsNon-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to any Borrower by the Administrative Agent or any Lender.

  Default on Other IndebtednessDefault on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of any Borrower or any of their Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $7,500,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; provided, however, if such other default shall be cured such that the holder or holders of such Indebtedness, or trustee or agent for such holders shall no longer have the right to accelerate such Indebtedness, no Event of Default of the type described in this Section shall exist hereunder.

  JudgmentsJudgments.  Any  judgment or order for the payment of money in excess
of  $1,000,000   shall  be  rendered  against  any  Borrower  or  any  of  their
Subsidiaries or any other Obligor and either

  enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

  there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

  Pension PlansPension Plans. Any of the following events shall occur with respect to any Pension Plan the institution of any steps by any Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, any Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $500,000; or

  a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

  Change in ControlChange in Control. Any Change in Control shall occur.

  Bankruptcy, Insolvency, etc.Bankruptcy, Insolvency, etc. Any Partner, any Manager, any Borrower or any of their respective
Subsidiaries or any other Obligor shall

  become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

  apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for such Partner, such Manager, such Borrower or any of their respective Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

  in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for such Partner, such Manager, such Borrower or any of their respective Subsidiaries or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, however, that each Partner, each Manager, each Borrower and each of their respective Subsidiaries and each other Obligor hereby expressly authorize the Administrative Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under this Agreement and each other Loan Document;

  permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of such Partner, such Manager, such Borrower or any of their respective Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by any such Partner, such Manager, such Borrower or any such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by any such Partner, such Manager, such Borrower or any such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, however, that each Partner, each Manager, each Borrower and their respective Subsidiaries and each other Obligor hereby expressly authorize the Administrative Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under this Agreement and each other Loan Document; or be subject to an entry for an order of relief in any bankruptcy or insolvency proceeding in respect of such Partner, such Manager, such Borrower or any of their respective Subsidiaries or any other Obligor; or

  take any action authorizing, or in furtherance of, any of the foregoing.

  Impairment of Security, etc.Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or enforceable or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien; any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien; or the payment or repayment of the Subordinated Debt (or any other obligation or liability under either Subordination Agreement) shall fail to be subject to the terms and conditions of the Subordination Agreements or fail to constitute "Subordinated Debt" under the Subordination Agreements, or either Subordination Agreement shall cease to be in full force and effect.

  Default  Under  Any   Partnership   AgreementDefault   Under  Any  Partnership
Agreement. A default under any partnership agreement of any Obligor shall occur.

  Termination of Any Management AgreementTermination of Any Management Agreement. Any Management Agreement shall terminate in whole or in part or otherwise be of no further force or effect or there shall have occurred a modification, amendment to, or waiver of, any Management Agreement which the Administrative Agent determines to be material (except for such modifications, amendments or waivers consented to by the Required Lenders).

  Failure to Obtain or Cessation of Authorization, etc.Failure to Obtain or Cessation of Authorization, etc. Any authorization, consent, approval, license, exemption, registration, qualification, designation, declaration, filing or other action or undertaking now or hereafter made by or with any Official Body in connection with this Agreement (other than matters referred to in Section
8.1.14 hereof), the Notes or the other Loan Documents or any such action or undertaking now or hereafter necessary or advisable to make this Agreement, the Notes or the other Loan Documents legal, valid and enforceable in accordance with their respective terms is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid.

  Cancellation of Any Franchise AgreementCancellation of Any Franchise Agreement. Any Franchise, Franchise Agreement or any other license, permit, lease, easement, conduit occupancy right, pole attachment, use, access or rental agreement, certificate, consent, approval, authorization or agreement (collectively, for purposes of this Section 8.1.14, the "Approvals") granted by the FCC or by any other Official Body with jurisdiction over any Cable System or by any public utility or third party lessors, whether presently existing or hereafter granted to or obtained by any Borrower, any Partner, any Manager or any of their respective Subsidiaries, the cancellation or termination of which could reasonably be expected to have a material adverse effect on the financial condition, assets, properties or business of any Borrower and its Subsidiaries, taken as a whole, or the continued operation of any of their respective Cable Systems, shall expire without renewal or shall be suspended or revoked, and shall not be replaced, or any Borrower, any Partner, any Manager or any of their respective Subsidiaries shall become subject to any injunction or other order with respect to its respective Franchise or Franchise Agreement or the Approvals which could reasonably be expected to have a material adverse effect (in the sole judgment of the Required Lenders) on the financial condition, assets, properties, business of any Borrower and its Subsidiaries, taken as a whole.

  Action if BankruptcyAction if Bankruptcy. If any Event of Default described in clauses (a) through (e) of Section 8.1.9 shall occur with respect to any Borrower or any of its Subsidiaries, any Partner, any Manager or any other
Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

  Action if Other Event of DefaultAction if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (e) of Section 8.1.9 with respect to any Borrower or any of its Subsidiaries, any Partner, any Manager or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.


           THE AGENTS

  ActionsActions. Each Lender and Issuer hereby appoints Scotiabank as its agent under and for purposes of this Agreement, the Notes each other Loan Document. Each Lender and Issuer authorizes the Administrative Agent to act on behalf of such Person under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Administrative Agent (with respect to which the Administrative Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender and Issuer hereby indemnifies (which indemnity shall survive any termination of this Agreement and shall not limit any Borrower's or any other Obligor's obligations under Section 10.4) the Administrative Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Administrative Agent in any way relating to or arising out of this Agreement, the Notes or any other Loan Document, including reasonable attorneys' fees, and as to which the Administrative Agent is not reimbursed by the Borrowers or an Obligor; provided, however, that no Lender or Issuer shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Administrative Agent's gross negligence or wilful misconduct. The Administrative Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Administrative Agent shall be or become, in the Administrative Agent's determination, inadequate, the Administrative Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

  Funding Reliance, etc.Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York City time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and each Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to any Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

  ExculpationExculpation. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Administrative Agent shall not obligate it to make any further inquiry or to take any action. The Administrative Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Administrative Agent believes to be genuine and to have been presented by a proper Person.

  ResignationsResignations. The Syndication Agent and the Documentation Agent may resign at any time upon notice to the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrowers and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which, if consented to by the Borrowers (such consent not to be unreasonably withheld), shall thereupon become the Administrative Agent hereunder (provided, that the failure of the Borrowers to approve a successor Administrative Agent shall not preclude or otherwise prohibit the Administrative Agent from resigning in accordance with the preceding sentence). If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring
Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

  Section 10.3 and Section 10.4 shall continue to inure to its benefit.

  Loans by Managing AgentsLoans by Managing Agents. Each Managing Agent shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Administrative Agent, the Syndication Agent or the Documentation Agent hereunder, as the case may be. Each Managing Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if such Person were not the Administrative Agent, the Syndication Agent or the Documentation Agent hereunder, as the case may be.

  Credit DecisionsCredit Decisions. Each Lender acknowledges that it has, independently of each Managing Agent and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement and the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of each Managing Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

  Copies, etc.Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrowers pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by a Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the
Administrative Agent from the Borrowers for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

           SECTION 9.8. Limitation on DutiesLimitation on Duties. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, neither the Syndication Agent nor the Documentation Agent, in such capacity, shall have any obligations hereunder or under any other Loan Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against either the Syndication Agent or the Documentation Agent.


           MISCELLANEOUS PROVISIONS

  Waivers, Amendments, etc.Waivers, Amendments, etc. The provisions of this Agreement and each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

  modify this Section 10.1, waive any default in the payment of principal of or interest on the Loans or fees payable hereunder, modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders or change the definition of "Required Lenders" or "Subordinated Debt", unless such amendment, modification or waiver shall be consented to by each Lender;

  increase the Commitment Amount or the Percentage of any Lender, extend the date for or reduce the amount of any reduction in the Commitment Amount from that required pursuant to clause (a) of Section 2.2.2, reduce any fees described in Article III, release any collateral security or any Obligor in its capacity as a  guarantor  under  Section  3.4 or  under a Loan  Document  (including  the
Subsidiary Guaranty), except as otherwise specifically provided in the applicable Loan Document, or extend the Commitment Termination Date, unless such amendment, modification or waiver shall be consented to by each Lender;

  extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan, or fees payable hereunder (or reduce the principal amount of or rate of interest on any Loan or the amount of fees otherwise payable hereunder unless consented to by each Lender;

  increase the Stated Amount of any Letter of Credit unless consented to by the Issuer; or

                     X.63.(jjjjjjj) affect adversely the interests, rights or obligations of the Administrative Agent qua the
Administrative Agent or the Issuer unless consented to by the Administrative Agent or the Issuer, as the case may be.

No failure or delay on the part of the Administrative Agent, the Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrowers in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

  NoticesNotices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and mailed, delivered or transmitted to it, at the address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Notice or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

  Payment of Costs and ExpensesPayment of Costs and Expenses. The Borrowers agree to pay, in a timely manner, all reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Agreement and each other Loan Document including schedules and exhibits, and any amendments or waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated, the filing, recording, refiling or rerecording of the Pledge Agreements and the Security Agreements and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof, of the Pledge Agreements or the Security Agreements, and

  the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrowers further agree to pay and hold harmless the Administrative Agent, the Issuer and the Lenders from all liabilities for any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Notes, Letters of Credit or any other Loan Documents. The Borrowers also agree to reimburse the Administrative Agent, the Issuer and each Lender, in a timely manner, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Administrative Agent, the Issuer or such Lender in connection with (x) the negotiation with the Borrowers of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

  IndemnificationIndemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrowers hereby indemnify, exonerate and hold the Administrative Agent, the Issuer and each Lender and each of their respective officers, directors, employees, agents and Affiliates (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

  the entering into and performance of this Agreement or any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension);

  any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Administrative Agent, the Issuer or such Lender is party thereto;

  any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Borrower or any of its Subsidiaries of any Hazardous Material;

  the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Borrower or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary; or

  any breach of representations and warranties (including the environmental representations and warranties) set forth in Article VI without regard to such Borrower's knowledge,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

  SurvivalSurvival. The obligations of each Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Borrower, each Obligor and each General Partner in this Agreement and in each other Loan Document, as the case may be, shall survive the execution and delivery of this Agreement and each such other Loan Document.

  SeverabilitySeverability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

  HeadingsHeadings. The various headings of this Agreement and each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

  Execution in Counterparts, Effectiveness, etc.Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof have been executed by the parties hereto and thereto and copies thereof have been received by the Administrative Agent.

  Governing Law; Entire AgreementGoverning Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and each other Loan Document constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

  Successors and AssignsSuccessors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

  no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative
Agent and all Lenders; and

  the rights of sale, assignment and transfer of the Lenders are subject to
 Section 10.11.

  Sale and Transfer of Loans and Note; Participations in Loans and NoteSale and Transfer of Loans and Note; Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans, Letters of Credit participations and Commitment to one or more other Persons in accordance with this Section 10.11.

  AssignmentsAssignments. Any Lender, may, after giving notice to the Borrowers, assign and delegate to one or more commercial banks or other financial institutions (each such Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, Letters of Credit Outstandings and Commitments (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans, Loan Commitment, Letter of Credit Commitment and participation in the Letters of Credit issued hereunder) in a minimum aggregate amount of $5,000,000 (or the then remaining amount of such Lender's Loans, Letter of Credit Outstandings and Commitments); provided, however, (i) that in the case of partial assignments of a Lender's Loans and Commitments after giving effect to any such assignment such Lender shall have Commitments in an aggregate principal amount of at least $5,000,000,
(ii) any assignment by a Lender to any of its Affiliates shall not be subject to the terms of this Section 10.11.1 and may be made free and clear of any restriction, (iii) any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and (iv) the Borrowers, each other Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrowers and the Administrative Agent by such Lender and such Assignee Lender;

  such  Assignee  Lender shall have  executed and delivered to the Borrowers and
the  Administrative   Agent  a  Lender  Assignment   Notice,   accepted  by  the
Administrative Agent; and

  the processing fees described below shall have been paid.

From and after the date that the Administrative Agent accepts such Lender Assignment Notice, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Notice, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Notice, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Administrative Agent has received an executed Lender Assignment Notice, the Borrowers shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and a Commitment hereunder, a replacement Note in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to HVA. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Notice. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Notice in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

  In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by InsuranceWatch Ratings Service)) shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and B, respectively (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuer shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrowers to use their reasonable efforts to replace) such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Loans and Commitments under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

  ParticipationsParticipations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Loan Commitment, Letter of Credit Commitment and Letter of Credit Outstandings participated in by it, or other interests of such Lender hereunder; provided, however, that no participation contemplated in this Section 10.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

  such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

  the Borrowers, each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each other Loan Document;

  no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and

  the Borrowers shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrowers acknowledge and agree that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4, shall be considered a
Lender.

- -------------------------------------------------------------------------------
  Other TransactionsOther Transactions. Nothing contained herein shall preclude the Administrative Agent, the Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.
- -------------------------------------------------------------------------------

  Limited RecourseLimited Recourse. Notwithstanding any contrary provision of this Agreement or any other Loan Document, no recourse shall be had for the payment of the principal of or interest or premium, if any, on the Notes or for any claim based thereon against (i) any Partner or any of their respective legal representatives, heirs, estates, permitted successors or assigns or (ii) any corporation, partnership (or any general or limited partner thereof) or individual to which the collateral securing the payment of the Obligations shall have been transferred with the prior written consent of each Lender, except to the extent such consent is not required pursuant to this Agreement or any other Loan Document. It is understood that the Notes and all Obligations may not be enforced against any of the Persons described in clause (i) or (ii); provided, however, that this Section 10.13 shall not (A) prevent or restrict recourse to the collateral securing the payment of the Obligations or constitute a waiver, release or discharge of any Indebtedness or Obligations, but such Indebtedness shall remain outstanding until paid or discharged; (B) limit any rights, claims for damages or recourse of the Lenders, the Administrative Agent, the Issuer or their respective transferees or assigns as a result of (x) any knowing or wilful breach by such Person of any representation or warranty of such Person made under or pursuant to this Agreement or any other Loan Document or (y) any knowing or wilful breach of covenant or other obligation by such Person under this Agreement, or any other Loan Document; or (C) limit the right of any Person to name any Borrower, any Obligor or any transferee of any interest in the collateral securing the payment of the Obligations as a party defendant in any action or suit for a judicial sale or in the exercise of any other remedy under the Notes, this Agreement or any other Loan Document, so long as no judgment in the nature of a deficiency judgment shall be asked for, taken or enforced against any Person referred to in clauses (i) and (ii). Notwithstanding the foregoing, nothing herein shall be construed to constitute a waiver by the Administrative Agent, the Issuer or the Lenders of any rights to damages, other monetary relief, injunctive relief or any other remedy at law or equity against any Borrower, any Obligor or any Partner by reason of fraud, knowing or wilful breach of representations and warranties, wilful tortious acts or omissions, gross negligence or criminal acts. This Section 10.13 is not intended to and shall not impair or limit the Administrative Agent's, the Issuer's or any Lender's ability to realize on the collateral securing the payment of the Obligations or on any other assets of any Borrower or any Obligor.

  Global Not a Borrower Until Consummation of Global Acquisition.Global Not a Borrower Until Consummation of Global Acquisition. Notwithstanding anything to the contrary set forth in this Agreement or any Loan Document, Global is executing and delivering this Agreement on the Amendment Effective Date in anticipation of becoming a Borrower on the date of the consummation of the Global Acquisition. In furtherance of the foregoing, the provisions of this Agreement and the Loan Documents will not be binding on or relate to Global as a Borrower until the date of the consummation of the Global Acquisition and the making of the initial Loans to Global pursuant to Sections 5.2.2 and 5.3.


  Forum Selection and Consent to JurisdictionForum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE ISSUER, THE LENDERS, THE BORROWERS, OR ANY PARTNER OR ANY OTHER OBLIGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS AND THE PARTNERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION SUBJECT TO ANY RIGHTS OF APPEAL OF ANY JUDGMENT RENDERED BY THE HIGHEST COURT IN THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS THE CASE MAY BE. THE BORROWERS AND THE PARTNERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWERS AND THE PARTNERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER OR ANY PARTNER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER AND EACH PARTNER HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

  Waiver of Jury TrialWaiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE ISSUER, THE LENDERS, THE BORROWERS AND THE PARTNERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE ISSUER, THE LENDERS OR THE BORROWERS OR ANY PARTNER. THE BORROWERS AND THE PARTNERS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH THEY ARE A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE ISSUER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


           HIGHLAND VIDEO ASSOCIATES, L.P.,

           By: Highland Holdings, its
                 General Partner


           By:       ,
              a General Partner

           Address:  5 West Third Street
                     Coudersport, PA  16915

           Telecopy No.:  (814) 274-6586

           Attention:  Michael Mulcahey



           TELESAT ACQUISITION LIMITED
           PARTNERSHIP

           By:  Olympus Communications, L.P.,
                  its General Partner

                By: ACP Holdings, Inc., its
                      Managing General Partner

                    By:                     ,
                       Title:


           Address:  5 West Third Street
                     Coudersport, PA  16915

           Telecopy No.:  (814) 274-6586

           Attention:  Michael Mulcahey

           GLOBAL ACQUISITION PARTNERS, L.P.

           By:  Dorellenic Cable Partners,
                  its General Partner


           By:                               ,
              a General Partner


           Address:  5 West Third Street
                     Coudersport, PA  16915

           Telecopy No.:  (814) 274-6586

           Attention:  Michael Mulcahey




           THE BANK OF NOVA SCOTIA,
             as Administrative Agent


           By:
              Title:  Authorized Signatory

           Address:  One Liberty Plaza
                     New York, New York  10006

           Telecopy No.:  (212) 225-5090

                     Attention:  Vincent J. Fitzgerald, Jr.
                       Media Communications
                         Group

BANK OF MONTREAL, as Syndication
Agent


By:
Title:

Address: 430 Park Avenue
New York, New York 10022

Telecopy No.: (212) 605-1618

Telephone No.: (212) 605-1657

Attention: Terri Perez



CHEMICAL BANK, as Documentation
Agent


By:
Title:

Address: 270 Park Avenue
New York, New York 10012

Telecopy No.: (212) 270-2625

Telephone No.: (212) 270-1402

Attention: John J. Huber, III

PERCENTAGE                                LENDERS

15.25000000%                                        THE BANK OF NOVA SCOTIA


           By:
              Title:  Authorized Signatory

           Domestic
           Office:  One Liberty Plaza
                    New York, NY  10006

           Telecopy No.:  (212) 225-5090/5145

           Telephone No.: (212) 225-5042

           Attention:  Vincent J. Fitzgerald, Jr.


           LIBOR Office:  One Liberty Plaza
                          New York, NY  10006

           Telecopy No.:  (212) 225-5090/5145

           Telephone No.: (212) 225-5042

           Attention:  Vincent J. Fitzgerald, Jr.

14.25000000%                                  BANK OF MONTREAL, CHICAGO BRANCH


           By:
              Title:  Director

           Domestic
           Office:  115 South LaSalle Street
                    Chicago, IL  60603

           Telecopy No.:  (212) 605-1618

           Telephone No.: (212) 605-1657

           Attention:  Terri Perez


           LIBOR
           Office:  115 South LaSalle Street
                    Chicago, IL  60603

           Telecopy No.:  (212) 605-1618

           Telephone No.: (212) 605-1657

           Attention:  Terri Perez

14.25000000                                         CORESTATES BANK, N.A.


           By:
              Title:

           Domestic
           Office:  1339 Chestnut Street
                    P.O. Box 7618
                    Philadelphia, PA 19101-7618

           Telecopy No.:  (215) 786-7721

           Telephone No.: (215) 786-4353

           Attention:  Anthony D. Braxton


           LIBOR
           Office:  1339 Chestnut Street
                    P.O. Box 7618
                    Philadelphia, PA 19101-7618

           Telecopy No.:  (215) 786-7721

           Telephone No.: (215) 786-4353

           Attention:  Anthony D. Braxton

12.50000000%                                        CHEMICAL BANK


           By:
              Title:  Managing Director

           Domestic
           Office:  270 Park Avenue
                    New York, NY  10012

           Telecopy No.:  (212) 270-2625

           Telephone No.: (212) 270-1402

           Attention:  John J. Huber, III


           LIBOR Office:  270 Park Avenue
                          New York, NY  10012

           Telecopy No.:  (212) 270-2625

           Telephone No.: (212) 270-1402

           Attention:  John J. Huber, III

12.50000000%                                        CIBC INC.


           By:
              Title:

           Domestic
           Office:  2727 Paces Ferry Road
                    Suite 1200
                    Atlanta, GA  30339

           Telecopy No.:  (770) 319-4950

           Telephone No.: (770) 319-4838

           Attention:  Donna J. Corcoran


           LIBOR Office:  2727 Paces Ferry Road
                          Suite 1200
                          Atlanta, GA  30339

           Telecopy No.:  (770) 319-4950

           Telephone No.: (770) 319-4838

           Attention:  Donna J. Corcoran

10.00000000%                                        THE SUMITOMO BANK, LIMITED


           By:
              Title:


           By:
              Title:

           Domestic
           Office:  U.S. Commercial Banking
                               Department
                    233 South Wacker Drive
                    54th Floor
                    Chicago, IL  60606

           Telecopy No.:  (312) 876-1995

           Telephone No.: (312) 993-6214

           Attention:  Loans Operations


           LIBOR Office:  U.S. Commercial
                           Banking Department
                          233 South Wacker Drive
                          54th Floor
                          Chicago, IL  60606

           Telecopy No.:  (312) 876-1995

           Telephone No.: (312) 993-6214

           Attention:  Loans Operations


      With copies to:          The Sumitomo Bank, Limited
           625 Liberty Avenue, Suite 2450
           Pittsburgh, PA  15222

           Attention:  George J. Cerminara

           Telecopy No.:  (412) 288-1819

           Telephone No.: (412) 288-1853

8.75000000%                                         NATIONSBANK OF TEXAS, N.A.


           By:
              Title:  Vice President

           Domestic
           Office:  901 Main Street
                     64th Floor
                     Dallas, Texas  75202

           Telecopy No.:  (214) 508-9390

           Telephone No.: (214) 508-0860

           Attention:  Greg Meador


           LIBOR Office:  901 Main Street
                          64th Floor
                          Dallas, Texas  75202

           Telecopy No.:  (214) 508-9390

           Telephone No.: (214) 508-0860

           Attention:  Greg Meador

7.50000000%                                  TORONTO DOMINION (TEXAS), INC.


           By:
              Title:

           Domestic
           Office:  909 Fannin Street
                     17th Floor
                     Houston, Texas  77010

           Telecopy No.:  (713) 951-9921

           Telephone No.: (713) 653-8245

           Attention:  Debbie A. Greene
                       Manager Credit
                         Administration

           LIBOR Office:  909 Fannin Street
                          17th Floor
                          Houston, Texas  77010

           Telecopy No.:  (713) 951-9921

           Telephone No.: (713) 653-8245

           Attention:  Debbie A. Greene
                       Manager Credit
                         Administration

5.00000000%                                         FLEET NATIONAL BANK


           By:
              Title:  Vice President

           Domestic
           Office:  111 Westminster Street
                    Providence, RI  02903

           Telecopy No.:  (401) 278-3929

           Telephone No.: (401) 278-3329

           Attention:  Denise Berard


                     LIBOR Office:  111 Westminster Street
                          Providence, RI  02903

           Telecopy No.:  (401) 278-3431

           Telephone No.: (401) 278-5535

           Attention:  Denise Berard




 100%

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

           SCHEDULE I

           DISCLOSURE SCHEDULE

- -------------------------------------------------------------------------------

           SCHEDULE II
- -------------------------------------------------------------------------------




           All of the assets of CTVF of every kind and character, real, personal, tangible, intangible or mixed, used by, or useful to, CTVF in connection with the operation of the cable television ("CATV") systems serving the Village of Barker, Town of Clarence, Town of Elma, Town of Lancaster, Village of Lancaster, City and Town of Lockport, Town of Newfane, Town and Village of Orchard Park, and Town of Somerset, all in the State of New York (the "Acquired Systems") in existence on the date (referred to as the "Closing Date") of the consummation of the Global Acquisition (the "Assets to be Acquired"), which shall include, but not be limited to, the following:

                     (a) All items of tangible personal property owned or leased and used by CTVF in connection with the operation of the Acquired Systems, including all equipment associated with receiving and distributing signals at the head-end sites, and all other antennas and down leads and all electronic equipment, head-end amplifiers and associated equipment, line amplifiers, aerial and underground trunk and feeder line cable, distribution plant, programming signal decoders for each satellite service which scrambles its signal, converters, housedrops, including disconnected housedrops, installed subscriber devices, utility poles, local origination equipment (wherever located), test equipment, machinery, spare equipment and parts inventory, housedrop equipment inventory, system design and engineering maps and drawings, supplies, vehicles and trailers (to be transferred under fee title and not under lease), furnishings and other personal property of any nature, and all leasehold and rights-of-way in real property, buildings and improvements and construction-in-progress, towers, fixtures, poles, vaults and pedestals.

                     (b) All of the rights of CTVF to, in and under any and all subscription contracts with subscribers for CATV service; except as to the Excluded Assets (as defined below), all instruments and agreements for the purchase, sale or other receipt or distribution of programming, news, data and microwave relay signals which Global expressly agrees to include among the
Assets to be Acquired; and all of the governmental authorizations for maintenance and operation of the Acquired Systems as listed on Schedule 3.06 of the Purchase Agreement ("Franchises") and any franchise applications; all of the pole attachment authorizations and agreements ("Pole Attachment Agreements") held by CTVF as listed on Schedule 3.07 of the Purchase Agreement and all retransmission consent agreements which Global expressly agrees to include among the Assets to be Acquired; all variances, easements, right-of-way agreements, licenses, registrations, copyright notices, signal registration and other statements, constructions and other permits, leases, including leases of all head-end sites, and all other contracts or agreements relating to the Acquired Systems.

                     (c) All options, claims, contract rights and trade secrets; all goodwill; all subscriber accounts receivable for all periods prior and subsequent to the Closing Date; subscriber lists and subscription contracts of the Acquired Systems; and all books and records which relate to the operation of the Acquired Systems (including, without limitation, subscriber records, vendor records, accounting records, accounts payable records, accounts receivable records, general ledgers and any other documents necessary to support a regulatory filing).

           For the purposes of this Schedule, Excluded Assets means:

- -------------------------------------------------------------------------------
  cash and cash equivalents on hand or in the bank accounts of CTVF;
- -------------------------------------------------------------------------------

  the satellite programming agreements and agreements which CTVF maintains with any of its respective suppliers of programming;

  any retransmission consents, must carry or will carry agreements which CTVF maintains (collectively, the "Broadcast Signal Agreements"), except as otherwise agreed by Global pursuant to written notice to the CTVF given no later than ten
(10) days prior to the Closing Date to the effect that the agreements named in such notice are to be included among the Assets to be Acquired at Closing with no increase in the Eighty-Four Million Dollars ($84,000,000) purchase price (subject to the adjustment pursuant to the provisions of Section 2.05 of the Purchase Agreement, the "Purchase Price") therefor (the "Acquired Broadcast Signal Agreements"); provided, however, that Global may not designate as Acquired Broadcast Signal Agreements any Broadcast Signal Agreements that relate to broadcast signals which are carried on other Jones cable systems; and provided further than CTVF shall not be required to obtain the consents to the assignment of the Acquired Broadcast Signal Agreements to the Global unless Global notifies CTVF that they shall be included in the Assets to be Acquired within 30 days after the date hereof;

  all documents relating to the legal existence of the CTVF;

  insurance policies, intercompany receivables, letters of credit and surety bonds;

  all claims, rights and interest in and to any refunds for federal, state or local income or other taxes or fees of any nature whatsoever for periods prior to the Closing Date, including, without limitation, fees paid to the United States Copyright Office;

  any books and records that CTVF is required by law to retain, subject to the right of Global to have access to and to copy for a reasonable period, not to exceed five years from the Closing Date, and other books and records related to internal corporate matters and financial relationships with CTVF's lenders, provided that nothing herein shall limit Global's right to receive on the Closing Date, copies of all documents, books and records necessary in connection with the operation of its business;

  the trademarks, trade names, service marks and all other information and similar intangible assets relating to CTVF or the Acquired Systems;

  contracts and agreements relating to CTVF's subscriber billing system and all equipment related thereto;

  that certain office building located at 37 Central in Lancaster, New York; and

  the rights, assets and properties described on Schedule 1.03 of the Purchase Agreement.

- --------------------------------------------------------------------------------
SECTION
- --------------------------------------------------------------------------------




                                                                - xvi -



                                                                 - i -

           TABLE OF CONTENTS


SECTION    PAGE

           ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.1. Defined Terms 2
1.2. Use of Defined Terms 36
1.3. Cross-References 36
1.4. Accounting and Financial Determinations; No Duplication; Combined Basis and Consolidation 36

ARTICLE II

COMMITMENTS, LOANS, BORROWING AND
ISSUANCE PROCEDURES AND NOTES AND LETTERS OF CREDIT

2.1. Commitments 37
2.1.1. Loan Commitment of Each Lender 37
2.1.2. Letter of Credit Commitment 37
2.1.3. Lenders Not Permitted or Required to Make Loans 38
2.1.4. Issuer Not Permitted or Required to Issue Letters of Credit 38
2.1.5. Existing Credit Extensions 39
2.2. Reduction of Commitment Amount 39
2.2.1. Optional Reduction of Commitment Amount 39
2.2.2. Mandatory Reduction of Commitment Amount 39
2.3. Borrowing Procedure 41
2.4. Continuation and Conversion Elections 41
2.5. Funding 42
2.6. Issuance Procedures 42
2.6.1. Other Lenders' Participation 42
2.6.2. Disbursements 43
2.6.3. Reimbursement 43
2.6.4. Deemed Disbursements 44
2.6.5. Nature of Reimbursement Obligations 44
2.7. Notes 45

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1. Repayments and Prepayments 46
3.1.1. Final Maturity 46
3.1.2. Voluntary Prepayments 46
3.1.3. Mandatory Prepayments 46
3.1.4. Net Disposition Proceeds 46
3.1.5. Acceleration of Stated Maturity Date 47
3.2. Interest Provisions 47
3.2.1. Rates 47
3.2.2. Post-Maturity Rates 49
3.2.3. Payment Dates 50
3.2.4. Change in Applicable Margin 50
3.3. Fees 51
3.3.1. Commitment Fees. 51
3.3.2. Letter of Credit Fee 51
3.3.3. Other Fees 51
3.4. Guaranty Provisions 51
3.4.1. Guaranty 52
3.4.2. Acceleration of Guaranty 52
3.4.3. Guaranty absolute, etc 53
3.4.4. Reinstatement, etc 54
3.4.5. Waiver, etc 54
3.4.6. Postponement of Subrogation, etc 54
3.5. Guaranty Provisions 55

ARTICLE IV

CERTAIN CD RATE, LIBO RATE AND OTHER PROVISIONS

4.1. Fixed Rate Lending Unlawful 55
4.2. Deposits Unavailable 56
4.3. Increased Fixed Rate Loan Costs, etc. 56
4.4. Funding Losses 56
4.5. Increased Capital Costs 57
4.6. Taxes 57
4.7. Payments, Computations, etc. 59
4.8. Sharing of Payments 59
4.9. Setoff 60

ARTICLE V

CONDITIONS TO CREDIT EXTENSIONS

5.1. Initial Credit Extension 61
5.1.1. Corporate and Partnership Documents, etc. 61
5.1.2. Delivery of Notes 63
5.1.3. Payment of Outstanding Indebtedness, etc. 63
5.1.4. Due Diligence 63
5.1.5. Guaranty. 63
5.1.6. Obligor Pledge Agreement and HVA Pledge Agreement Amendments 63
5.1.7. Security Agreements 63
5.1.8. Subordination Agreements 64
5.1.9. Insurance 65
5.1.10. Closing Fees, Expenses, etc. 65
5.1.11. Approvals 65
5.1.12. Management Agreements 65
5.1.13. Opinions of Counsel 65
5.1.14. Delivery of Franchise Agreements and FCC Licenses 66
5.1.15. Solvency, etc. 66
5.1.16. Affirmation and Consent 66
5.2. Additional Conditions Precedent to the Making of Acquisition Loans 66
5.2.1. Alternative Acquisition 66
5.2.2. Global Acquisition 67
5.3. Credit Extensions to Global 68
5.4. All Credit Extensions 68
5.4.1. Compliance with Warranties, No Default, etc. 68
5.4.2. Credit Extension Request 69
5.4.3. Satisfactory Legal Form 69

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1. Organization, etc. 70
6.2. Due Authorization, Non-Contravention, etc. 71
6.3. Government Approval, Regulation, etc. 71
6.4. Validity, etc. 71
6.5. Financial Information 72
6.6. No Material Adverse Change 72
6.7. Litigation, Labor Controversies, etc. 72
6.8. Subsidiaries 73
6.9. Ownership of Properties 73
6.10. Taxes 73
6.11. Pension and Welfare Plans 73
6.12. Environmental Warranties 74
6.13. Regulations G, U and X 74
6.14. The Franchises 74
6.15. Patents, Copyrights, FCC Licenses, etc. 75
6.16. Partnership Agreements; Management Agreements 75
6.17. Subordination 75
6.18. Accuracy of Information 75
6.19. Compliance with Leverage Ratio 76
6.20. Solvency 76
6.21. Compliance with Laws 77

ARTICLE VII

COVENANTS

7.1. Affirmative Covenants 77
7.1.1. Financial Information, Reports, Notices, etc. 77
7.1.2. Compliance with Laws, etc. 81
7.1.3. Maintenance of Properties 81
7.1.4. Insurance 81
7.1.5. Books and Records 82
7.1.6. Environmental Covenant 82
7.1.7. Rate Protection 82
7.1.8. Subordination 83
7.1.9. Use of Proceeds 83
7.1.10. Future Subsidiaries 84
7.1.11. Acquisition Collateral 86
7.2. Negative Covenants 86
7.2.1. Business Activities 86
7.2.2. Indebtedness 86
7.2.3. Liens 88
7.2.4. Financial Condition 89
7.2.5. Investments 91
7.2.6. Restricted Payments, etc. 92
7.2.7. Consolidation, Merger, etc. 93
7.2.8. Asset Dispositions, etc. 93
7.2.9. Modification of Certain Agreements 93
7.2.10. Transactions with Affiliates 94
7.2.11. Negative Pledges, Restrictive Agreements, etc. 94
7.2.12. Management Fees 95
7.2.13. Payment of Management Fees. 95
7.2.14. Payment of Intercompany Subordinated Loans 96
7.2.15. Stock, etc. of Subsidiaries 96

ARTICLE VIII

EVENTS OF DEFAULT

8.1. Listing of Events of Default 97
8.1.1. Non-Payment of Obligations 97
8.1.2. Breach of Warranty 97
8.1.3. Non-Performance of Certain Covenants and Obligations 97
8.1.4. Non-Performance of Other Covenants and Obligations 97
8.1.5. Default on Other Indebtedness 97
8.1.6. Judgments 98
8.1.7. Pension Plans 98
8.1.8. Change in Control 98
8.1.9. Bankruptcy, Insolvency, etc. 98
8.1.10. Impairment of Security, etc. 100
8.1.11. Default Under Any Partnership Agreement 100
8.1.12. Termination of Any Management Agreement 100
8.1.13. Failure to Obtain or Cessation of Authorization, etc. 100
8.1.14. Cancellation of Any Franchise Agreement 100
8.2. Action if Bankruptcy 101
8.3. Action if Other Event of Default 101

ARTICLE IX

THE AGENTS

9.1. Actions 102
9.2. Funding Reliance, etc. 102
9.3. Exculpation 103
9.4. Resignations 103
9.5. Loans by Managing Agents 104
9.6. Credit Decisions 104
9.7. Copies, etc. 105
9.8. Limitation on Duties 105

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1. Waivers, Amendments, etc. 105
10.2. Notices 106
10.3. Payment of Costs and Expenses 106
10.4. Indemnification 107
10.5. Survival 109
10.6. Severability 109
10.7. Headings 109
10.8. Execution in Counterparts, Effectiveness, etc. 109
10.9. Governing Law; Entire Agreement 109
10.10. Successors and Assigns 109
10.11. Sale and Transfer of Loans and Note; Participations in Loans and Note 110
10.11.1. Assignments 110
10.11.2. Participations 112
10.12. Other Transactions 113
10.13. Limited Recourse 113
10.14. Global Not a Borrower Until Consummation of Global Acquisition. 114
10.15. Forum Selection and Consent to Jurisdiction 114
10.16. Waiver of Jury Trial 115

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
SCHEDULE I - Disclosure Schedule
SCHEDULE II - Assets to be Acquired

EXHIBIT A - Form of Note
EXHIBIT B-1 - Form of Borrowing Request EXHIBIT B-2 - Form of Issuance Request EXHIBIT C - Form of Continuation/Conversion Notice EXHIBIT D - Form of Lender Assignment Notice EXHIBIT E - Form of Compliance Certificate EXHIBIT F - Form of Closing Date Certificate EXHIBIT G-1 - Conformed Copy of Intercompany Subordination Agreement EXHIBIT G-2 - Conformed Copy of Manager Subordination Agreement EXHIBIT H - Conformed Copy of Subsidiary Guaranty EXHIBIT I-1 Conformed Copy of HVA Pledge Agreement EXHIBIT I-2 - Conformed Copy of Obligor Pledge Agreement EXHIBIT I-3 - Form of TALP Pledge Agreement EXHIBIT I-4 - Form of Global Pledge Agreement EXHIBIT J-1 - Conformed Copy of HVA Partners Security Agreement EXHIBIT J-2 - Conformed Copy of Partnership Security Agreement EXHIBIT J-3 - Form of TALP Partners Security Agreement EXHIBIT J-4 - Form of Global Partners Security Agreement

           SCHEDULE I


DISCLOSURE SCHEDULE


ITEM 2.1.5  -  EXISTING CREDIT EXTENSIONS


        $76,500,000 in principal amount of outstanding Loans, as of the Amendment Effective Date.

ITEM 6.7  -  LITIGATION


NONE

ITEM 6.8  -  EXISTING SUBSIDIARIES


1. Subsidiaries of Highland Video Associates, L.P.

a. Henderson Community Antenna Television, Inc.

- - Borrower owns 100% of the issued and outstanding stock

b. Bucktail Broadcasting Corporation

- - Borrower owns 100% of the issued Class B common stock

c. Adelphia Cablevision Associates of Radnor, L.P.

- - Borrower is a general partner

d. Montgomery Cablevision Associates, L.P.

- - Borrower is a general partner

2. Subsidiaries of Bucktail Broadcasting Corporation

a. Montgomery Cablevision, Inc.

- - Bucktail Broadcasting Corporation owns 100% of the issued and outstanding stock

ITEM 6.11  -  EMPLOYEE BENEFIT PLANS


Adelphia Communications Corporation maintains the Adelphia Communications Corporation Savings and Retirement Plan. This Plan is a tax-qualified, defined contribution plan with a pre-tax "ss. 401(K)" savings feature and an annual maximum employer "matching" contribution of $750 per participant.

ITEM 6.14  -  FRANCHISES


A. Highland Video Associates, L.P.

1. Franchise Agreement dated September 17, 1990, with the Township of Blacklick, Indiana County, Pennsylvania, expiring on September 17, 2005.

2. Franchise Agreement dated August 18, 1992, with the Boro of Blairsville, Indiana County, Pennsylvania, expiring on August 18, 2007.

3. License Agreement dated February 12, 1982, with the Borough of Bolivar, Westmoreland County, Pennsylvania, expiring on February 12, 1997.

4. Franchise Agreement dated May 22, 1989, with the Township of Burrell, Indiana County, Pennsylvania, expiring on May 22, 2004.

5. Agreement dated December 1, 1987, with the Township of Center, Indiana County, Pennsylvania expiring on December 1, 2002.

6. Franchise Agreement effective January 1, 1986, with the Borough of Derry, Westmoreland County, Pennsylvania, expiring on January 1, 2001.

7. License Agreement dated December 30, 1976, with the Township of Derry, Westmoreland County, Pennsylvania, expiring on December 30, 2001.

8. License Agreement dated May 5, 1981, with Fairfield Township, Westmoreland County, Pennsylvania, expiring on May 5, 2001.

9. Agreement dated March 6, 1984, with the Borough of Homer City, Indiana County, Pennsylvania, expiring on September 1, 2001.

10.  Agreement   effective  January  1,  1986,  with  the  Borough  of  Latrobe,
Westmoreland County, Pennsylvania, expiring on January 1, 2001.

11. License Agreement dated October 4, 1990, with the Borough of Ligonier, Westmoreland County, Pennsylvania, expiring on October 4, 2005.

12. License Agreement dated December 14, 1976, with the Township of Ligonier, Westmoreland County, Pennsylvania, expiring on December 14, 2001.

13. License Agreement dated January 13, 1977, with the Township of Unity, Westmoreland County, Pennsylvania, expiring on January 13, 1997.

14. License Agreement dated May 2, 1981, with West Wheatfield Township, Westmoreland County, Pennsylvania, expiring on May 2, 2001.

15. License Agreement dated January 3, 1977, with the Borough of Youngstown, Westmoreland County, Pennsylvania, expiring on January 3, 1997.

B. Bucktail Broadcasting Corporation

1. Franchise Agreement dated January 1, 1995, with the Borough of Emporium, Cameron County, Pennsylvania, expiring on January 1, 2010.

C. Adelphia Cablevision Associates of Radnor, L.P.

1. Franchise Agreement dated April 26, 1993, with the Township of Radnor, Delaware County, Pennsylvania, expiring on February 1, 1998.

D. Montgomery Cablevision Associates, L.P.

1. Agreement dated March 10, 1994, granted by the Borough of Ambler, Montgomery County, Pennsylvania, expiring on March 10, 2006.

2. Contract dated _________, 1985 (day and month left blank) with the Township of Lower Gwynedd, Montgomery County, Pennsylvania, pursuant to Ordinance No. 212 dated January 22, 1985, expiring on March 19, 2000.

3. Cable Television Agreement effective September 9, 1992, with the
Township of Plymouth, Montgomery County, Pennsylvania, expiring on September 9, 2007.

4. Agreement dated March 14, 1990, with the Township of Springfield, Montgomery County, Pennsylvania, expiring on August 9, 2005.

E. Henderson Community Antenna Television, Inc.

1. Franchise Agreement dated November 15, 1995, with the City of Henderson, Vance County, North Carolina, expiring on November 15, 2005.

2. Contract and Permit dated July 6, 1987, with the Town of Kittrell, Vance County, North Carolina, expiring on July 6, 2007.

3. Franchise Agreement dated December 2, 1980, with the Town of Norlina, Warren County, North Carolina, expiring on December
2, 1995 (Renewal Pending).

4. Franchise Agreement dated January 2, 1996, with the County of Vance, North Carolina, expiring on November 15, 2005.

5. Cable Television Franchise Agreement effective September 18, 1987, with the County of Warren, North Carolina, expiring
September 18, 1997.

6. Franchise Agreement dated November 14, 1980, with the Town of Warrenton, Warren County, North Carolina, expiring November
14, 1995 (Renewal Pending).

F. Coudersport Television Cable Company

1. Agreement dated November 16, 1992, with the Borough of Austin, Potter County, Pennsylvania, expiring on November 16, 2007.

2. Agreement dated November 13, 1991, with the Borough of Coudersport, Potter County, Pennsylvania, expiring on November 13, 2006.

3. Agreement dated July 15, 1994, with the Borough of Port Allegany, McKean County, Pennsylvania, expiring on July 15, 2009.

4. Agreement dated December 23, 1992, with the Township of Roulette, Potter County, Pennsylvania, expiring on December 23, 2007.

G. Montgomery Cablevision, Inc.

None.

H. Telesat Acquisition Limited Partnership

License Agreement dated July 7, 1987, with Citrus County, Florida, expiring July 7, 2002.* Franchise Agreement dated May 22, 1988, with Hillsborough County, Florida, expiring May 22, 2003.* License Agreement dated March 8, 1988, with the City of Inverness, Citrus County, Florida, expiring March 8, 2003. Ordinance No. 87-41 dated December 14, 1987, granted by the City of Leesburg, Lake County, Florida, expiring December 14, 2002. Non-Exclusive Cable Television Franchise Agreement dated June 23, 1986, with Orange County, Florida, expiring June 23, 2001. Ordinance No. 85-4 accepted October 20, 1986, granted by Osceola County, Florida, expiring October 20, 2001. * Transfer to Telesat Acquisition Limited Partnership Pending I. Global Acquisition Partners, L.P.1 1 The following Franchises will be transferred to Global Acquisition Partners, L.P. effective as of the consummation of the Global Acquisition.
  CATV Franchise dated March 30, 1988, with the Village of Barker, New York, expiring March 30, 1998.
  Franchise Agreement dated April 25, 1995, with the Town of Clarence, New York, expiring June 10, 2005.
  Franchise Agreement dated August 1, 1984, with the Town of Elma, New York, expiring August 1, 1999.
  CATV Franchise dated October 16, 1981, with the Town of Lancaster, New York, expiring October 16, 1996.
  Franchise Agreement dated May 23, 1978, with the Village of Lancaster, New York, expiring May 1, 1996.
  Franchise Agreement executed June 29, 1992, with the City of Lockport, New York, expiring September 2, 2002.
  Franchise Agreement dated August25, 1993, with the Town of Newfane, New York, expiring August 25, 2003.
  Franchise Agreement dated May 28, 1995, with the Town of Orchard Park and the Village of Orchard Park, New York, expiring May 27, 2005.
  CATV Franchise dated March 24, 1988, with the Town of Somerset, New York, expiring March 24, 1998.

ITEM 6.15  -  PATENTS, COPYRIGHTS, FCC LICENSES, ETC.


A. Pole Agreements

I. Highland Video Associates, L.P.

1. Attachment Agreement dated November 1, 1983, with West Penn Power Company.

2. Agreement dated September 17, 1976, with Pennsylvania Electric Company.

3. Agreement dated November 13, 1975, with The Bell Telephone Company of Pennsylvania.

4. Agreement dated November 13, 1975, with The Bell Telephone Company of Pennsylvania.

II. Bucktail Broadcasting Corporation

1. Agreement dated June 15, 1991 with Mid-Penn Telephone Corporation.

2. Attachment Agreement dated November 1, 1983 with West Penn Power Company.

III. Adelphia Cablevision Associates of Radnor, L.P.

1. Agreement dated March 7, 1991 with The Bell Telephone Company of
Pennsylvania.

2. License Agreement dated February 26, 1992 with the Southeast Pennsylvania Transportation Authority.

IV. Montgomery Cablevision Associates, L.P.

1. Agreement dated November 30, 1978 with The Bell Telephone Company of Pennsylvania.

2. Agreement dated July 5, 1978 with The Bell Telephone Company of Pennsylvania.

3. Agreement dated March 2, 1978 with The Bell Telephone Company of
Pennsylvania.

4. Agreement dated March 27, 1978 with Consolidated Rail Corporation.

5. Agreement dated January 20, 1983 with the Philadelphia Electric Company.

6. Agreement dated March 23, 1983 with the Philadelphia Electric Company.

7. Agreement dated March 18, 1982 with the Philadelphia Electric Company.

V. Henderson Community Antenna Television, Inc.

1. Agreement dated January 30, 1981 with Carolina Telephone.

2. Agreement dated January 30, 1981 with Carolina Telephone.

3. Agreement dated December 1, 1977 with Carolina Telephone.

VI. Coudersport Television Cable Company

1. Agreement dated May 28, 1991 with Tri-County Rural Electric.

2. Agreement dated November 26, 1990 with West Penn Power Company.

VII. Montgomery Cablevision, Inc.

None.

VIII. Telesat Acquisition Limited Partnership

Agreement dated October 18, 1990 with Florida Power Corporation. Agreement dated August 17, 1988 with Kissimmee Utility Authority. Agreement dated December 7, 1987 with Orlando Utilities Commission. Agreement dated June 19, 1986 with Southern Bell Telephone Company. Agreement dated September 15, 1993 with United Telephone Company of Florida. Agreement dated August 2, 1988 with Tampa Electric Company. Agreement dated February 16, 1988 with GTE Florida, Inc. Agreement dated June 7, 1991 with Sumter Electric Cooperative.

IX.        Global Acquisition Partners, L.P.2
2   The following Pole Agreements will be transferred to Global Acquisition
Partners, L.P. effective as of the consummation of the Global Acquisition.


Agreement dated March 23, 1984 with New York State Electric & Gas Corporation. Agreement dated December 1, 1986 with New York Telephone Company. Agreement dated June 22, 1995 with Niagara Mohawk Power Corporation.

B.         Fictitious Names

           1. "Adelphia Cable Communications" is used by Highland Video Associates, L.P., Telesat Acquisition Partners, L.P., Global Acquisition Partners, L.P., Henderson Community Antenna Television, Inc., Montgomery Cablevision Associates, L.P., Adelphia Cablevision Associates of Radnor, L.P., Bucktail Broadcasting Corporation and Coudersport Television Cable Company.

           2. "Adelphia Home Satellite Service" is used by Montgomery Cablevision, Inc.

C.         FCC Licenses

I. Highland Video Associates, L.P.

   1. Business Radio License KUH361, Fairchild Township, Pennsylvania.

   2. TVRO Earth Station License E920253, Blairsville, Pennsylvania.

II. Bucktail Broadcasting Corporation

   1. TVRO Earth Station License WM70, Emporium, Pennsylvania.

III. Adelphia Cablevision Associates of Radnor, L.P.

   1. TVRO Earth Station License E3820, Radnor, Pennsylvania.

IV. Montgomery Cablevision Associates, L.P.

   1. Business Radio License WNQP268, Plymouth Meeting, Pennsylvania.

   2. Business Radio License WNSE631, Plymouth Meeting, Pennsylvania.

   3. TVRO Earth Station License E860957, Flourtown, Pennsylvania.

   4. TVRO Earth Station License E940343, Plymouth Township, Pennsylvania.

V. Henderson Community Antenna Television, Inc.

   1. Business Radio License WPFV417, Henderson, North Carolina.

   2. TVRO Earth Station License E7769, Warrenton, North Carolina.

   3. TVRO Earth Station License E7770, Henderson, North Carolina. (License is still in name of prior owner. FCC has been notified to record transfer)

VI. Coudersport Television Cable Company

   1. Business Radio License WNQU780, Coudersport, Pennsylvania.

   2. Business Radio License WNSC228, Coudersport, Pennsylvania.

   3. TVRO Earth Station License E900151, Coudersport, Pennsylvania.

VII. Montgomery Cablevision, Inc.

   None.

VIII. Telesat Acquisition Limited Partnership

CARS Microwave License WLY-347, Tampa, Florida (Transmitter Site) and East Hills Borough, Florida (Receiver Site) (Licensed to Olympus Communications, L.P.*) CARS License WLY-491, Inverness, Florida (Transmitter Site) and Beverly Hills, Florida (Receiver Site) (Licensed to Olympus Communications, L.P.*)

*Transfer to Telesat Acquisition Limited Partnership Pending.

          IX.       Global Acquisition Partners, L.P.3
3   The following FCC Licenses will be transferred to Global Acquisition
Partners, L.P. effective as of the consummation of the Global Acquisition.

Business Radio License WNVJ292, Lancaster, New York
Business Radio License WNWY544, Lancaster, New York
TVRO Earth Station License E930438, Lancaster, New York
TVRO Earth Station License WZ32, Lockport, New York

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------
                                                                 -29-






ITEM 7.2.2.(b)  -  INDEBTEDNESS TO BE PAID



1. Indebtedness in the principal amount of $39,500,000, together with accrued interest thereon payable by TALP to Olympus which shall be repaid on the Amendment Effective Debt.

ITEM 7.2.2.(c)  -  ONGOING INDEBTEDNESS



1. Indebtedness in the principal amount of $4,000,000, together with accrued interest thereon payable to Adelphia Communications Corporation.

2. Indebtedness in the principal amount of $84,000,000, together with accrued interest and fees thereon pursuant to the Global Letter of Credit.

ITEM 7.2.5.(a)  -  ONGOING INVESTMENTS



Investments of the Borrowers in their Subsidiaries and Investments of the Borrowers' Subsidiaries in their respective Subsidiaries.

           EXHIBIT A


           NOTE


$                    _____________, 1996
 -----------


           FOR VALUE RECEIVED, each of the undersigned, HIGHLAND VIDEO ASSOCIATES, L.P., a Pennsylvania limited partnership ("HVA"), TELESAT ACQUISITION LIMITED PARTNERSHIP, a Delaware limited partnership ("TALP"), and GLOBAL ACQUISITION PARTNERS, L.P., a Delaware limited partnership ("Global"; Global, HVA and TALP are individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), jointly and severally promise to pay to the order of (the "Lender") on or before the Stated Maturity Date the principal sum of __________ DOLLARS ($ ) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Amended and Restated Credit Agreement, dated as of March 29, 1996, amending and restating the Credit Agreement, dated as of February 28, 1996 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the various financial institutions (including the Lender) as are or may become parties thereto (collectively, the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent and The Bank of Nova Scotia as Administrative Agent for the Lenders. Unless otherwise defined, all capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

           The Borrowers also jointly and severally promise to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

           Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

           This Note is a Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

           This Note is issued in substitution and exchange for, and not in satisfaction or payment of, and shall represent an amendment and restatement of, the Note, dated February 28, 1996, payable to the order of ______________ in the original principal amount of $___________ and issued under the Credit Agreement (herein, the "Existing Note"), and the Indebtedness originally evidenced by such Existing Note which is now evidenced by this new amended and restated Note shall be a continuing Indebtedness, and nothing herein contained shall be construed to deem such Existing Note paid, or to release or terminate any Lien or security interest given to secure such Existing Note, which Liens and security interests shall continue to secure such Indebtedness as evidenced by this Note.

           All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

           THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


HIGHLAND VIDEO ASSOCIATES, L.P.

By: Highland Holdings, its
General Partner



By: ,
a General Partner



TELESAT ACQUISITION LIMITED
PARTNERSHIP

By: Olympus Communications, L.P.,
its General Partner

By: ACP Holdings, Inc., its
Managing General Partner



By: ,
Title:


GLOBAL ACQUISITION PARTNERS, L.P.

By: Dorellenic Cable Partnres,
its General Partner



By: ,
a General Partner

- -------------------------------------------------------------------------------


- -------------------------------------------------------------------------------


                                                                 -32-

           LOANS AND PRINCIPAL PAYMENTS



===== ============================ ----------------- ============================== ========================== = ------- =========
Date  Amount of Loan Made          Interest Period   Amount of Principal Repaid     Unpaid Principal Balance      Total   Nota-tion
                                   (if applicable)                                                                         Made By
      ========= ======== =========                   ========== ======== ========== ========== ======== =========
      Base Rate  CD Rate LIBO Rate                   Base Rate  CD Rate  LIBO Rate  Base Rate  CD Rate  LIBO Rate
===== ========= ======== ========= ================= ========== ======== ========== ========== ======== ========= ======= =========


===== --------- -------  --------- ----------------- ---------  -------- ---------- ---------- -------- --------- ------- =========

===== --------- -------  --------- ----------------- ---------  -------- ---------- ---------- -------- --------- ------- =========

===== --------- -------  --------- ----------------- ---------  -------- ---------- ---------- -------- --------- ------- =========


           [EXECUTION COPY]


           BORROWING REQUEST


           March ___, 1995


The Bank of Nova Scotia,
  as Administrative Agent
One Liberty Plaza
New York, New York  10006

Attention:  Vincent Fitzgerald


           Telesat Acquisition Limited Partnership


Gentlemen and Ladies:

           This Borrowing Request is delivered to you pursuant to Section 2.3 of the Amended and Restated Credit Agreement, dated as of March 29, 1996, amending and restating the Credit Agreement, dated as of February 28, 1996 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Highland Video Associates, L.P., a Pennsylvania limited partnership ("HVA"), Telesat Acquisition Limited
Partnership, a Delaware limited partnership ("TALP"), Global Acquisition Partners, L.P., a Delaware limited partnership ("Global"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent and The Bank of Nova Scotia, as administrative agent (the "Administrative
Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

           The undersigned (hereinafter referred to as the "Borrower") hereby requests that Loans be made in the aggregate principal amount of $39,500,000 on March 29, 1996 and that the proceeds thereof be deposited to Account Number _____________ at ____________________________. The Borrower hereby also requests that such Loans be made as Base Rate Loans.

           The Borrower hereby acknowledges that, pursuant to Section 5.3.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby, constitute a representation and warranty by the Borrower that, on the date of such Loans, and before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.3.1 of the Credit Agreement are true and correct.

           The Borrower further certifies that as of the date hereof:

================================================================================

================================================================================
                                                                 -43-

  on the date of the Loans and after giving effect to the Loans requested to be made on such date, the Leverage Ratio on such date shall not be greater than the Leverage Ratio applicable pursuant to clause (a) of Section 7.2.4 to the most recently ended Fiscal Quarter for which the financial statements and Compliance Certificate required by clauses (a), (c) and (d) of Section 7.1.1 have been delivered;

  the Borrower has delivered such information, documents and certificates as the Required Lenders have requested, including a certificate attached to this Borrowing Request as Annex I demonstrating compliance with all financial covenants on a historical and pro forma basis (as necessary) on the date the Alternative Acquisition is to be consummated and giving effect to the Alternative Acquisition and the Loans to be made in connection therewith; and

  the conditions described in clause (e) of Section 5.2.2 of the Credit Agreement have been satisfied.

           The Borrower agrees that if, prior to the time of the Borrowing requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Borrowing as if then made.

           IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered by its duly Authorized Officer this _____ day of March, 1996.


TELESAT ACQUISITION LIMITED
PARTNERSHIP

By: Olympus Communications, L.P.,
its General Partner

By: ACP Holdings, Inc., its
Managing General Partner



By:
Title:

           EXHIBIT B-2


           ISSUANCE REQUEST


           ------------, ----


The Bank of Nova Scotia,
  as Administrative Agent
One Liberty Plaza
New York, New York  10006

Attention:  Vincent Fitzgerald


           [Highland Video Associates, L.P.]
           [Telesat Acquisition Limited Partnership]
           [Global Acquisition Partners, L.P.]

Gentlemen and Ladies:

           This Issuance Request is delivered to you pursuant to Section 2.6 of the Amended and Restated Credit Agreement, dated as of March 29, 1996, amending and restating the Credit Agreement, dated as of February 28, 1996 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Highland Video Associates, L.P., a Pennsylvania limited partnership ("HVA"), Telesat Acquisition Limited
Partnership, a Delaware limited partnership ("TALP"), Global Acquisition Partners, L.P., a Delaware limited partnership ("Global"), the financial institutions as are, or may from time to time become, parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent, and The Bank of Nova Scotia, as administrative agent (the "Administrative Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

           4/The undersigned hereby requests that The Bank of Nova Scotia, as Issuer, [extend the Stated Expiry Date of Letter of Credit No. ______, issued on ___________ to _____________] [issue a standby Letter of Credit on
______________ in the aggregate Stated Amount of $---------].

4/ To be delivered not less than five nor more than ten Business Days prior to the date of issuance of the Letter of Credit or the Stated Expiry Date for extensions.


           The beneficiary of [the requested] [such] Letter of Credit [will be] [is] 5/______________________ , and such Letter of Credit [will have] [has] a Stated Expiry Date (as defined therein) of the earlier of 6/___________ and the Commitment Termination Date.

5/         Insert name and address of beneficiary.
6/         Insert a date not to exceed one year from the date of initial issuance or of extension, as appropriate.

           The undersigned hereby acknowledges that, pursuant to Section 5.3.2 of the Credit Agreement, each of the delivery of this Issuance Request and the acceptance of any proceeds of or benefits by the undersigned of the Letter of Credit issued in accordance herewith, constitute a representation and warranty by the undersigned that, on the date of delivery of this Issuance Request, and before and after giving effect to the application of any proceeds or benefits of the Letter of Credit requested hereby, all statements set forth in Section 5.3.1 of the Credit Agreement are true and correct in all material respects.

           The undersigned agrees that if, prior to the time of the issuance of the Letter of Credit requested hereby, any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent.

           IN WITNESS WHEREOF, the undersigned has caused this request to be executed and delivered by its duly Authorized Officer this day of .

[HIGHLAND VIDEO ASSOCIATES, L.P.

By: Highland Holdings, its
General Partner


By: ,
a General Partner]

[TELESAT ACQUISITION LIMITED PARTNERSHIP

By: Olympus Communications, L.P.,
its General Partner


By: ACP Holdings, Inc., its
Managing General Partner


By: ,
Title:


[GLOBAL ACQUISITION PARTNERS, L.P.

By: Global Cablevision, Inc.,
its General Partner


By: ,
a General Partner]

           EXHIBIT C


           CONTINUATION/CONVERSION NOTICE




The Bank of Nova Scotia,
  as Administrative Agent
One Liberty Plaza
New York, New York  10006

Attention:  Vincent Fitzgerald


           [Highland Video Associates, L.P.]
           [Telesat Acquisition Limited Partnership]
           [Global Acquisition Partners, L.P.]


Gentlemen and Ladies:

           This Continuation/Conversion Notice is delivered to you in connection with Section 2.4 of the Amended and Restated Credit Agreement, dated as of March 29, 1996, amending and restating the Credit Agreement, dated as of February 28, 1996 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Highland Video Associates, L.P., a Pennsylvania limited partnership (the "HVA"), Telesat Acquisition Limited Partnership, a Delaware limited partnership ("TALP"), Global Acquisition Partners, L.P., a Delaware limited partnership ("Global"; Global, HVA and TALP are individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent and The Bank of Nova Scotia, as administrative agent (the "Administrative Agent") for the Lenders. Unless otherwise defined, all capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

           The undersigned (hereinafter referred to as the "Borrower") hereby requests that on ______, [199__][200__], Loans in an outstanding principal amount of $__________ which are presently being maintained as [Base Rate Loans] [LIBO Rate Loans][CD Rate Loans] be converted into [Base Rate Loans] [LIBO Rate Loans having an Interest Period of _____ months][CD Rate Loans having an Interest Period of __ days].

           The Borrower hereby:

                     (a) certifies and warrants that no Default has occurred and is continuing or will (after giving effect to the continuation or conversion requested hereby) occur and be continuing; and

                     (b) agrees that if prior to the time of such continuation or conversion any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent that prior to the time of the continuation or conversion requested hereby the Administrative Agent shall have received written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified on the date of such continuation or conversion as if then made.

           IN WITNESS WHEREOF, the Borrower has caused this notice to be executed and delivered by its Authorized Officer this ____ day of
- ------------, ----.


[HIGHLAND VIDEO ASSOCIATES, L.P.

By: Highland Holdings, its
General Partner


By:
a General Partner]



[TELESAT ACQUISITION LIMITED
PARTNERSHIP

By: Olympus Communications, L.P.,
its General Partner

By: ACP Holdings, Inc., its
Managing General Partner


By:
Title:]



[GLOBAL ACQUISITION PARTNERS, L.P.

By: Global Cablevision, Inc., its
General Partner


By:
Title:]

           EXHIBIT D

           LENDER ASSIGNMENT NOTICE



To:        Highland Video Associates, L.P.
           Telesat Acquisition Limited Partnership
           Global Acquisition Partners, L.P.
           5 West Third Street
           Coudersport, Pennsylvania 16915

To:        The Bank of Nova Scotia,
             as Administrative Agent
           One Liberty Plaza
           New York, New York 10006


Gentlemen and Ladies:

           We refer to Section 10.11.1 of the Amended and Restated Credit Agreement, dated as of March 29, 1996, amending and restating the Credit Agreement, dated as of February 28, 1996 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Highland Video Associates, L.P., a Pennsylvania limited partnership (the "HVA"), Telesat Acquisition Limited Partnership, a Delaware limited partnership ("TALP"), Global Acquisition Partners, L.P., a Delaware limited partnership ("Global"; Global, HVA and TALP are individually referred to as a "Borrower" and collectively as the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent and The Bank of Nova Scotia, as administrative agent (the "Administrative
Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings ascribed thereto in the Credit Agreement.

           This  notice is  delivered  to you  pursuant to clause (b) of Section
10.11.1 of the Credit Agreement and constitutes notice to each of you, pursuant to Section 10.11.1 of the Credit Agreement, of the assignment and delegation to _______________ (the "Assignee") of ___% of the Commitment (including a pro rata assignment of the Assignor's obligation to participate in Letters of Credit pursuant to the terms of the Credit Agreement) of _____________ (the "Assignor") and $________ of the Credit Extensions of the Assignor, outstanding under the Credit Agreement on the date hereof. After giving effect to the foregoing assignment and delegation, the Percentages of the Assignor and the Assignee for purposes of the Credit Agreement shall be as set forth on the signature pages hereof.

================================================================================
           The Assignee hereby acknowledges and confirms that (i) it has received a copy of the Credit Agreement and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Credit Extensions thereunder and (ii) it has made, independently and without reliance upon the Assignor, the Administrative Agent, the Managing Agents or any Lender, and based upon such financial statements and other documents and information as it has deemed appropriate, its own credit analysis and decision to become a Lender. The Assignee further confirms and agrees that in becoming a Lender and in making its Commitment and Credit Extensions under the Credit
Agreement, such actions have and will be made without recourse to, or representation or warranty by the Administrative Agent, the Managing Agents or any other Lender.


           Except as otherwise provided in the Credit Agreement, effective upon the date the Administrative Agent and each Borrower accepts this Lender Assignment Notice (the "Assignment Effective Date"),

           the Assignee

           shall be deemed automatically to have become a party to the Credit Agreement and to have all the rights and obligations of a "Lender" under the Credit Agreement and the other Loan Documents as if it were an original signatory thereto or beneficiary thereof to the extent specified in the second paragraph hereof; and

           agrees to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents as if it were an original signatory thereto;

           the Assignor shall be released from its obligations under the Credit Agreement and the other Loan Documents to the extent specified in the second paragraph hereof; and

           the Administrative Agent shall make all payments in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee.

           The Assignee and the Assignor will make all appropriate adjustments with respect to the payment of all accrued and unpaid interest and fees on the Credit Extensions outstanding prior to the Assignment Effective Date pursuant to the terms of a separate assignment agreement between the Assignor and the Assignee.

           The Assignor and the Assignee hereby agree that the [Assignor] [Assignee] will pay to the Administrative Agent the processing fee referred to in Section 10.11.1 of the Credit Agreement upon the delivery hereof.

           The  Assignee   hereby   advises   each  of  you  of  the   following
administrative  details  with  respect to the  assigned  Credit  Extensions  and
Commitment:

                     (A)       Address for Notices:
                                          Institution Name:
                                          Domestic Office:
                                          Telephone:
                                          Facsimile:
                                          Attention:
                                          LIBOR Office:
                                          Telephone:
                                          Facsimile:
                                          Attention:
                                          Address for Notices:
                                          Telephone:
                                          Facsimile:
                                          Attention:
                     (B)       Payment Instructions:

           The Assignee agrees to furnish the tax forms required by Section 4.6 (if so required) of the Credit Agreement no later than the date of acceptance hereof by the Administrative Agent.

           This notice may be executed by the parties hereto [Assignor and Assignee] in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same notice.


Adjusted Percentage and                                       [ASSIGNOR]
Amount of Credit Extensions

                                       By:
                                     Title:
  Commitment:                                       ___%
     and
  Credit Extensions:           $___



Percentage and                                                       [ASSIGNEE]
Amount of Loans

                                       By:
                                     Title:
  Commitment:                                       ___%
     and
  Credit Extensions:           $___



Accepted:

THE BANK OF NOVA SCOTIA,
  as Administrative Agent


By:
   Title:

           EXHIBIT E


           COMPLIANCE CERTIFICATE

           Highland Video Associates, L.P.
           Telesat Acquisition Limited Partnership
           Global Acquisition Partners, L.P.


           This  Compliance  Certificate is delivered  pursuant to clause (d) of
Section 7.1.1 and of the Amended and Restated Credit Agreement, dated as of March 29, 1996, amending and restating the Credit Agreement, dated as of February 28, 1996 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Highland Video Associates, L.P., a Pennsylvania limited partnership (the "HVA"), Telesat Acquisition Limited Partnership, a Delaware limited partnership ("TALP"), Global Acquisition Partners, L.P., a Delaware limited partnership ("Global"; Global, HVA and TALP are individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), the various financial institutions as are or may become parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent, and The Bank of Nova Scotia, as Administrative Agent. Unless otherwise defined herein or the context otherwise requires, terms used herein or in any of the attachments hereto have the meanings provided in the Credit Agreement.

           The Borrowers hereby certify and warrant that for the period
commencing on [              , [199  ] [200  ] and ending on
   , [199__] [200 ] (such latter date being the "Computation Date") no Default or Event of Default had occurred and was continuing. The Borrowers hereby further certify and warrant that as of the Computation Date:

  (i) The Leverage Ratio was ____:1.00, as computed on Attachment 1 hereto. The maximum Leverage Ratio permitted pursuant to clause (a) of Section 7.2.4 of the Credit Agreement on the Computation Date was ____:1.00.

                     (ii) As a result of the Leverage Ratio being as set forth in clause (a)(i) above, the Applicable Margin for the period immediately following the Computation Date shall (pursuant to Section 3.2.4 the Credit Agreement) be as follows:

           Applicable Margin


Leverage Ratio      Base Rate        LIBO Rate                CD Rate Loans
                     Loans             Loans
       %               %                %                            %

           The ratio of the Operating Cash Flow to the Interest Expense was :1.00, as computed on Attachment 2 hereto. The minimum ratio of the Operating Cash Flow to the Interest Expense required pursuant to clause (b) of Section
7.2.4   of   the    Credit    Agreement    on   the    Computation    Date   was
*[1.75:1.00][2.00:1.00].

* Use first alternative if the Computation Date is on or before September 3, 1996.

           The ratio of the Annualized Operating Cash Flow to the Pro-Forma Debt Service was :1.00 as computed on Attachment 3 hereto. The minimum ratio of the Annualized Operating Cash Flow to the Pro-Forma Debt Service required pursuant to clause (c) of Section 7.2.4 of the Credit Agreement on the Computation Date was **[1.05:1.00] [1.15:1.00].

** Use first alternative if the Leverage Ratio is greater than, or equal to, 3.00:1.00.

           The ratio of the Annualized Operating Cash Flow to the Total Fixed Charges was :1.00 as computed on Attachment 4 hereto. The minimum ratio of the Operating Cash Flow to the Total Fixed Charges required pursuant to clause (d) of Section 7.2.4 of the Credit Agreement was 1.00:1.00.

           The aggregate amount of all Indebtedness, of the types described in clauses (d) through (h) of Section 7.2.2 of the Credit Agreement, incurred by the Borrowers and their Restricted Subsidiaries:

                               (i) during the last Fiscal Quarter was $________,
 all of which was permitted to be incurred pursuant to clauses
(d) through (h) of Section 7.2.2 of the Credit Agreement; and

                               (ii) since the Effective Date was $________, all
 of which was  permitted  to be incurred  pursuant to clauses (d) through (h) of
Section 7.2.2 the Credit Agreement.

           The aggregate amount of all Investments, of the types described in clauses (d) through (f) of Section 7.2.5 of the Credit Agreement, made by the Borrowers and their Restricted Subsidiaries:

                               (i)  during the last Fiscal Quarter was
$________, all of which were permitted to be made pursuant to clauses
(d) through (f) of Section 7.2.5 of the Credit Agreement; and

                               (ii) Since the Effective Date was $________,
all of which were  permitted  to be made  pursuant to clauses (d) through (f) of
Section 7.2.5 of the Credit Agreement.

           During the last Fiscal Quarter, the Borrowers made the following payments, dividends or distributions in respect of partnership interests, all of which were permitted to be made pursuant to Section 7.2.6 of the Credit
Agreement:

                               [State the amount of each payment of dividends or
 distributions made and whether made pursuant to clause (a) of
Section 7.2.6 or the proviso contained in Section 7.2.6.]

  During the last Fiscal Quarter,

                               (i)  the following liquidations, dissolutions or
mergers by or among the Borrowers or any of their Restricted
Subsidiaries have occurred:

                               [State the identity of the relevant persons(s)
and describe what took place.]

                     All of such liquidations, dissolutions or mergers were permitted pursuant to Section 7.2.7 of the Credit Agreement.

                               (ii)  The following Permitted Business
Acquisitions or Permitted Dispositions, each of which was permitted to be made pursuant to clauses (d) through (f) of Section 7.2.5 and Section 7.2.7 of the Credit Agreement, have occurred:

                               [State the identity of the relevant Person, the
aggregate purchase price and a description of the relevant assets and/or business.]

                               (iii) the following capital contributions were
made by the Rigas Family, Adelphia and their Affiliates in favor of the Borrowers:

                               [State the aggregate amount of such capital
contributions.]

                               (iv)  the following general and limited
partnership interests in the Borrowers were sold or distributed in accordance with clause (a) of the definition of "Change in Control":

                               [State the identity of the relevant Person
purchasing or acquiring the limited partnership interest, the percentage of limited partnership interest and related economic interest sold or acquired by such Person and the limited partnership interests and related economic interests in the Borrowers retained by the Rigas Family and/or Adelphia.]

           IN WITNESS WHEREOF, the undersigned has caused this Compliance Certificate to be executed and delivered by its duly Authorized Officer this day of ________, ______.



HIGHLAND VIDEO ASSOCIATES, L.P.

By: Highland Holdings, its
General Partner


By:
a General Partner



TELESAT ACQUISITION LIMITED
PARTNERSHIP

By: Olympus Communications, L.P.,
its General Partner

By: ACP Holdings, Inc., its
Managing General Partner


By:
Title



GLOBAL ACQUISITION PARTNERS, L.P.

By: Global Cablevision, Inc., its
General Partner


By:
Title:

Attachment 1

           (to __/__/__ Compliance

           Certificate)

           LEVERAGE RATIO
           on _______, 19__
           (the "Computation Date")


- ------------ --------------------------------------------------------------------------------------------- ----------------------
1.           SENIOR FUNDED DEBT:

             (i)       The sum of all Indebtedness of the type described in clauses (a), (b) and (c) of    $
                                                                            -----------  ---     ---
                       the definition of Indebtedness of the Borrowers and their Restricted Subsidiaries which (i) is secured by a perfected Lien and (ii) is not by its terms subordinated to any other Indebtedness of the Borrowers or their Restricted
                       Subsidiaries:
- ------------ --------- ----------------------------------------------------------------------------------- ----------------------
             (j)       Excess Cash Balance:  the sum of all cash and Cash Equivalent Investments held in   $
                       the name of any Borrower or their Restricted Subsidiaries:
- ------------ --------- ----------------------------------------------------------------------------------- ----------------------
             (k)       Senior Funded Debt: Item 1(a) less Item 1(b):                                       $
                       ------------------  --------- ---- ---------
- ------------ --------------------------------------------------------------------------------------------- ----------------------
2.           ANNUALIZED OPERATING CASH FLOW:
- ------------ --------- ----------------------------------------------------------------------------------- ----------------------
             (a)       Net Income of the Borrowers and their Restricted Subsidiaries:                      $
- ------------ --------- ----------------------------------------------------------------------------------- ----------------------
             (b)       Management Fees included in the determination of Net
                       Income of the Borrowers and $ their Restricted
                       Subsidiaries  during such  period,  not  included in Item
                       2(a):
- ------------ --------- ----------------------------------------------------------------------------------- ----------------------
             (c)       Interest expense  (including the portion of any rent paid
                       in respect of $ Capitalized  Lease  Liabilities  which is
                       allocable    to    interest    expense),    depreciation,
                       amortization  and income taxes,  determined in accordance
                       with GAAP, included in the determination of Net Income of
                       the Borrowers and their  Restricted  Subsidiaries  during
                       such period, not included in Item 2(a) and Item 2(b):
- ------------ --------- ----------------------------------------------------------------------------------- ----------------------
             (d)       Other  non-cash  expenses  of  the  Borrowers  and  their
                       Restricted   Subsidiaries   during  $  such  period,  not
                       included in Item 2(a) through Item 2(c):
- ------------ --------- ----------------------------------------------------------------------------------- ----------------------
             (e)       *Operating Cash Flow: the sum of Item 2(a) through Item 2(d):                       $
                                                        ---------         ---------
      *  Note:   In calculating Operating Cash Flow, (i) (A) there shall be excluded from such calculation all non-cash income and non-cash gains and
     ---- all fees, interest income,  dividends and distributions  received from
Affiliates to the extent such fees, interest income, dividends and distributions
(x) were not paid in cash or (y) if paid in cash,  exceed 10% of Operating  Cash
Flow for such period (before  giving effect to such  payment),  (B) no more than
10% of Net Income from  Investments made pursuant to clause (d) of Section 7.2.5 shall be included in such  calculation  and (C) the Adjusted Global EBITDA shall be used with  ----------  -------------  respect to the Assets to be Acquired on the  date of the  consummation  of the  Global  Acquisition  and  for the  first
Compliance  Certificate  delivered  following  the  consummation  of the  Global
Acquisition;  (ii) if any Borrower or any of their Restricted Subsidiaries shall have made one or more Acquisitions  during such period,  Operating Cash Flow for such  period  shall be  adjusted on a pro forma basis to give effect to all such
Acquisitions  as if they had occurred at the --- ----- beginning of such period;
and (iii) if any  Borrower or any of their  Restricted  Subsidiaries  shall have effected  one or more Asset Sales during such  period,  Operating  Cash Flow for such period  shall be adjusted on a pro forma basis to give --- -----  effect to all such  Permitted  Dispositions  of the type described in clause (c) or (d) of the  definition  of  "Permitted  ----------  ---  Dispositions"  as if they  had occurred at the beginning of such period.

- ------------ --------- ----------------------------------------------------------------------------------- ----------------------
             (f)       Annualized Operating Cash Flow:  Item 2(e) multiplied by four:                      $
                       ------------------------------   --------- -------------
- ------------ --------------------------------------------------------------------------------------------- ----------------------
3.           Leverage Ratio:  ratio of Item 1 to Item 2(d):                                                    :1.00
             --------------            ------    ---------                                                 ----
- ------------ --------------------------------------------------------------------------------------------- ----------------------

                                                                  2-1

           Attachment 2
           (to __/__/__ Compliance
           Certificate)


           RATIO OF OPERATING CASH FLOW TO
           INTEREST EXPENSE
           on ________, 19__
           (the "Computation Date")

- --------------- --------------------------------------------------------------------------------------------- ------------------
1.              Operating Cash Flow:  See Item 2(e) of Attachment 1:                                          $
                -------------------       ---------    ------------
- --------------- --------------------------------------------------------------------------------------------- ------------------
2.              INTEREST EXPENSE:
- --------------- ------------ -------------------------------------------------------------------------------- ------------------
                (a)          The consolidated interest expense on Senior Funded Debt of the Borrowers and     $
                             their Restricted Subsidiaries, as determined in accordance with GAAP:
- --------------- ------------ -------------------------------------------------------------------------------- ------------------
                (b)          The amount of commitment fees paid or owed with respect to the unused portion    $
                             of the Commitment Amount, not included in Item 2(a):
                                                                       ---------
- --------------- ------------ -------------------------------------------------------------------------------- ------------------
                (c)          The amount of all other fees paid or owed with respect to the issuance or        $
                             maintenance of Contingent Liabilities (including the Letters of Credit and any other letters of credit), which, in accordance with
                             GAAP,  would be included as interest  expense,  not
                             included in Item 2(a):
- --------------- ------------ -------------------------------------------------------------------------------- ------------------
(d)          The amount of net costs or benefits under Hedging Obligations, not included in   $
                             Item 2(a):
                             ---------
- --------------- ------------ -------------------------------------------------------------------------------- ------------------
                (e)          The sum of those portions of any payments made in respect of Capitalized Lease   $
                             Liabilities of the Borrowers and their Restricted
                             Subsidiaries  allocable to interest expense and not
                             included in Item 2(a):
- --------------- ------------ -------------------------------------------------------------------------------- ------------------
                (f)          The sum of Item 2(a) through Item 2(e):                                          $
                                        ---------         ---------
- --------------- --------------------------------------------------------------------------------------------- ------------------
3.              The sum of any amortization of costs and expenses incurred in connection with, and relating   $
                to, the Credit Agreement or other financings  permitted  thereby
                (to the extent included in Item 2(f)):
- --------------- --------------------------------------------------------------------------------------------- ------------------
4.              Interest Expense:  Item 2(f) minus Item 3:                                                    $
                ----------------   --------- ----- ------
- --------------- --------------------------------------------------------------------------------------------- ------------------
5.              Ratio of the Operating Cash Flow to the Interest Expense: ratio of Item 1 to Item 4:              :1.00
                                                                                   ------    ------           ----
- --------------- --------------------------------------------------------------------------------------------- ------------------


                                                                  3-2

           Attachment 3
           (to __/__/__ Compliance
           Certificate)





           RATIO OF ANNUALIZED OPERATING CASH FLOW
           TO PRO-FORMA DEBT SERVICE
           on ________, 19__
           (the "Computation Date")



- ----------------- ----------------------------------------------------------------------------------------- ----------------------
 1.               Annualized Operating Cash Flow:  See Item 2(f) of Attachment 1:                           $
                  ------------------------------       ---------    ------------
- ----------------- ----------------------------------------------------------------------------------------- ----------------------
2.                PRO FORMA DEBT SERVICE:
- ----------------- ---------- ------------------------------------------------------------------------------ ----------------------
                  (a)        Pro-Forma Interest Expense: Interest Expense for the Borrowers and their       $
                             Restricted Subsidiaries for the four Fiscal Quarters immediately succeeding the Computation Date (calculated using interest rates in effect for the most recent ended Fiscal  Quarter of HVA and as provided
                             in Item 4 of Attachment 2):
- ----------------- ---------- ------------------------------------------------------------------------------ ----------------------
                  (b)        The sum of all commitment fees for the Borrowers and their Restricted          $
                             Subsidiaries for the four quarters immediately succeeding the Computation
                             Date, not included in Item 2(a):
- ----------------- ---------- ------------------------------------------------------------------------------ ----------------------
                  (c)        The  sum  of  all  scheduled   principal  payments,
                             including the current $ maturities thereof,  due on
                             any Senior  Funded Debt of the  Borrowers and their
                             Restricted   Subsidiaries   for  the  four   Fiscal
                             Quarters  immediately  succeeding  the  Computation
                             Date, not included in Item 2(a) and Item 2(b):
- ----------------- ---------- ------------------------------------------------------------------------------ ----------------------
                  (d)        Pro-Forma Debt Service: the sum of Item 2(a) through Item 2(c):                $
                             ----------------------             ---------         ---------




- ----------------- ----------------------------------------------------------------------------------------- ----------------------
3.                Ratio of the Annualized Operating Cash Flow to the Pro-Forma Debt Service ratio of Item       :1.00
                                                                                                     -----  ----
                  1 to Item 2(d):
                  -    ---------
- ----------------- ----------------------------------------------------------------------------------------- ----------------------




                                                                  4-1

           Attachment 4
           (to__/__/__ Compliance
           Certificate)




           RATIO OF ANNUALIZED OPERATING CASH FLOW
           TO TOTAL FIXED CHARGES
           on ____________, 19__
           (the "Computation Date")








                                                                  -5-


- ----------------- --------------------------------------------------------------------------------------------- -----------------
 1.               Annualized Operating Cash Flow:  See Item 2(f) of Attachment 1:                               $
                  ------------------------------       ---------    ------------
- ----------------- --------------------------------------------------------------------------------------------- -----------------
2.                TOTAL FIXED CHARGES:
- ----------------- ---------- ---------------------------------------------------------------------------------- -----------------
                  (a)        The sum of all Interest Expense of the Borrowers and their Restricted              $
                             Subsidiaries for the most recent four Fiscal Quarters:
- ----------------- ---------- ---------------------------------------------------------------------------------- -----------------
                  (b)        The sum of all outstanding Loans of the Borrowers
                             and their Restricted $ Subsidiaries at the
                             beginning of the period consisting of the most
                             recent four Fiscal Quarters less the Maximum
                             Availability at the end of such period (which shall
                             never be deemed to be less than zero), not included
                             in Item 2(a):
- ----------------- ---------- ---------------------------------------------------------------------------------- -----------------
                  (c)        The sum of all fees owed pursuant to Section 3.3.1 of the Credit Agreement         $
                             during the most recent four  Fiscal  Quarters,  not
                             included in Item 2(a) and Item 2(b):
- ----------------- ---------- ---------------------------------------------------------------------------------- -----------------
                  (d)        The sum of all Capital Expenditures (other than those funded by Capital            $
                             Contributions) made by the Borrowers and their Restricted Subsidiaries during the most recent Four Quarters, not included in Item
                             2(a), Item 2(b) and Item 2(c):
- ----------------- ---------- ---------------------------------------------------------------------------------- -----------------
                  (e)        The sum of all Management Fees paid in cash (other
                             than those funded by Capital $ Contributions
                             pursuant to Section 7.2.13 of the Credit Agreement)
                             by the Borrowers and their Restricted Subsidiaries
                             during the most recent four Fiscal Quarters and
                             calculated in the manner specified in Section
                             7.2.12 of the Credit Agreement, not included in
                             Item 2(a), Item 2(b), Item 2(c) and Item 2(d):
- ----------------- ---------- ---------------------------------------------------------------------------------- -----------------
                  (f)        Total Fixed Charges:  The sum of Item 2(a) through Item 2(e):                      $
                             -------------------              ---------         ---------
- ----------------- --------------------------------------------------------------------------------------------- -----------------
3.                Ratio of the Operating Cash Flow to the Total Fixed Charges: ratio of Item 1 to Item 2(f):        :1.00
                                                                                        ------    ---------     ----
- ----------------- --------------------------------------------------------------------------------------------- -----------------



           EXHIBIT F


           CLOSING DATE CERTIFICATE

           Telesat Acquisition Limited Partnership


           THIS CERTIFICATE is delivered pursuant to clause (a) of Section 5.1.1 of the Amended and Restated Credit Agreement, dated as of March 29, 1996, amending and restating the Credit Agreement, dated as of February 28, 1996 (the "Credit Agreement"), among Highland Video Associates, L.P., a Pennsylvania limited partnership ("HVA"), Telesat Acquisition Limited Partnership, a Delaware limited partnership ("TALP"), Global Acquisition Partners, L.P. ("Global";
Global, HVA and TALP are individually referred to as a "Borrower", and collectively referred to as the "Borrowers"), the various financial institutions as are or may become parties thereto (collectively, the "Lenders"), Bank of Montreal, as syndication agent (in such capacity, the "Syndication Agent"), Chemical Bank, as documentation agent (in such capacity, the "Documentation Agent") and The Bank of Nova Scotia, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings ascribed thereto in the Credit Agreement.

           The undersigned hereby certifies, represents and warrants, as of the Amendment Effective Date as follows:

           Attached hereto as Annex I is a true and complete copy of TALP's Organic Documents, certified by the Secretary of State of the State of Delaware and dated a date reasonably near the Amendment Effective Date, and there have been no amendments since the date of certification.

           Attached hereto as Annex II is a true and complete copy of the TALP Partnership Agreement (as amended), as in effect on the Amendment Effective Date.

           Attached hereto as Annex III is a true and complete copy of all partnership action by or on behalf of TALP authorizing the execution, delivery and performance of the Credit Agreement, the Notes and each other Loan Document to which TALP is a party, and such authorization has not been modified, rescinded or amended and is in full force and effect on the Amendment Effective Date.

           Attached hereto as Annex IV is a true and complete copy of TALP's Franchise Agreements as in effect on the Amendment Effective Date, together with all amendments, waivers and other modifications made thereto and a part thereof and that each such Franchise Agreement is in full force and effect.

           Attached hereto as Annex V is a true and complete copy of all FCC Licenses, material permits and other rights, including all Franchises, owned, possessed or used by TALP which are necessary to own and operate its properties and Cable Systems and to carry on its businesses as conducted on the date hereof.

           TALP possesses all governmental authorizations, consents and approvals necessary, if any, for the execution, delivery and performance of the Credit Agreement and each other Loan Document to be executed by it, and for the continued operation of its businesses. Copies of such authorizations, consents and approvals are attached hereto as Annex VI.

           A true and complete copy of the Management Agreement to which TALP is a party is attached hereto as Annex VII.

           Each of the individuals set forth on Schedule I hereto is an Authorized Officer of TALP, and has all requisite power and authority to act on behalf of TALP, and the genuine signature of each such individual set forth opposite his name is his true and correct signature.

           All conditions to the initial  Credit  Extension to TALP set forth in
Article V of the Credit Agreement have been met or satisfied, except as waived or modified in writing by the Required Lenders.

           IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed and delivered, and the certification, representations and warranties contained herein to be made, by its duly Authorized Officer this 29th day of March, 1996.


TELESAT ACQUISITION LIMITED
PARTNERSHIP

By: Olympus Communications, L.P.,
its General Partner

By: ACP Holdings, Inc., its
Managing General Partner


By:
Title:

           SCHEDULE I


           AUTHORIZED OFFICERS


           Name                  Office                         Signature



           ----------------    -------------



           ----------------    -------------



           ----------------    -------------



           ----------------    -------------



           ----------------    -------------

           ANNEX I



           TALP's ORGANIC DOCUMENTS

           ANNEX II



           TALP PARTNERSHIP AGREEMENT

           ANNEX III



           AUTHORIZING ACTIONS

           ANNEX IV



           FRANCHISE AGREEMENTS

           ANNEX V



           FCC LICENSES

           ANNEX VI



           APPROVALS


           NONE.

           ANNEX VII



           MANAGEMENT AGREEMENT

           [EXECUTION COPY]



           INTERCOMPANY SUBORDINATION AGREEMENT

           This INTERCOMPANY SUBORDINATION AGREEMENT (this "Subordination Agreement"), dated as of February 28, 1996, is made by each of the parties identified on the signature pages hereto (each a "Subordinated Creditor" and collectively the "Subordinated Creditors"), and HIGHLAND VIDEO ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), and delivered by the Borrower and the Subordinated Creditors to and in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for the Lender Parties (as defined below). Unless otherwise defined, all terms used in this Subordination Agreement shall have the meanings ascribed thereto in the Credit Agreement referred below.

           W I T N E S S E T H

           WHEREAS, pursuant to the Credit Agreement, dated as of February 28, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions from time to time parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent and the Administrative Agent, the Lenders agreed to make Credit Extensions to the Borrower;

           WHEREAS, as a condition precedent to the making of Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the parties hereto are required to execute and deliver this Subordination Agreement;

           WHEREAS, pursuant to the Credit Agreement Swap Parties may enter into Rate Protection Agreements with the Borrower from time to time (the
Administrative Agent, the Lenders and the Swap Parties, together with their respective successors, transferees and assigns being collectively referred to as the "Lender Parties" and individually a "Lender Party");

           WHEREAS, each Subordinated Creditor is entitled to receive from the Borrower payments on Intercompany Subordinated Loans made by such Subordinated Creditor to the Borrower;

           WHEREAS, all Indebtedness, obligations, liabilities, claims and other amounts of any nature or type now or hereafter owing to any Subordinated
Creditor by the Borrower in respect of all Intercompany Subordinated Loans, interest thereon and fees in respect thereof, payable from time to time hereafter and any extensions, renewals, refinancings or refundings thereof in whole or in part, is hereinafter collectively referred to as the "Subordinated Debt"; and

           WHEREAS, the Borrower and each Subordinated Creditor have agreed that the Subordinated Debt shall be subordinated in right of payment to payment in full in cash of all Obligations (such Obligations, together with the aggregate amount of all Letter of Credit Outstandings, are referred to herein as "Senior Debt"; it being expressly understood and agreed that the term "Senior Debt", as used herein, shall include, without limitation, (i) any and all interest accruing as part of the Obligations (whether or not permitted as a claim under applicable law) after the commencement of any bankruptcy, insolvency or other proceedings referred to in Section 1.4 hereof, notwithstanding any provision or rule of law which might restrict the rights of any Lender Party, as against the Borrower or any other Person, to collect such interest in the manner and to the extent set forth in this Subordination Agreement, (ii) all renewals, extensions, increases, refinancings or refundings of such Obligations and (iii) all costs of enforcement and collection of such Obligations);

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to, and the Issuer to issue (and the Lenders to participate in) Letters of Credit for the account of, the Borrower under the Credit Agreement and the Swap Parties to enter into Rate Protection Agreements, each Subordinated Creditor and the Borrower hereby agree, for the benefit of each Lender Party, as set forth above and as follows:




           TERMS OF SUBORDINATION

  Agreement to Subordinate.

           Each Subordinated Creditor and the Borrower agree that all Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, and junior in right of payment to the prior payment in full in cash of the Senior Debt, whether for principal, interest (including, without limitation, interest described in the sixth recital hereof, (whether or not permitted as a claim under applicable law) accruing after the filing of a petition initiating any proceeding referred to in Section 1.4), fees, expenses or otherwise. Except as provided in clause (b), no payment or other item of value on account of the principal of, the interest on, or any other component of, any Subordinated Debt shall be made by the Borrower or received or accepted by any Subordinated Creditor until the indefeasible payment in full in cash of all Senior Debt has been made and received, all Letters of Credit have expired or been terminated and all Commitments have been terminated.

           The Borrower agrees not to make, and each Subordinated Creditor agrees not to ask, demand, make any claim for, sue for, take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), payment of all or any of the Subordinated Debt unless and until the Senior Debt shall have been paid in full in cash, all Letters of Credit have expired or been terminated and all Commitments under the Credit Agreement have been terminated; provided, however, that the Borrower may repay outstanding principal of Subordinated Debt and accrued interest thereon if and only to the extent permitted by Section 7.2.14 of the Credit Agreement; provided, further, however, that the rate of interest on such Intercompany Subordinated Loan shall not exceed 10.5% per annum.

For purposes of this Subordination Agreement, the Senior Debt shall not be deemed to have been indefeasibly paid in full until (i) all Rate Protection Agreements with Swap Parties have terminated and there are no obligations owing to any Swap Party thereunder and (ii) the Lenders have received full payment in cash of the Senior Debt, which payment shall have been retained by the Lenders for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors' rights laws; provided, however, if (i) all Rate Protection Agreements with Swap Parties have terminated and all obligations thereunder have been satisfied and (ii) all principal, interest and fees due under the Credit Agreement are repaid in full in cash from the proceeds of a refinancing by another financial institution or financial institutions, all Letters of Credit have expired or been terminated and all Commitments are terminated, the Senior Debt shall, for purposes of this Subordination Agreement, be deemed to have been indefeasibly paid in full at the time of receipt by the Lenders of such proceeds.

  No Security. Without the prior written consent of each Lender, the Borrower will not give, and no Subordinated Creditor will receive or accept from the Borrower, any security interest in or Lien on any assets or properties of the Borrower or any of its Subsidiaries, whether consensual or non-consensual, of any nature whatsoever to secure any obligations arising in connection with Subordinated Debt.

  Trust; Security Agreement. Except with respect to payments of Subordinated Debt permitted by clause (b) of Section 1.1 hereof and the security, if any, received by any Subordinated Creditor with the prior written consent of the Lenders pursuant to Section 1.2 hereof, each Subordinated Creditor will hold in trust for, and will promptly pay over to the Administrative Agent (for the pro rata benefit of the holders of the Senior Debt), all amounts which such Subordinated Creditor receives on account of such Subordinated Debt and will assign and deliver to the Administrative Agent any security which such Subordinated Creditor receives as collateral therefor. All amounts so paid and all realizations on account of security so assigned and delivered, and all payments and distributions on account of any Subordinated Debt received by the Administrative Agent pursuant to Section 1.4 hereof, shall be applied to the payment of the Senior Debt or, if in a form other than cash, shall be held by the Administrative Agent for the ratable benefit of the holders of the Senior Debt as security for the Senior Debt and disposed of in any lawful manner as such security. Upon the indefeasible payment in full in cash of the Senior Debt, the expiration or termination of all Letters of Credit and the termination of all Commitments, any balance of such amounts or any security remaining in the hands of the Administrative Agent shall be paid over to, reassigned and redelivered to, the Subordinated Creditors, at their cost and expense.

  Dissolution or Insolvency. Upon any payment or distribution of assets of the Borrower or any Subordinated Creditor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of the Borrower or any Subordinator Creditor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement or other proceedings, all outstanding amounts in respect of the Senior Debt shall first be paid in full before any payment is made on account of the principal of, or interest on, or any other component of, any Subordinated Debt. Upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, to which any Subordinated Creditor would be entitled except for the provisions hereof, shall be paid by the Borrower, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by such Subordinated Creditor if received by such Subordinated Creditor, directly to the Administrative Agent (for the benefit of the holders of the Senior Debt) to the extent necessary to pay the Senior Debt in cash in full, after giving effect to any concurrent payment or distribution made on account of the Senior Debt, before any payment or distribution is made to such Subordinated Creditor on account of any Subordinated Debt. For such purpose, each Subordinated Creditor hereby assigns to the Administrative Agent all right, title, claims and interest in and to any and all such payments and distributions on account of all Subordinated Debt. Each Subordinated Creditor shall execute and deliver to the Administrative Agent any instruments of assignment or further assurance of such right, claim, title or interest as the Administrative Agent may hereafter request. The Administrative Agent is hereby irrevocably authorized and empowered, at its election and in its own name or in the name of any Subordinated Creditor, to execute and file any proof of claim or other document and to take any and all action with respect to any Subordinated Debt necessary or appropriate to ensure payment to the Administrative Agent of all such payments and distributions made on account of such Subordinated Debt, and for such purpose each Subordinated Creditor will, upon the request of the Administrative Agent, assign or endorse and deliver to the Administrative Agent any instrument or instruments hereafter held by such Subordinated Creditor evidencing Subordinated Debt, and will execute and deliver or will cause to be executed and delivered any and all affidavits, powers of attorney and other instruments and documents as may be requested by the Administrative Agent for such purpose.

  Inspection of Records. From time to time upon the request of the Administrative Agent, the Borrower will permit the Administrative Agent to inspect and to make extracts from its books and records pertaining to any Subordinated Debt, and each Subordinated Creditor will permit the Administrative Agent at all reasonable times to examine the accounts of such Subordinated Creditor evidencing Subordinated Debt and any other instrument or instruments hereafter held by such Subordinated Creditor evidencing Subordinated Debt.

  Obligations Absolute, etc. This Subordination Agreement and all rights of the Lender Parties and all obligations and duties of the Borrower and each Subordinated Creditor hereunder shall continue in full force and effect notwithstanding any action which any Lender Party or the Borrower, without notice to or consent of any Subordinated Creditor, may take or refrain from taking with respect to the Senior Debt, including (i) any amendment, modification, waiver, extension, increase or renewal of the Senior Debt or any part thereof or of any instrument or instruments now or hereafter evidencing the Senior Debt or any part thereof or of any agreement or agreements (including any Loan Document) now or hereafter entered into by the Lender Parties and the Borrower pursuant to which the Senior Debt or any part thereof is issued or governed, (ii) any change in the amount, manner or place of payment of, rate of interest on, or in any other term of, the Senior Debt or any part thereof or any release, compliance or settlement with respect thereto, (iii) any forbearance or agreement of forbearance with respect to the Senior Debt, (iv) any substitution, release, non-perfection, exchange, indulgence, forbearance or other action or dealing with respect to any collateral security for the Senior Debt, whether such collateral is now or hereafter existing, (v) any extension of additional credit to the Borrower by the Lender Parties, it being understood that all such additional credit will become Senior Debt for purposes of this Subordination Agreement, (vi) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Loan Document or any other agreement or instrument relating thereto or (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subordinated Creditor.

  Application of Payments. All payments and distributions received by the Administrative Agent in respect of any Subordinated Debt, to the extent received in or converted into cash, may be applied by the Administrative Agent, first to the payment of any and all expenses (including attorneys' fees and legal expenses) paid or incurred by the Lender Parties in enforcing or collecting the Senior Debt, in enforcing this Subordination Agreement, or in endeavoring to collect or realize upon any of the Subordinated Debt, and any balance thereof shall, solely as between each Subordinated Creditor and the Administrative
Agent, be applied by the Administrative Agent in such order of application as the Administrative Agent may from time to time select, toward the payment of the Senior Debt remaining unpaid; but, as between the Borrower and its creditors (other than the Administrative Agent and the Lenders), no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Debt.

  Subrogation. Each Subordinated Creditor agrees that no payment or distribution to the Administrative Agent shall entitle such Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full in cash, all Letters of Credit shall have expired or been terminated and all Commitments shall have been terminated. Each Subordinated Creditor agrees that the subordination provisions contained herein shall not be affected by any action, or failure to act by any Lender Party which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of such Subordinated Creditor.

  Waivers by Subordinated  Creditors.  Each Subordinated Creditor hereby waives:
(i) notice of acceptance of this Subordination Agreement by any Lender Party or any other holder of Senior Debt; (ii) notice of the existence, or creation or non-payment of all or any portion of, the Senior Debt and (iii) all diligence in collection or protection of, or realization upon, the Senior Debt, or any part thereof, or any security therefor.

  No Commencement of any Proceeding. Each Subordinated Creditor agrees that, so long as any of the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Administrative Agent (if the Administrative Agent specifically approves in writing) in commencing, any proceeding (or otherwise making any claim) referred to in Section 1.4.

  Subordination Legend; Further Assurances. Each Subordinated Creditor and the Borrower will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

                     "The indebtedness evidenced by this instrument is subordinated to the prior payment in full in cash of the Senior Debt, as defined in, and to the extent provided in, the Subordination Agreement, dated as of February 28, 1996, by the maker hereof and the parties identified on the signature pages thereof, including the payee named herein, in favor of The Bank of Nova Scotia, as administrative agent (the "Administrative Agent") for the financial institutions (the "Lenders") parties to the Credit Agreement, dated as of February 28, 1996, among Highland Video Associates, L.P., the Lenders, Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent and the Administrative Agent as each such agreement may be amended or otherwise modified from time to time."

Each Subordinated Creditor and the Borrower will further mark their respective books of account in such a manner as shall be effective to give proper notice of the effect of this Subordination Agreement and will, in the case of any Subordinated Debt which is not evidenced by any instrument, upon the Administrative Agent's request, cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend. Each Subordinated Creditor and the Borrower will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable, or that the Administrative Agent may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder.

  No Change in or Disposition of any Subordinated Debt. No Subordinated Creditor will:

           cancel or otherwise discharge all or any portion of any Subordinated Debt (except upon payment in full in cash thereof paid in accordance with the terms of this Subordination Agreement) unless such cancellation or discharge is in connection with the conversion of such Subordinated Debt into equity;

           sell, assign, pledge, encumber or otherwise dispose of any or any part of any Subordinated Debt to any Person or entity other than the Administrative Agent pursuant to a Loan Document or the Borrower or any of its Subsidiaries;

           take or permit to be taken, any action to assert, collect or enforce any Subordinated Debt or any part thereof, except in accordance with this Subordination Agreement and only as to that portion of such Subordinated Debt, if any, to which such Subordinated Creditor is entitled; or

           permit the terms of any of the Subordinated Debt to be changed in such a manner as to have an adverse effect upon the rights or interests of any Lender Party hereunder.

  Representations and Warranties. Each Subordinated Creditor and the Borrower hereby represent and warrant as follows:

           No default exists in respect of any Subordinated Debt.

           This Subordination Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Borrower and such Subordinated Creditor, enforceable against the Borrower and such Subordinated Creditor in accordance with its terms.

           Such Subordinated Creditor owns its Subordinated Debt now outstanding free and clear of any Lien.

  Limited Recourse. Notwithstanding any contrary provision of this Subordination Agreement or any other document or instrument governing any Subordinated Debt, no recourse shall be had for the payment of the principal of or interest or premium, if any, on any Subordinated Debt or for any claim based thereon against any Partner or any limited partner or general partner of any General Partner, or any legal representative, heir, estate, permitted successor or assign of any thereof. It is understood that all obligations owing in respect of the Subordinated Debt may not be enforced against any Person described above; provided, however, that this Section 1.14 shall not (i) constitute a waiver, release or discharge of any Subordinated Debt, but such Subordinated Debt shall remain outstanding until paid or discharged, (ii) limit any rights, claims or damages or recourse of any Subordinated Creditor or its transferees or assigns as a result of (x) any knowing or wilful breach by such Person of any representation or warranty made by such Person under or pursuant to any document or instrument governing any Subordinated Debt or (y) any knowing or wilful breach of covenant or other obligation by such Person under any document or instrument governing any Subordinated Debt or (iii) limit the right of any such Person to name the Borrower as a party defendant in any action or suit for a judicial sale or in the exercise of any other remedy under this Subordination Agreement, so long as no judgment in the nature of a deficiency judgment shall be asked for, taken or enforced against any such Person. Notwithstanding the foregoing, nothing herein shall be construed to constitute a waiver by any Subordinated Creditor of any rights to damages, other monetary relief, injunctive relief or any other remedy at law or equity against the Borrower or any general partner or the limited partner of the Borrower by reason of fraud, breach of representations and warranties, wilful tortious acts or omissions, gross negligence or criminal acts.




           MISCELLANEOUS PROVISIONS

  Construction, etc. This Subordination Agreement is executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

  Binding on Successors, Transferees and Assigns; Assignment. This Subordination Agreement shall be binding upon the Borrower, each Subordinated Creditor and their respective permitted successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and their respective successors, transferees and assigns; provided, however, that neither the Borrower nor any Subordinated Creditor may assign any of its obligations hereunder without the prior written consent of all Lenders.

  Amendments, etc. No amendment to or waiver of any provision of this Subordination Agreement, nor consent to any departure by the Borrower or any Subordinated Creditor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  Addresses for Notices. All notices and other communications provided to the Borrower, any Subordinated Creditor or the Administrative Agent under this Subordination Agreement or any other Loan Document shall be in writing and mailed, delivered or transmitted to the Borrower, such Subordinated Creditor or the Administrative Agent at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by the Borrower, such Subordinated Creditor or the Administrative Agent in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

  No Waiver; Remedies. No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

  Captions. Section captions used in this Subordination Agreement are for convenience of reference only, and shall not affect the construction of this Subordination Agreement.

  Severability. Wherever possible each provision of this Subordination Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordination Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordination Agreement.

  Expenses. Each Subordinated Creditor and the Borrower jointly and severally agree to pay, upon demand, to the Administrative Agent any and all costs and expenses, including, without limitation, reasonable attorney's fees and disbursements, which any Lender Party may incur in connection with the exercise or enforcement of any of the rights or interest of any Lender Party hereunder.

  Governing Law, Entire Agreement, etc. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA. THIS SUBORDINATION AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

  Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUBORDINATION AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY, THE BORROWER OR ANY SUBORDINATED CREDITOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE BORROWER AND EACH SUBORDINATED CREDITOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION SUBJECT TO ANY RIGHTS OF APPEAL OF ANY JUDGMENT RENDERED BY THE HIGHEST COURT IN THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEW YORK, AS THE CASE MAY BE. THE BORROWER AND EACH SUBORDINATED CREDITOR FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWER AND EACH SUBORDINATED CREDITOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER OR ANY SUBORDINATED CREDITOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SUBORDINATION AGREEMENT AND THE OTHER LOAN DOCUMENTS.

  Waiver of Jury Trial.  THE  BORROWER  AND EACH  SUBORDINATED  CREDITOR  HEREBY
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUBORDINATION AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY, THE BORROWER OR ANY SUBORDINATED CREDITOR. THE BORROWER AND EACH SUBORDINATED CREDITOR ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE SWAP PARTIES ENTERING INTO THE RATE PROTECTION AGREEMENTS.

           IN WITNESS WHEREOF, the Borrower and each Subordinated Creditor have caused this Subordination Agreement to be duly executed and delivered by its Authorized Officer as of the date first written above.

HIGHLAND VIDEO ASSOCIATES, L.P.

By: Highland Holdings, its
General Partner


By: ,
a General Partner

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey


ADELPHIA COMMUNICATIONS CORPORATION

By:
Title: President

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey


ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NOVA SCOTIA,
  as Administrative Agent


By:
   Title:  Authorized Signatory

Address:  One Liberty Plaza
                New York, New York 10006

Facsimile No.:  (212) 225-5090

Attention:  Mr. Vincent Fitzgerald
                       Media Communications Group

           [EXECUTION COPY]


           MANAGER SUBORDINATION AGREEMENT


           This MANAGER SUBORDINATION AGREEMENT (this "Subordination Agreement"), dated as of February 28, 1996, is made by ADELPHIA CABLEVISION, INC., a Pennsylvania corporation (the "Subordinated Creditor"), HIGHLAND VIDEO ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Borrower"), BUCKTAIL BROADCASTING CORPORATION, a Pennsylvania corporation ("Bucktail"), COUDERSPORT TELEVISION CABLE COMPANY, a Pennsylvania corporation ("CTCC"), ADELPHIA CABLEVISION ASSOCIATES OF RADNOR, L.P., a Pennsylvania limited partnership
("Radnor"), MONTGOMERY CABLEVISION ASSOCIATES, L.P., a Pennsylvania limited partnership ("Montgomery"), HENDERSON COMMUNITY ANTENNA TELEVISION, INC., a North Carolina corporation ("Henderson") and each other Person (as defined in the Credit Agreement referred to below) as may become a party to this Subordination Agreement pursuant to clause (d) of Section 7.1.10 of the Credit Agreement (the Borrower, Bucktail, CTCC, Radnor, Montgomery, Henderson and each other Person that becomes a party to this Subordination Agreement herein individually referred to as a "Subordinated Debtor" and collectively as the "Subordinated Debtors"), and delivered by each Subordinated Debtor and the Subordinated Creditor to and in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for the Lender Parties (as defined below). Unless otherwise defined, all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.


           W I T N E S S E T H:

           WHEREAS, pursuant to the Credit Agreement, dated as of February 28, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions from time to time parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent and the Administrative Agent, the Lenders agreed to make Credit Extensions to the Borrower;

           WHEREAS, as a condition precedent to the making of Credit Extensions (including the initial Credit Extension) under the Credit Agreement, the parties hereto are required to execute and deliver this Subordination Agreement;

           WHEREAS, pursuant to the Credit Agreement Swap Parties may enter into Rate Protection Agreements with the Borrower from time to time (the
Administrative Agent, the Lenders and the Swap Parties, together with their respective successors, transferees and assigns being collectively referred to as the "Lender Parties" and individually a "Lender Party");

           WHEREAS, pursuant to each Management Agreement, the Subordinated Creditor is the Manager thereunder and is entitled to receive the Management Fees payable thereunder;

           WHEREAS, all Indebtedness, obligations, liabilities, claims and other amounts of any nature or type now or hereafter owing to any Subordinated Creditor by the Subordinated Debtor in respect of all Management Fees (other than Reimbursable Expenses ( as defined in each Management Agreement)), interest thereon and fees in respect thereof, payable from time to time hereafter and any extensions, renewals, refinancings or refundings thereof in whole or in part, are hereinafter collectively referred to as the "Subordinated Debt"; and

           WHEREAS, each Subordinated Debtor and the Subordinated Creditor have agreed that the Subordinated Debt shall be subordinated in right of payment to payment in full in cash of all Obligations (such Obligations, together with the aggregate amount of all Letter of Credit Outstandings, are referred to herein as "Senior Debt"; it being expressly understood and agreed that the term "Senior Debt", as used herein, shall include, without limitation, (i) any and all interest accruing as part of the Obligations (whether or not permitted as a claim under applicable law) after the commencement of any bankruptcy, insolvency or other proceedings referred to in Section 1.4 hereof, notwithstanding any provision or rule of law which might restrict the rights of any Lender Party, as against the Borrower or any other Person, to collect such interest in the manner and to the extent set forth in this Subordination Agreement, (ii) all renewals, extensions, increases, refinancings or refundings of such Obligations and (iii) all costs of enforcement and collection of such Obligations);

           NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to, and the Issuer to issue (and the Lenders to participate in) Letters of Credit for the account of, the Borrower under the Credit Agreement and the Swap Parties to enter into Rate Protection Agreements, the Subordinated Creditor and each Subordinated Debtor hereby agree, for the benefit of each Lender Party, as set forth above and as follows:




           TERMS OF SUBORDINATION

  Agreement to Subordinate.

           The Subordinated Creditor and each Subordinated Debtor agrees that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, and junior in right of payment to the prior payment in full in cash of the Senior Debt, whether for principal, interest (including, without limitation, interest described in the sixth recital hereof (whether or not permitted as a claim under applicable law), accruing after the filing of a petition initiating any proceeding referred to in Section 1.4), fees, expenses or otherwise. Except as provided in clause (b), no payment or other item of value on account of the principal of, the interest on, or any other component of, any Subordinated Debt shall be made by any Subordinated Debtor or received or accepted by the Subordinated Creditor until the indefeasible payment in full in cash of all Senior Debt has been made and received, all Letters of Credit have expired or been terminated and all Commitments have been terminated.

           Each Subordinated Debtor and the Subordinated Creditor agree that, unless and until the Senior Debt shall have been paid in full in cash, all Letters of Credit have expired or been terminated and all Commitments under the Credit Agreement have been terminated, each Subordinated Debtor will not make, and the Subordinated Creditor will not ask, demand, make any claim for, sue for, take or receive from any Subordinated Debtor, directly or indirectly, in cash or other property or by set-off or in any other manner (including, without limitation, from or by way of collateral), payment of Subordinated Debt accrued prior to the Fiscal Quarter immediately last ended for which a Compliance
Certificate was delivered,  except to the extent  permitted  pursuant to Section
7.2.13 of the Credit Agreement. The Subordinated Creditor hereby agrees that the Management Fees and any interest thereon under any Management Agreement may not accrue at a rate such that, during any Fiscal Quarter of a Subordinated Debtor, the total accrued Management Fees for such Subordinated Debtor exceeds 5% of gross revenues of such Subordinated Debtor and its Subsidiaries for such Fiscal Quarter.

For purposes of this Subordination Agreement, the Senior Debt shall not be deemed to have been indefeasibly paid in full until (i) all Rate Protection Agreements with Swap Parties have terminated and there are no obligations owing to any Swap Party thereunder and (ii) the Lenders have received full payment in cash of the Senior Debt, which payment shall have been retained by the Lenders for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors' rights laws; provided, however, if (i) all Rate Protection Agreements with Swap Parties have terminated and all obligations thereunder have been satisfied and (ii) all principal, interest and fees due under the Credit Agreement are repaid in full in cash from the proceeds of a refinancing by another financial institution or financial institutions, all Letters of Credit have expired or been terminated and all Commitments are terminated, the Senior Debt shall, for purposes of this Subordination Agreement, be deemed to have been indefeasibly paid in full at the time of receipt by the Lenders of such proceeds.

  No Security. Without the prior written consent of each Lender, no Subordinated Debtor will give, and the Subordinated Creditor will not receive or accept from the any Subordinated Debtor, any security interest in or Lien on any assets or properties of any Subordinated Debtor, whether consensual or non-consensual, of any nature whatsoever to secure any obligations arising in connection with Subordinated Debt.

  Trust; Security Agreement. Except with respect to payments of Subordinated Debt permitted by clause (b) of Section 1.1 hereof and the security, if any, received by the Subordinated Creditor with the prior written consent of the Lenders pursuant to Section 1.2 hereof, the Subordinated Creditor will hold in trust for, and will promptly pay over to the Administrative Agent (for the pro rata benefit of the holders of the Senior Debt), all amounts which the Subordinated Creditor receives on account of the Subordinated Debt and will assign and deliver to the Administrative Agent any security which the Subordinated Creditor receives as collateral therefor. All amounts so paid and all realizations on account of security so assigned and delivered, and all payments and distributions on account of the Subordinated Debt received by the Administrative Agent pursuant to Section 1.4 hereof, shall be applied to the payment of the Senior Debt or, if in a form other than cash, shall be held by the Administrative Agent for the ratable benefit of the holders of the Senior Debt as security for the Senior Debt and disposed of in any lawful manner as such security. Upon the indefeasible payment in full in cash of the Senior Debt, the expiration or termination of all Letters of Credit and the termination of all Commitments, any balance of such amounts or any security remaining in the hands of the Administrative Agent shall be paid over to, reassigned and redelivered to the Subordinated Creditor, at its cost and expense.

  Dissolution or Insolvency. Upon any payment or distribution of assets of any Subordinated Debtor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or total or partial liquidation or reorganization of any Subordinated Debtor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement or other proceedings, all outstanding amounts in respect of the Senior Debt shall first be paid in full before any payment is made on account of the principal of, or interest on, or any other component of, the Subordinated Debt. Upon any such dissolution or winding up or liquidation or reorganization, any payment or distribution of assets of any Subordinated Debtor of any kind or character, whether in cash, property or securities, to which the Subordinated Creditor would be entitled except for the provisions hereof, shall be paid by such Subordinated Debtor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Subordinated Creditor if received by the Subordinated Creditor, directly to the Administrative Agent (for the benefit of the holders of the Senior Debt) to the extent necessary to pay the Senior Debt in cash in full, after giving effect to any concurrent payment or distribution made on account of the Senior Debt, before any payment or distribution is made to the Subordinated Creditor on account of the Subordinated Debt. For such purpose, the Subordinated Creditor hereby assigns to the Administrative Agent all right, title, claims and interest in and to any and all such payments and distributions on account of the Subordinated Debt. The Subordinated Creditor shall execute and deliver to the Administrative Agent any instruments of assignment or further assurance of such right, claim, title or interest as the Administrative Agent may hereafter request. The Administrative Agent is hereby irrevocably authorized and empowered, at its election and in its own name or in the name of the Subordinated Creditor, to execute and file any proof of claim or other document and to take any and all action with respect to the Subordinated Debt necessary or appropriate to ensure payment to the Administrative Agent of all such payments and distributions made on account of the Subordinated Debt, and for such purpose the Subordinated Creditor will upon the request of the Administrative Agent assign or endorse and deliver to the Administrative Agent any instrument or instruments hereafter held by the Subordinated Creditor evidencing Subordinated Debt, and will execute and deliver or will cause to be executed and delivered any and all affidavits, powers of attorney and other instruments and documents as may be requested by the Administrative Agent for such purpose.

  Inspection of Records. From time to time upon the request of the Administrative Agent, each Subordinated Debtor will permit the Administrative Agent to inspect and to make extracts from its books and records pertaining to any Subordinated Debt, and the Subordinated Creditor will permit the Administrative Agent at all reasonable times to examine the accounts of the Subordinated Creditor evidencing Subordinated Debt and any other instrument or instruments hereafter held by the Subordinated Creditor evidencing Subordinated Debt.

  Obligations Absolute, etc. This Subordination Agreement and all rights of the Lender Parties and all obligations and duties of each Subordinated Debtor and the Subordinated Creditor hereunder shall continue in full force and effect notwithstanding any action which any Lender Party or the Borrower, without notice to or consent of the Subordinated Creditor, may take or refrain from taking with respect to the Senior Debt, including (i) any amendment, modification, waiver, extension, increase or renewal of the Senior Debt or any part thereof or of any instrument or instruments now or hereafter evidencing the Senior Debt or any part thereof or of any agreement or agreements (including any Loan Document) now or hereafter entered into by the Lender Parties and the Borrower pursuant to which the Senior Debt or any part thereof is issued or governed, (ii) any change in the amount, manner or place of payment of, rate of interest on, or in any other term of, the Senior Debt or any part thereof or any release, compliance or settlement with respect thereto, (iii) any forbearance or agreement of forbearance with respect to the Senior Debt, (iv) any substitution, release, non-perfection, exchange, indulgence, forbearance or other action or dealing with respect to any collateral security for the Senior Debt, whether such collateral is now or hereafter existing, (v) any extension of additional credit to the Borrower by the Lender Parties, it being understood that all such additional credit will become Senior Debt for purposes of this Subordination Agreement, (vi) any lack of validity or enforceability of the Credit Agreement, the Notes, any other Loan Document or any other agreement or instrument relating thereto or (vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or the Subordinated Creditor.

  Application of Payments. All payments and distributions received by the Administrative Agent in respect of the Subordinated Debt, to the extent received in or converted into cash, may be applied by the Administrative Agent, first to the payment of any and all expenses (including attorneys' fees and legal expenses) paid or incurred by the Lender Parties in enforcing or collecting the Senior Debt, in enforcing this Subordination Agreement, or in endeavoring to collect or realize upon any of the Subordinated Debt, and any balance thereof shall, solely as between the Subordinated Creditor and the Administrative Agent, be applied by the Administrative Agent in such order of application as the Administrative Agent may from time to time select, toward the payment of the Senior Debt remaining unpaid; but, as between the Borrower and its creditors (other than the Administrative Agent and the Lenders), no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Debt.

  Subrogation. The Subordinated Creditor agrees that no payment or distribution to the Administrative Agent shall entitle the Subordinated Creditor to exercise any rights of subrogation in respect thereof until the Senior Debt shall have been indefeasibly paid in full in cash, all Letters of Credit shall have expired or been terminated and all Commitments shall have been terminated. The Subordinated Creditor agrees that the subordination provisions contained herein shall not be affected by any action, or failure to act by any Lender Party which results, or may result, in affecting, impairing or extinguishing any right of reimbursement or subrogation or other right or remedy of the Subordinated Creditor.

  Waivers by the Subordinated Creditor. The Subordinated Creditor hereby waives:
(i) notice of acceptance of this Subordination Agreement by any Lender Party or any other holder of Senior Debt; (ii) notice of the existence, or creation or non-payment of all or any portion of, the Senior Debt and (iii) all diligence in collection or protection of, or realization upon, the Senior Debt, or any part thereof, or any security therefor.

  No Commencement of Any Proceeding. The Subordinated Creditor agrees that, so long as any of the Senior Debt shall remain unpaid, it will not commence, or join with any creditor other than the Administrative Agent (if the Administrative Agent specifically approves in writing) in commencing, any proceeding (or otherwise making any claim) referred to in Section 1.4.

  Subordination Legend; Further Assurances. The Subordinated Creditor and each Subordinated Debtor will cause each instrument evidencing Subordinated Debt to be endorsed with the following legend:

                     "The indebtedness evidenced by this instrument is subordinated to the prior payment in full in cash of the Senior Debt, as defined in, and to the extent provided in, the Subordination Agreement, dated as of February 28, 1996, by the maker hereof and payee named herein in favor of The Bank of Nova Scotia, as administrative agent (the "Administrative Agent") for the financial institutions (the "Lenders") parties to the Credit Agreement, dated as of February 28, 1996, among Highland Video Associates, L.P., the Lenders, Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent and the Administrative Agent, as each such agreement may be amended or otherwise modified from time to time."

The Subordinated Creditor and each Subordinated Debtor each will further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Subordination Agreement and will, in the case of any Subordinated Debt which is not evidenced by any instrument, upon the Administrative Agent's request, cause such Subordinated Debt to be evidenced by an appropriate instrument or instruments endorsed with the above legend. The Subordinated Creditor and each Subordinated Debtor each will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable, or that the Administrative Agent may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder.

  No Change in or Disposition of Subordinated Debt. The Subordinated Creditor will not:

           cancel or otherwise discharge all or any portion of any Subordinated Debt (except upon payment in full in cash thereof paid in accordance with the terms of this Subordination Agreement) unless such cancellation or discharge is in connection with the conversion of such Subordinated Debt into equity;

           sell, assign, pledge, encumber or otherwise dispose of any or any part of any Subordinated Debt to any Person or entity other than the Subordinated Debtors or any of their respective Subsidiaries;

           take or permit to be taken, any action to assert, collect or enforce any Subordinated Debt or any part thereof, except in accordance with this Subordination Agreement and only as to that portion of the Subordinated Debt, if any, to which the Subordinated Creditors are entitled; or

           permit the terms of any of the Subordinated Debt to be changed in such a manner as to have an adverse effect upon the rights or interests of any Lender Party hereunder.

  Representations and Warranties. The Subordinated Creditor and each Subordinated Debtor hereby represent and warrant as follows:

  No default exists in respect of any Subordinated Debt.

           This Subordination Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of each Subordinated Debtor and the Subordinated Creditor, enforceable against each Subordinated Debtor and the Subordinated Creditor in accordance with its terms.

           The Subordinated Creditor owns the Subordinated Debt now outstanding free and clear of any Lien.

  Limited Recourse. Notwithstanding any contrary provision of this Subordination Agreement or any other document or instrument governing any Subordinated Debt, no recourse shall be had for the payment of the principal of or interest or premium, if any, on any Subordinated Debt or for any claim based thereon against any Partner or any limited partner or general partner of any General Partner, or any legal representative, heir, estate, permitted successor or assign of any thereof. It is understood that all obligations owing in respect of any Subordinated Debt may not be enforced against any Person described above; provided, however, that this Section 1.14 shall not (i) constitute a waiver, release or discharge of any Subordinated Debt, but such Subordinated Debt shall remain outstanding until paid or discharged, (ii) limit any rights, claims for damages or recourse of the Subordinated Creditor or its transferees or assigns as a result of (x) any knowing or wilful breach by such Person of any representation or warranty made by such Person under or pursuant to any document or instrument governing any Subordinated Debt or (y) any knowing or wilful breach of any covenant or other obligation by such Person under any document or instrument governing the Subordinated Debt or (iii) limit the right of any such Person to name any Subordinated Debtor as a party defendant in any action or suit for a judicial sale or in the exercise of any other remedy under this Subordination Agreement, so long as no judgment in the nature of a deficiency judgment shall be asked for, taken or enforced against any such Person. Notwithstanding the foregoing, nothing herein shall be construed to constitute a waiver by the Subordinated Creditor of any rights to damages, other monetary relief, injunctive relief or any other remedy at law or equity against any Subordinated Debtor or any general partner or limited partner of such Person by reason of fraud, breach of representations and warranties, wilful tortious acts or omissions, gross negligence or criminal acts.




           MISCELLANEOUS PROVISIONS

  Construction, etc. This Subordination Agreement is executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

  Binding on Successors, Transferees and Assigns; Assignment. This Subordination Agreement shall be binding upon each Subordinated Debtor and the Subordinated Creditor and their respective permitted successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and their respective successors, transferees and assigns; provided, however, that no Subordinated Debtor or Subordinated Creditor may assign any of its obligations hereunder without the prior written consent of all Lenders. Without limitation to the foregoing, if any Subsidiary of the Subordinated Creditor becomes the Manager, such Subsidiary shall become a party to this Subordination Agreement by executing a counterpart hereof on terms satisfactory to the Administrative Agent.

  Amendments, etc. No amendment to or waiver of any provision of this Subordination Agreement, nor consent to any departure by any Subordinated Debtor or the Subordinated Creditor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  Addresses for Notices. All notices and other communications provided to any Subordinated Debtor, the Subordinated Creditor or the Administrative Agent under this Subordination Agreement or any other Loan Document shall be in writing and mailed, delivered or transmitted to such Subordinated Debtor, the Subordinated Creditor or the Administrative Agent at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such Subordinated Debtor, the Borrower, the Subordinated Creditor or the Administrative Agent in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or, if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

  No Waiver; Remedies. No failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

  Section Captions. Section captions used in this Subordination Agreement are for convenience of reference only, and shall not affect the construction of this Subordination Agreement.

  Severability. Wherever possible each provision of this Subordination Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Subordination Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Subordination Agreement.

  Expenses. The Subordinated Creditor and each Subordinated Debtor jointly and severally agree to pay, upon demand, to the Administrative Agent any and all costs and expenses, including, without limitation, reasonable attorney's fees and disbursements, which any Lender Party may incur in connection with the exercise or enforcement of any of the rights or interest of any Lender Party hereunder.

  Governing Law, Entire Agreement, etc. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF PENNSYLVANIA. THIS SUBORDINATION AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

  Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUBORDINATION AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY, ANY SUBORDINATED DEBTOR OR THE SUBORDINATED CREDITOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. EACH SUBORDINATED DEBTOR AND THE SUBORDINATED CREDITOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS OF THE STATE OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION SUBJECT TO ANY RIGHTS OF APPEAL OF ANY JUDGMENT RENDERED BY THE HIGHEST COURT IN THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEW YORK, AS THE CASE MAY BE. EACH SUBORDINATED DEBTOR AND THE SUBORDINATED CREDITOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH SUBORDINATED DEBTOR AND THE SUBORDINATED CREDITOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY SUBORDINATED DEBTOR OR THE SUBORDINATED CREDITOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, IT HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SUBORDINATION AGREEMENT AND THE OTHER LOAN DOCUMENTS.

  Waiver of Jury Trial. EACH SUBORDINATED DEBTOR AND THE SUBORDINATED CREDITOR EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SUBORDINATION AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY, ANY SUBORDINATED DEBTOR OR THE SUBORDINATED CREDITOR. EACH SUBORDINATED DEBTOR AND THE SUBORDINATED CREDITOR EACH ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT THE LENDER PARTIES ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE SWAP PARTIES ENTERING INTO THE RATE PROTECTION AGREEMENTS.

           IN WITNESS WHEREOF, each Subordinated Debtor and the Subordinated Creditor has caused this Subordination Agreement to be duly executed and delivered by its respective Authorized Officer as of the date first written above.

ADELPHIA CABLEVISION, INC.


By:
Title:

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey


HIGHLAND VIDEO ASSOCIATES, L.P.

By: Highland Holdings, its
General Partner


By: ,
a General Partner

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey


COUDERSPORT TELEVISION CABLE
COMPANY


By:
Title:

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey

ADELPHIA CABLEVISION ASSOCIATES
OF RADNOR, L.P.

By: Highland Video Associates,
L.P., its General Partner

By: Highland Holdings, its
General Partner

By: ,
a General Partner

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey


MONTGOMERY CABLEVISION
ASSOCIATES, L.P.

By: Highland Video Associates,
L.P., its General Partner

By: Highland Holdings, its
General Partner

By: ,
a General Partner

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey


HENDERSON COMMUNITY ANTENNA
TELEVISION, INC.


By:
Title:

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey


BUCKTAIL BROADCASTING CORPORATION


By:
Title:

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey



ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NOVA SCOTIA,
  as Administrative Agent


By:
   Title:  Authorized Signatory

Address:   One Liberty Plaza
                     New York, New York  10006

Facsimile No.:       (212) 225-5090

Attention: Mr. Vincent Fitzgerald
                               Media Communications Group

           [EXECUTION COPY]

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


           SUBSIDIARY GUARANTY



           THIS GUARANTY (this "Guaranty"), dated as of February 28, 1996, made by each Subsidiary of Highland Video Associates, L.P., a Pennsylvania limited partnership (the "Borrower") on the Effective Date, and each other Person (as defined in the Credit Agreement referred to below) as may become a party to this Guaranty pursuant to Section 5.9 hereof (each individually a "Guarantor" and collectively the "Guarantors"), in favor of each of the Lender Parties (as defined below).


           W I T N E S S E T H:

           WHEREAS, pursuant to the Credit Agreement, dated as of February 28, 1996 (the "Credit Agreement"), among the Borrower, the financial institutions from time to time parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent and The Bank of Nova Scotia, as administrative agent (the "Administrative Agent") for such Lenders, such Lenders have agreed to make Loans to, and the Issuer has agreed to issue (and the Lenders have agreed to participate in) Letters of Credit for the account of, the Borrower;

           WHEREAS, as a condition precedent to the making of Credit Extensions (including the initial Credit Extensions) under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty;

           WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty;

           WHEREAS, it is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lender Parties pursuant to the Credit Agreement;

           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lender Parties to make Credit Extensions to the Borrower pursuant to the Credit Agreement, each Guarantor agrees, for the benefit of each Lender Party, as follows:



           DEFINITIONS

  Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

           "Administrative Agent" is defined in the first recital.

           "Borrower" is defined in the preamble.

           "Credit Agreement" is defined in the first recital.

           "Guaranteed Obligations" is defined in clause (a) of Section 2.1.

           "Guarantor" is defined in the preamble.

           "Guaranty" is defined in the preamble.

           "Lender Party" means, as the context may require, each Lender, the Issuer, any Swap Party, the Syndication Agent, the Documentation Agent, and the Administrative Agent and each of their respective successors, transferees and assigns.

           "Lenders" is defined in the first recital.

  Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.





           GUARANTY PROVISIONS

  Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower (the "Guaranteed Obligations"), whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due and interest, fees, and charges that would accrue after the commencement of a bankruptcy proceeding, but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

  indemnifies and holds harmless each Lender Party for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender Party in enforcing any rights under this Guaranty;

provided, however, that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that all obligations arising under this Guaranty shall be the joint and several obligations of the Guarantors, and that it shall not be necessary or required that any Lender Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.

  Acceleration of Guaranty. Each Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower, or the occurrence of a Default of the type described in Section 8.1.9 of the Credit Agreement or any Event of Default, and if such Default or Event of Default shall occur at a time when any of the Obligations of the Borrower or any other Obligor may not then be due and payable, such Guarantor will pay to the Lender Parties forthwith the full amount which would be payable hereunder by such Guarantor if all such Guaranteed Obligations were then due and payable.

  Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations have been paid in full in cash, all obligations of each Guarantor hereunder shall have been paid in full in cash, all Letters of Credit have expired or terminated and all Commitments shall have terminated. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party. The liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

  any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

  the failure of any Lender Party

  to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or to exercise any right or remedy against any other guarantor of, or collateral securing, any Guaranteed Obligations;

  any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other extension, compromise or renewal of any Guaranteed Obligation;

  any reduction, limitation, impairment or termination of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations or otherwise;

  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

  any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party securing any of the Guaranteed Obligations; or

  any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

  Reinstatement, etc. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Lender Party, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

  Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Lender Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

  Postponement of Subrogation. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments. Any amount paid to such Guarantor on account of any such subrogation rights prior to the payment in full of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments shall be held in trust for the benefit of the Lender Parties and shall immediately be paid to the Lender Parties and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                     (a) such Guarantor has made payment to the Lender Parties of all or any part of the Obligations of the Borrower or any other Obligor, and

                     (b) all Obligations of the Borrower and each other Obligor have been paid in full, all Letters of Credit have expired or been terminated and all Commitments have been terminated,

each Lender Party agrees that, at such Guarantor's request, the Lender Parties will execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor. In furtherance of the foregoing, for so long as any Guaranteed Obligations, Letters of Credit or Commitments remain outstanding, each Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guaranty to any Lender Party.

  Successors, Transferees and Assigns; Transfers of Notes, etc. This Guaranty shall:

  be binding upon each Guarantor, and its successors, transferees and assigns;
and

  inure to the benefit of and be enforceable by the Administrative Agent and each other Lender Party.

Without limiting the generality of clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to the provisions of Section 10.11 and Article IX of the Credit Agreement.




           REPRESENTATIONS AND WARRANTIES

  Representations and Warranties. Each Guarantor hereby represents and warrants to each Lender Party that the representations and warranties contained in
Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties (it being acknowledged and agreed that for all purposes of such representations CTCC shall be deemed to be a Subsidiary of the Borrower), are true and correct in all respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section.

           COVENANTS, ETC.

  Covenants. Each Guarantor agrees with each Lender Party that, until all Letters of Credit have been terminated or expired, all Commitments have terminated and all Guaranteed Obligations have been paid in full in cash, such Guarantor will perform, comply with and be bound by all of the agreements, covenants and obligations contained in Article VII of the Credit Agreement and in any other Loan Document applicable to such Guarantor or its properties (it being acknowledged and agreed that for all purposes of such agreements, covenants and obligations CTCC shall be deemed to be a Subsidiary of the Borrower). Each such agreement, covenant and obligation contained in such Sections and in any other Loan Document and all other terms of the Credit Agreement and the Loan Documents to which reference is made therein, together with all related definitions and ancillary provisions, are hereby incorporated into this Guaranty by reference as though specifically set forth in this Section, and each such agreement, covenant and obligation shall, for purposes hereof, survive the termination of the Credit Agreement and the Loan Documents until this Guaranty has terminated in full in accordance with Section 2.3 hereof.




           MISCELLANEOUS PROVISIONS

  Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Article X thereof.

  Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and its successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that no Guarantor may assign any of its obligations hereunder without the prior written consent of all Lenders.

  Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  Addresses for Notices. All notices and other communications provided to any party hereto shall be in writing and mailed, delivered or transmitted to such party at the address or facsimile number set forth below its signature hereto and, if to the Administrative Agent, mailed, delivered or transmitted to it at the address or facsimile number of the Administrative Agent specified in the Credit Agreement, or, as to any party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

  No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and
Section 2.5, no failure on the part of any Lender Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

 Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

  Setoff. In addition to, and not in limitation of, any rights of any Lender Party under applicable law, each Lender Party shall, upon the occurrence of any Default described in any of clauses (a) through (d) of Section 8.1.9 of the Credit Agreement or any Event of Default, have the right to appropriate and apply to the payment of the obligations of any Guarantor owing to it hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Guarantor then or thereafter maintained with such Lender Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 of the Credit Agreement.

  Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

  Future Guarantors. Any Person required to become a party to this Guaranty from and after the Effective Date pursuant to Section 7.1.10 of the Credit Agreement may do so by executing a signed counterpart of this Guaranty on terms satisfactory to the Administrative Agent.

  Governing Law. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. FOR PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTY, EACH GUARANTOR HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF NEW YORK.

  Waiver of Jury Trial. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THE CREDIT AGREEMENT.

           Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY LENDER PARTY OR ANY GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION SUBJECT TO ANY RIGHTS OF APPEAL OF ANY JUDGMENT RENDERED BY THE HIGHEST COURT IN THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEW YORK, AS THE CASE MAY BE. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT SUCH GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

           IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

ADELPHIA CABLEVISION ASSOCIATES OF
RADNOR, L.P.

By: Highland Video Associates,
L.P., its General Partner

By: Highland Holdings, its
General Partner


By: ,
a General Partner

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey



MONTGOMERY CABLEVISION
ASSOCIATES, L.P.

By: Highland Video Associates,
L.P., its General Partner

By: Highland Holdings, its
General Partner


By: ,
a General Partner

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey

- -70-

BUCKTAIL BROADCASTING CORPORATION


By:
Title:

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey


HENDERSON COMMUNITY ANTENNA
TELEVISION, INC.

By:
Title:

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey


MONTGOMERY CABLEVISION, INC.

By:
Title:

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey


COUDERSPORT TELEVISION CABLE
COMPANY

By:
Title:

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey

           [EXECUTION COPY]

           BORROWER PLEDGE AGREEMENT


           THIS BORROWER PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of February 28, 1996, made by HIGHLAND VIDEO ASSOCIATES, L.P., a Pennsylvania limited partnership (the "Pledgor"), in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Lender Parties (as defined below).


           W I T N E S S E T H:


           WHEREAS, pursuant to the Credit Agreement, dated as of February 28, 1996 (the "Credit Agreement"), among the Pledgor, the financial institutions from time to time parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent, and the Administrative Agent, the Lenders have agreed to make Loans to, and the Issuer has agreed to issue (and the Lenders have agreed to participate in) Letters of Credit for the account of, the Pledgor;

           WHEREAS, as a condition precedent to the making of Credit Extensions (including the initial Credit Extensions) under the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement; and

           WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lender Parties to make Credit Extensions to the Pledgor pursuant to the Credit Agreement, the Pledgor agrees, for the benefit of each Lender Party, as follows:




           DEFINITIONS

  Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

- --------------------------------------------------------------------------------
           "Administrative Agent" is defined in the preamble.
- --------------------------------------------------------------------------------

           "Collateral" is defined in Section 2.1.

           "Credit Agreement" is defined in the first recital.

           "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

           "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

           "Federal Securities Laws" is defined in Section 6.2.

           "Lender Party" means, as the context may require, each Lender, the Issuer, any Swap Party, the Syndication Agent, the Documentation Agent and the Administrative Agent and each of their respective successors, transferees and assigns.

           "Lenders" is defined in the first recital.

           "Pledge Agreement" is defined in the preamble.

           "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by the Pledgor to the Administrative Agent or may from time to time hereafter be delivered by the Pledgor to the Administrative Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

           "Pledged Share Issuer" means each Person identified in Item A of Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

           "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Administrative Agent as Pledged Property hereunder.

           "Pledgor" is defined in the preamble.

           "Secured Obligations" is defined in Section 2.2.

           "Securities Act" is defined in Section 6.2.

           "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

  Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

  U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C.
are used in this Pledge Agreement, including its preamble and recitals, with such meanings.




           PLEDGE

  Grant of Security Interest. The Pledgor hereby grants, pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Lender Parties, a continuing security interest in, all of the following property (the "Collateral"):

  all issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Item A of Attachment 1 hereto;

  all other Pledged Shares issued from time to time;

  all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Pledge Agreement;

  all Dividends, Distributions, and other payments and rights with respect to any Pledged Property; and

  all proceeds of any of the foregoing.

  Security for Obligations. This Pledge Agreement secures the payment in full of all Obligations now or hereafter existing under the Credit Agreement and each other Loan Document to which the Pledgor is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise (all such Obligations being the "Secured Obligations").

  Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

  Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share as permitted in accordance with clause (g) of Section 7.2.2 or
Section 7.2.6 of the Credit Agreement, such Dividend may be paid directly to the Pledgor. If not otherwise permitted to be paid under the Credit Agreement, then any such Dividend shall be paid directly to the Administrative Agent.

  Continuing Security Interest; Transfer of Note. This Pledge Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect as hereinafter provided in this Section 2.5 until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, be binding upon the Pledgor and its successors, transferees and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Lender Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Notwithstanding anything to the contrary contained herein, upon the payment in full in cash of all principal, interest and fees due under the Credit Agreement, the termination or expiration of all Letters of Credit, the termination of all Commitments, the termination of all Rate Protection Agreements with Swap Parties and the satisfaction of all obligations owing to any Lender thereunder, the obligations of the Pledgor hereunder (except under Section 6.5, which shall survive the termination of this Pledge Agreement) and the security interests granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Administrative Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

           REPRESENTATIONS AND WARRANTIES

  Warranties, etc. The Pledgor represents and warrants unto each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to the Administrative Agent of any Collateral, as set forth in this Article.

           SECTION 3.1.1. Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all Liens, security interests, options, or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of the Administrative Agent.

           SECTION 3.1.2. Valid Security Interest. The delivery by the Pledgor of such Collateral to the Administrative Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

           SECTION 3.1.3. As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute that percentage of all of the issued and outstanding shares of capital stock of each Pledged Share Issuer as set forth in Attachment 1 hereto. The Pledgor has no Subsidiaries that are corporations other than the Pledged Share Issuers of the Pledgor.

           SECTION 3.1.4. Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either for the  pledge by the  Pledgor  of any  Collateral  pursuant  to this  Pledge
Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

           SECTION 3.1.5. Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.




           COVENANTS

  Protect Collateral; Further Assurances, etc. Except as expressly permitted by the Credit Agreement, the Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Administrative Agent hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

  Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent. The Pledgor will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Administrative Agent.

  Continuous Pledge. Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

  Voting Rights; Dividends, etc.  The Pledgor agrees:

  after any Default of the type described in Section 8.1.9 of the Credit Agreement or an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all other cash payments and all proceeds of the Collateral, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with Section 6.3; and

  after any Event of Default shall have occurred and be continuing and the Administrative Agent has notified the Pledgor of the Administrative Agent's intention to exercise its voting power under this clause (b), the Administrative Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

  promptly to deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions, cash payments and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Pledgor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in clause (b) of this Section 4.4, the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares)
constituting Collateral and the Administrative Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral;
provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).




           THE ADMINISTRATIVE AGENT

  Administrative Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Administrative Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

  after the occurrence and continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

  to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

  to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

  Administrative Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

  Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

  Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.




           REMEDIES

Certain Remedies. If any Event of Default shall have occurred and be continuing:

  The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

  The Administrative Agent may

  transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

  enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, endorse any checks, drafts, or other writings in the name of the Pledgor to allow collection of the Collateral,

  take control of any proceeds of the Collateral, and

  execute  (in  the  name,  place  and  stead  of  the  Pledgor)   endorsements,
assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

  Securities Laws.

  If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Administrative Agent, the Pledgor will, at its own expense:

  execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act") or any similar statute hereafter enacted analogous in purpose or effect (the Securities Act any such similar statute as in effect from time to time being called the "Federal Securities Laws"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

  use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

  cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

  do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

                     (b) In view of the position of the Pledgor in relation to the Pledged Shares, or because of other present or future circumstances, a question may arise under the Federal Securities Laws with respect to any disposition of the Pledged Shares permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might materially limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Shares in a public offering, and might also materially limit the extent to which or the manner in which any subsequent transferee of any Pledged Shares could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Shares in a public offering under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor understands and agrees that the Administrative Agent is not to have any duty or obligation to the Pledgor to attempt to dispose of the Pledged Shares pursuant to a public offering thereof, and the Pledgor will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Shares at an inadequate price even if the disposition of the Pledged Shares pursuant to a public offering might have resulted in a higher price being paid for the Pledged Shares. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Shares for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Shares for its own account, or if the Administrative Agent placed all or any part of the Pledged Shares privately with a purchaser or purchasers. The provisions of this Section 6.2 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices for the Pledged Shares may substantially exceed the price at which the Administrative Agent sells them.

  Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

  Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 6.5) in whole or in part by the Administrative Agent against, all or any part of the Obligations in such order as the Administrative Agent shall elect.

           Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

  Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Administrative Agent's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

                     (a) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

                     (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

                     (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

                     (d) the failure by the Pledgor to perform or observe any of the provisions hereof.




           MISCELLANEOUS PROVISIONS

  Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

  Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

  Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

  Approvals. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Pledged Shares) pursuant to this Pledge Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of the Borrower or any Subsidiary of the Borrower without first obtaining the prior approval of the FCC, any other federal, state or local governmental authority or other person, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC, other federal, state or local governmental authority or other person. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Pledge Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local governmental authority or instrumentality, or other person, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such consent, approval, recording, qualification or authorization and, following the occurrence and continuance of an Event of Default, upon the reasonable request of the Administrative Agent, the Pledgor will use its best efforts to assist the Administrative Agent in obtaining such approvals and consents.

  Addresses for Notices. All notices and other communications provided to any party hereto shall be in writing and mailed, delivered or transmitted to it at the address set forth below its signature in the Credit Agreement or at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or, if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

 Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

  Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

  Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

           IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this Pledge
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

HIGHLAND VIDEO ASSOCIATES, L.P.

By: Highland Holdings, its
General Partner


By: ,
a General Partner


THE BANK OF NOVA SCOTIA,
as Administrative Agent


By:
Title:

           ATTACHMENT 1
               to
           Borrower Pledge Agreement




Item A.  Pledged Shares

Pledged Share Issuer                                   Common Stock
                                                        Authorized                 Outstanding           % of Outstanding
                                                           Shares                     Shares               Shares Pledged
Bucktail Broadcasting Corporation                             500                      443                        100%
                                                                                       (Class B Common)
Henderson Community Antenna Television, Inc.                1,000                      1,000                      100%
                                                                                       (Common)

           [EXECUTION COPY]

           OBLIGOR PLEDGE AGREEMENT


           THIS OBLIGOR PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of February 28, 1996 made by each of the Persons (as defined in the Credit Agreement referred to below) identified on Schedule I attached hereto, and each other Person as may become a party to this Pledge Agreement pursuant to Section
7.1.10 of the Credit Agreement referred to below (herein individually referred to as a "Pledgor" and collectively as the "Pledgors"), in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Lender Parties (as defined below).


           W I T N E S S E T H:


           WHEREAS, pursuant to the Credit Agreement, dated as of February 28, 1996 (the "Credit Agreement"), among Highland Video Associates, L.P., a Pennsylvania limited partnership (the "Borrower"), the financial institutions from time to time parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent, and the Administrative Agent, the Lenders have agreed to make Loans to, and the Issuer has agreed to issue (and the Lenders have agreed to participate in) Letters of Credit for the account of, the Borrower;

           WHEREAS, as a condition precedent to the making of Credit Extensions (including the initial Credit Extensions) under the Credit Agreement, each Pledgor is required to execute and deliver this Pledge Agreement;

           WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement; and

           WHEREAS, it is in the best interests of each Pledgor to execute this Pledge Agreement inasmuch as each such Pledgor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lender Parties pursuant to the Credit Agreement;

           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lender Parties to make Credit Extensions to the Borrower pursuant to the Credit Agreement, each Pledgor agrees, for the benefit of each Lender Party, as follows:




           DEFINITIONS

  Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

- -------------------------------------------------------------------------------
           "Administrative Agent" is defined in the preamble.
- -------------------------------------------------------------------------------

           "Borrower" is defined in the first recital.

           "Collateral" is defined in Section 2.1.

           "Credit Agreement" is defined in the first recital.

           "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

           "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

           "Federal Securities Laws" is defined in Section 6.2.

           "Lender Party" means, as the context may require, each Lender, the Issuer, any Swap Party, the Syndication Agent, the Documentation Agent and the Administrative Agent and each of their respective successors, transferees and assigns.

           "Lenders" is defined in the first recital.

           "Pledge Agreement" is defined in the preamble.

           "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due, all other instruments which are now being delivered by any Pledgor to the Administrative Agent or may from time to time hereafter be delivered by such Pledgor to the Administrative Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

           "Pledged Share Issuer" means each Person identified in Item A of Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

           "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered by any Pledgor to the Administrative Agent as Pledged Property hereunder.

           "Pledgor" and "Pledgors" are defined in the preamble.

           "Secured Obligations" is defined in Section 2.2.

           "Securities Act" is defined in Section 6.2.

           "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

  Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

  U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C.
are used in this Pledge Agreement, including its preamble and recitals, with such meanings.




           PLEDGE

  Grant of Security Interest. Each Pledgor hereby grants, pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Lender Parties, a continuing security interest in, all of the following property (the "Collateral"):

  all issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Item A of Attachment 1 hereto;

  all other Pledged Shares issued from time to time;

  all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Pledge Agreement;

  all Dividends, Distributions, and other payments and rights with respect to any Pledged Property; and

  all proceeds of any of the foregoing.

  Security for Obligations. This Pledge Agreement secures the payment in full of all Obligations now or hereafter existing under the Credit Agreement and each other Loan Document to which the Borrower or any Pledgor is or may become a party (including this Pledge Agreement), whether for principal, interest, costs, fees, expenses, or otherwise (all such Obligations of the Borrower and each Pledgor being the "Secured Obligations").

  Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

  Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share as permitted in accordance with clause (g) of Section 7.2.2 or
Section 7.2.6 of the Credit Agreement, such Dividend may be paid directly to each Pledgor thereof. If not otherwise permitted to be paid under the Credit Agreement, then any such Dividend shall be paid directly to the Administrative Agent.

  Continuing Security Interest; Transfer of Note. This Pledge Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect as hereinafter provided in this Section 2.5 until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, be binding upon each Pledgor and its successors, transferees and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Lender Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Notwithstanding anything to the contrary contained herein, upon the payment in full in cash of all principal, interest and fees due under the Credit Agreement, the termination or expiration of all Letters of Credit, the termination of all Commitments, the termination of all Rate Protection Agreements with Swap Parties and the satisfaction of all obligations owing to any Lender thereunder, the obligations of each Pledgor hereunder (except under Section 6.5, which shall survive the termination of this Pledge Agreement) and the security interests granted herein shall terminate and all rights to the Collateral shall revert to each Pledgor. Upon any such termination, the Administrative Agent will, at each Pledgor's sole expense, deliver to such Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

  Security Interest Absolute. All rights of the Administrative Agent and the security interests granted to the Administrative Agent hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional, irrespective of any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document,

  the failure of any Lender Party

  to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations,

  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other extension, compromise or renewal of any Secured Obligation,

  any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Pledgor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise,

  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document,

  any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations, or any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

  Postponement of Subrogation. Each Pledgor agrees that it will not exercise any rights which it may acquire by way of subrogation under this Pledge Agreement, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments. Any amount paid to such Pledgor on account of any such subrogation rights prior to the payment in full of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments shall be held in trust for the benefit of the Lender Parties and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                     (a) such Pledgor has made payment to the Lender Parties of all or any part of the Obligations of the Borrower or any other Obligor, and

                     (b) all Obligations of the Borrower and each other Obligor have been paid in full, all Letters of Credit have expired or been terminated and all Commitments have been terminated,

each Lender Party agrees that, at such Pledgor's request, the Lender Parties will execute and deliver to such Pledgor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Pledgor of an interest in the Secured Obligations resulting from such payment by such Pledgor. In furtherance of the foregoing, for so long as any Secured Obligations, Letters of Credit or Commitments remain outstanding, each Pledgor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Pledge Agreement to any Lender Party.




           REPRESENTATIONS AND WARRANTIES

  Warranties, etc. Each Pledgor represents and warrants unto each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by such Pledgor to the Administrative Agent of any Collateral, as set forth in this Article.

           SECTION 3.1.1. Ownership, No Liens, etc. Such Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all Liens, security interests, options, or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of the Administrative Agent.

           SECTION 3.1.2. Valid Security Interest. The delivery by such Pledgor of such Collateral to the Administrative Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

           SECTION 3.1.3. As to Pledged Shares. In the case of any Pledged Shares of such Pledgor constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute that percentage of all of the issued and outstanding shares of capital stock of each Pledged Share Issuer as set forth in Attachment 1 hereto. Such Pledgor has no Subsidiaries that are corporations other than the Pledged Share Issuers of such Pledgor.

- --------------------------------------------------------------------------------
           SECTION 3.1.4. Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either
- --------------------------------------------------------------------------------

  for the  pledge by such  Pledgor of any  Collateral  pursuant  to this  Pledge
Agreement or for the execution, delivery, and performance of this Pledge Agreement by such Pledgor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

           SECTION 3.1.5. Compliance with Laws. Such Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of such Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.




           COVENANTS

  Protect Collateral; Further Assurances, etc. Except as expressly permitted by the Credit Agreement, each Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Administrative Agent hereunder). Each Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. Each Pledgor agrees that at any time, and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

  Stock Powers, etc. Each Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by such Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent. Each Pledgor will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Administrative Agent.

  Continuous Pledge. Subject to Section 2.4, each Pledgor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to such Pledgor in respect of any Collateral.

  Voting Rights; Dividends, etc.  Each Pledgor agrees:

  after any Default of the type described in Section 8.1.9 of the Credit Agreement or an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by such Pledgor and without any request therefor by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all other cash payments and all proceeds of the Collateral, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with Section 6.3; and

  after any Event of Default shall have occurred and be continuing and the Administrative Agent has notified such Pledgor of the Administrative Agent's intention to exercise its voting power under this clause (b), the Administrative Agent may exercise (to the exclusion of such Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and such Pledgor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

  promptly to deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions, cash payments and proceeds which may at any time and from time to time be held by any Pledgor but which such Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Pledgor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in clause (b) of this Section 4.4, each Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Administrative Agent shall, upon the written request of each Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Pledgor which are necessary to allow such Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral;
provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by any Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).




           THE ADMINISTRATIVE AGENT

  Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Administrative Agent such Pledgor's attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

  after the occurrence and continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

  to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

  to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

Each Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

  Administrative Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Pledgor pursuant to Section 6.4.

  Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

  Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.




           REMEDIES

  Certain Remedies. If any Event of Default shall have occurred and be continuing:

  The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to such Pledgor of the time and place of any public sale or private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

  The Administrative Agent may

  transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

  enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, endorse any checks, drafts, or other writings in the name of the Pledgor thereof to allow collection of the Collateral,

  take control of any proceeds of the Collateral, and

  execute (in the name, place and stead of each Pledgor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

  Securities Laws.

  If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, each Pledgor agrees that, upon request of the Administrative Agent, such Pledgor will, at its own expense:

  execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act") or any similar statute hereafter enacted analogous in purpose or effect (the Securities Act any such similar statute as in effect from time to time being called the "Federal Securities Laws"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

  use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

  cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

  do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

                     (b) In view of the position of each Pledgor in relation to the Pledged Shares, or because of other present or future circumstances, a question may arise under the Federal Securities Laws with respect to any disposition of the Pledged Shares permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might materially limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Shares in a public offering, and might also materially limit the extent to which or the manner in which any subsequent transferee of any Pledged Shares could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Shares in a public offering under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor understands and agrees that the Administrative Agent is not to have any duty or obligation to such Pledgor to attempt to dispose of the Pledged Shares pursuant to a public offering thereof, and such Pledgor will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Shares at an inadequate price even if the disposition of the Pledged Shares pursuant to a public offering might have resulted in a higher price being paid for the Pledged Shares. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Shares for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Shares for its own account, or if the Administrative Agent placed all or any part of the Pledged Shares privately with a purchaser or purchasers. The provisions of this Section 6.2 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices for the Pledged Shares may substantially exceed the price at which the Administrative Agent sells them.

  Compliance with Restrictions. Each Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and each Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

  Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 6.5) in whole or in part by the Administrative Agent against, all or any part of the Obligations in such order as the Administrative Agent shall elect.

           Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, shall be paid over to the relevant Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

  Indemnity and Expenses. Each Pledgor hereby indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Administrative Agent's gross negligence or wilful misconduct. Upon demand, each Pledgor will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

                     (a) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

                     (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

                     (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

                     (d) the failure by any Pledgor to perform or observe any of the provisions hereof.




           MISCELLANEOUS PROVISIONS

  Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

  Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

  Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

  Approvals. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Pledged Shares) pursuant to this Pledge Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of the Borrower or any Subsidiary of the Borrower without first obtaining the prior approval of the FCC, any other federal, state or local governmental authority or other person, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC, other federal, state or local governmental authority or other person. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Pledge Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local governmental authority or instrumentality, or other person, each applicable Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such consent, approval, recording, qualification or authorization and, following the occurrence and continuance of an Event of Default, upon the reasonable request of the Administrative Agent, such applicable Pledgor will use its best efforts to assist the Administrative Agent in obtaining such approvals and consents.

  Addresses for Notices. All notices and other communications provided to any party hereto shall be in writing and mailed, delivered or transmitted to it at the address set forth below its signature hereto or at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or, if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

 Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

  Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

  Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

  Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR ANY PLEDGOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION SUBJECT TO ANY RIGHTS OF APPEAL OF ANY JUDGMENT RENDERED BY THE HIGHEST COURT IN THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEW YORK, AS THE CASE MAY BE. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PLEDGOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PLEDGOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS PLEDGE AGREEMENT.

  Waiver of Jury Trial. THE LENDER PARTIES AND EACH PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR ANY PLEDGOR. EACH PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER PARTIES ENTERING INTO THE CREDIT AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

           IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this Pledge
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

BUCKTAIL BROADCASTING CORPORATION


By:
Title:

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey




John J. Rigas

Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey




Timothy J. Rigas

Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey

Michael J. Rigas

Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey



THE BANK OF NOVA SCOTIA,
as Administrative Agent


By:
Title: Authorized Signatory

Address: One Liberty Plaza
New York, New York 10006

Telecopy No.: (212) 225-5090

Attention: Vincent Fitzgerald
Media Communication
Group

Doris N. Rigas

Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey

           SCHEDULE I
           to
           Pledge Agreement


           SUBSIDIARY PLEDGORS


Name                                              Jurisdiction of
                                                   Incorporation/
                                                      Formation

Montgomery Cablevision, Inc.

Adelphia Cablevision Associates
  of Radnor, L.P.                                     Pennsylvania

Montgomery Cablevision Associates, L.P.               Pennsylvania

Bucktail Broadcasting Corporation                     Pennsylvania

Henderson Community Antenna
  Television, Inc.                                  North Carolina

Coudersport Television Cable Company                 Pennsylvania

Timothy J. Rigas

Michael J. Rigas

John J. Rigas

           ATTACHMENT 1
           to
           Obligor Pledge Agreement


           PLEDGOR:
           Bucktail Broadcasting Corporation


Item A.    Pledged Shares


Pledged Share Issuer Common Stock
% of Outstanding Shares
Pledged
Authorized Outstanding
Shares Shares
Montgomery 100 100%
Cablevision, Inc. (Common)

ATTACHMENT 1
to
Obligor Pledge Agreement


PLEDGOR:
John J. Rigas


Item A. Pledged Shares


Pledged Share Issuer Common Stock
% of Outstanding Shares
Pledged
Authorized Outstanding
Shares Shares
Bucktail 1,063 80%
Broadcasting (Class A Common)
Corporation
Coudersport 50 100%
Television Cable Common
Company

ATTACHMENT 1
to
Obligor Pledge Agreement


PLEDGOR:
Michael J. Rigas


Item A. Pledged Shares


Pledged Share Issuer Common Stock
% of Outstanding Shares
Pledged
Authorized Outstanding
Shares Shares
Bucktail 133 10%
Broadcasting (Class A Common)
Corporation

ATTACHMENT 1
to
Obligor Pledge Agreement


PLEDGOR:
Timothy J. Rigas


Item A. Pledged Shares


Pledged Share Issuer Common Stock
% of Outstanding Shares
Pledged
Authorized Outstanding
Shares Shares
Bucktail 133 10%
Broadcasting (Class A Common)
Corporation

EXHIBIT I-3

           TALP PLEDGE AGREEMENT


           THIS TALP PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of ___________ ___, ____, made by TELESAT ACQUISITION LIMITED PARTNERSHIP, a Delaware limited partnership (the "Pledgor"), in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Lender Parties (as defined below).


           W I T N E S S E T H:

           WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of March 29, 1996, amending and restating the Credit Agreement, dated as of February 28, 1996 (as further amended, supplemented, amended and restated or otherwise modified, the "Credit Agreement"), among the Pledgor, Highland Video Associates, L.P., a Delaware limited partnership ("HVA"), Global Acquisition Partners, L.P., a Delaware limited partnership ("Global"; Global, HVA and the Pledgor are individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent and the Administrative Agent, the Lenders have agreed to make Loans to, and the Issuer has agreed to issue (and the Lenders have agreed to participate in) Letters of Credit for the account of, the Borrowers;

           WHEREAS, pursuant to Section 7.1.10 of the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement; and

           WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lender Parties to make Credit Extensions to the Borrowers pursuant to the Credit Agreement, the Pledgor agrees, for the benefit of each Lender Party, as follows:







           DEFINITIONS

  Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

           "Administrative Agent" is defined in the preamble.


           "Borrower" and "Borrowers" is defined in the first recital.

           "Collateral" is defined in Section 2.1.

           "Credit Agreement" is defined in the first recital.

           "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

           "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

           "Federal Securities Laws" is defined in Section 6.2.

           "Global" is defined in the first recital.

           "HVA" is defined in the first recital.

           "Lender Party" means, as the context may require, each Lender, the Issuer, any Swap Party, the Syndication Agent, the Documentation Agent and the Administrative Agent and each of their respective successors, transferees and assigns.

           "Lenders" is defined in the first recital.

           "Pledge Agreement" is defined in the preamble.

           "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due, all other instruments which may from time to time hereafter be delivered by the Pledgor to the Administrative Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

           "Pledged Share Issuer" means each Person identified in Item A of Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

           "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Administrative Agent as Pledged Property hereunder.

           "Pledgor" is defined in the preamble.

           "Secured Obligations" is defined in Section 2.2.

           "Securities Act" is defined in Section 6.2.

           "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

  Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

  U.C.C.  Definitions.   Unless  otherwise  defined  herein  or  the  context
otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.



           PLEDGE

  Grant of Security Interest. The Pledgor hereby grants, pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Lender Parties, a continuing security interest in, all of the following property (the "Collateral"):

  all issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Item A of Attachment 1 hereto;

  all other Pledged Shares issued from time to time;

  all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Pledge Agreement;

  all Dividends, Distributions, and other payments and rights with respect to any Pledged Property; and

  all proceeds of any of the foregoing.

  Security for Obligations. This Pledge Agreement secures the payment in full of all Obligations now or hereafter existing under the Credit Agreement and each other Loan Document to which the Pledgor is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise (all such Obligations being the "Secured Obligations").

  Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

  Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share as permitted in accordance with clause (g) of Section 7.2.2 or
Section 7.2.6 of the Credit Agreement, such Dividend may be paid directly to the Pledgor. If not otherwise permitted to be paid under the Credit Agreement, then any such Dividend shall be paid directly to the Administrative Agent.

  Continuing Security Interest; Transfer of Note. This Pledge Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect as hereinafter provided in this Section 2.5 until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, be binding upon the Pledgor and its successors, transferees and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Lender Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Notwithstanding anything to the contrary contained herein, upon the payment in full in cash of all principal, interest and fees due under the Credit Agreement, the termination or expiration of all Letters of Credit, the termination of all Commitments, the termination of all Rate Protection Agreements with Swap Parties and the satisfaction of all obligations owing to any Lender thereunder, the obligations of the Pledgor hereunder (except under Section 6.5, which shall survive the termination of this Pledge Agreement) and the security interests granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Administrative Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

           REPRESENTATIONS AND WARRANTIES

  Warranties, etc. The Pledgor represents and warrants unto each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to the Administrative Agent of any Collateral, as set forth in this Article.

           SECTION 3.1.1. Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all Liens, security interests, options, or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of the Administrative Agent.

          SECTION 3.1.2. Valid Security Interest. The delivery by the Pledgor of such Collateral to the Administrative Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.




           SECTION 3.1.3. As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute that percentage of all of the issued and outstanding shares of capital stock of each Pledged Share Issuer as set forth in Attachment 1 hereto. The Pledgor has no Subsidiaries that are corporations other than the Pledged Share Issuers of the Pledgor.

                SECTION 3.1.4. Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either for the  pledge by the  Pledgor  of any  Collateral  pursuant  to this  Pledge
Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

           SECTION 3.1.5. Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.




           COVENANTS

  Protect Collateral; Further Assurances, etc. Except as expressly permitted by the Credit Agreement, the Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Administrative Agent hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

  Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent. The Pledgor will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Administrative Agent.

  Continuous Pledge. Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

  Voting Rights; Dividends, etc.  The Pledgor agrees:

  after any Default of the type described in Section 8.1.9 of the Credit Agreement or an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all other cash payments and all proceeds of the Collateral, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with Section 6.3; and

  after any Event of Default shall have occurred and be continuing and the Administrative Agent has notified the Pledgor of the Administrative Agent's intention to exercise its voting power under this clause (b), the Administrative Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

  promptly to deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions, cash payments and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Pledgor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in clause (b) of this Section 4.4, the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares)
constituting Collateral and the Administrative Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral;
provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).




           THE ADMINISTRATIVE AGENT

  Administrative Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Administrative Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

  after the occurrence and continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

  to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

  to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

  Administrative Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

  Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

  Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.




           REMEDIES

  Certain Remedies. If any Event of Default shall have occurred and be continuing:

  The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

  The Administrative Agent may

  transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

  enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, endorse any checks, drafts, or other writings in the name of the Pledgor to allow collection of the Collateral,

  take control of any proceeds of the Collateral, and

  execute  (in  the  name,  place  and  stead  of  the  Pledgor)   endorsements,
assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

  Securities Laws.

  If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Administrative Agent, the Pledgor will, at its own expense:

  execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act") or any similar statute hereafter enacted analogous in purpose or effect (the Securities Act any such similar statute as in effect from time to time being called the "Federal Securities Laws"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

  use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

  cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

  do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

                     (b) In view of the position of the Pledgor in relation to the Pledged Shares, or because of other present or future circumstances, a question may arise under the Federal Securities Laws with respect to any disposition of the Pledged Shares permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might materially limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Shares in a public offering, and might also materially limit the extent to which or the manner in which any subsequent transferee of any Pledged Shares could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Shares in a public offering under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor understands and agrees that the Administrative Agent is not to have any duty or obligation to the Pledgor to attempt to dispose of the Pledged Shares pursuant to a public offering thereof, and the Pledgor will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Shares at an inadequate price even if the disposition of the Pledged Shares pursuant to a public offering might have resulted in a higher price being paid for the Pledged Shares. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Shares for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Shares for its own account, or if the Administrative Agent placed all or any part of the Pledged Shares privately with a purchaser or purchasers. The provisions of this Section 6.2 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices for the Pledged Shares may substantially exceed the price at which the Administrative Agent sells them.

  Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

  Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 6.5) in whole or in part by the Administrative Agent against, all or any part of the Obligations in such order as the Administrative Agent shall elect.

           Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

  Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Administrative Agent's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

                     (a) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

                     (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

                     (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

                     (d) the failure by the Pledgor to perform or observe any of the provisions hereof.




           MISCELLANEOUS PROVISIONS

  Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

  Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

  Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

  Approvals. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Pledged Shares) pursuant to this Pledge Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of the Borrower or any Subsidiary of the Borrower without first obtaining the prior approval of the FCC, any other federal, state or local governmental authority or other person, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC, other federal, state or local governmental authority or other person. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Pledge Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local governmental authority or instrumentality, or other person, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such consent, approval, recording, qualification or authorization and, following the occurrence and continuance of an Event of Default, upon the reasonable request of the Administrative Agent, the Pledgor will use its best efforts to assist the Administrative Agent in obtaining such approvals and consents.

  Addresses for Notices. All notices and other communications provided to any party hereto shall be in writing and mailed, delivered or transmitted to it at the address set forth below its signature in the Credit Agreement or at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or, if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

 Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

  Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

  Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

           IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this Pledge
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                     TELESAT ACQUISITION LIMITED PARTNERSHIP

By: Olympus Communications, L.P.,
its General Partner

By: ACP HOLDINGS, INC., its
Managing General Partner

By:
Title:


THE BANK OF NOVA SCOTIA,
as Administrative Agent


By:
Title:

Attachment 1
to
TALP Pledge Agreement




Item A. Pledged Shares

Pledged Share Issuer Common Stock
Authorized Outstanding % of Outstanding
Shares Shares Shares Pledged

           EXHIBIT I-4

           GLOBAL PLEDGE AGREEMENT


           THIS GLOBAL PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of ___________ ___, ____, made by GLOBAL ACQUISITION PARTNERS, L.P., a Delaware limited partnership (the "Pledgor"), in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Lender Parties (as defined below).


           W I T N E S S E T H:

           WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of March 29, 1996, amending and restating the Credit Agreement, dated as of February 28, 1996 (as further amended, supplemented, amended and restated or otherwise modified, the "Credit Agreement"), among the Pledgor, Highland Video Associates, L.P., a Delaware limited partnership ("HVA"), Telesat Acquisition Limited Partnership, a Delaware limited partnership ("TALP"; TALP, HVA and the Pledgor are individually referred to as a "Borrower", and collectively referred to as the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent, and the Administrative Agent, the Lenders have agreed to make Loans to, and the Issuer has agreed to issue (and the Lenders have agreed to participate in) Letters of Credit for the account of, the Borrowers;

           WHEREAS, pursuant to Section 7.1.10 of the Credit Agreement, the Pledgor is required to execute and deliver this Pledge Agreement; and

           WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lender Parties to make Credit Extensions to the Borrowers pursuant to the Credit Agreement, the Pledgor agrees, for the benefit of each Lender Party, as follows:







           DEFINITIONS

  Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

- -------------------------------------------------------------------------------
           "Administrative Agent" is defined in the preamble.
- -------------------------------------------------------------------------------

           "Borrower" and "Borrowers" is defined in the first recital.

           "Collateral" is defined in Section 2.1.

           "Credit Agreement" is defined in the first recital.

           "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral, but shall not include Dividends.

           "Dividends" means cash dividends and cash distributions with respect to any Pledged Shares or other Pledged Property made in the ordinary course of business and not a liquidating dividend.

           "Federal Securities Laws" is defined in Section 6.2.

           "HVA" is defined in the first recital.

           "Lender Party" means, as the context may require, each Lender, the Issuer, any Swap Party, the Syndication Agent, the Documentation Agent and the Administrative Agent and each of their respective successors, transferees and assigns.

           "Lenders" is defined in the first recital.

           "Pledge Agreement" is defined in the preamble.

           "Pledged Property" means all Pledged Shares, and all other pledged shares of capital stock, all other securities, all assignments of any amounts due or to become due, all other instruments which may from time to time hereafter be delivered by the Pledgor to the Administrative Agent for the purpose of pledge under this Pledge Agreement or any other Loan Document, and all proceeds of any of the foregoing.

           "Pledged Share Issuer" means each Person identified in Item A of Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

           "Pledged Shares" means all shares of capital stock of any Pledged Share Issuer which are delivered by the Pledgor to the Administrative Agent as Pledged Property hereunder.

           "Pledgor" is defined in the preamble.

           "Secured Obligations" is defined in Section 2.2.

           "Securities Act" is defined in Section 6.2.

           "TALP" is defined in the first recital.

           "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

  Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

  U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.



           PLEDGE

  Grant of Security Interest. The Pledgor hereby grants, pledges, hypothecates, assigns, charges, mortgages, delivers, and transfers to the Administrative Agent, for its benefit and the ratable benefit of each of the Lender Parties, a continuing security interest in, all of the following property (the "Collateral"):

  all issued and outstanding shares of capital stock of each Pledged Share Issuer identified in Item A of Attachment 1 hereto;

  all other Pledged Shares issued from time to time;

  all other Pledged Property, whether now or hereafter delivered to the Administrative Agent in connection with this Pledge Agreement;

  all Dividends, Distributions, and other payments and rights with respect to any Pledged Property; and

  all proceeds of any of the foregoing.

  Security for Obligations. This Pledge Agreement secures the payment in full of all Obligations now or hereafter existing under the Credit Agreement and each other Loan Document to which the Pledgor is or may become a party, whether for principal, interest, costs, fees, expenses, or otherwise (all such Obligations being the "Secured Obligations").

  Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank.

  Dividends on Pledged Shares. In the event that any Dividend is to be paid on any Pledged Share as permitted in accordance with clause (g) of Section 7.2.2 or
Section 7.2.6 of the Credit Agreement, such Dividend may be paid directly to the Pledgor. If not otherwise permitted to be paid under the Credit Agreement, then any such Dividend shall be paid directly to the Administrative Agent.

  Continuing Security Interest; Transfer of Note. This Pledge Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect as hereinafter provided in this Section 2.5 until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, be binding upon the Pledgor and its successors, transferees and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Lender Party.

Without limiting the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Notwithstanding anything to the contrary contained herein, upon the payment in full in cash of all principal, interest and fees due under the Credit Agreement, the termination or expiration of all Letters of Credit, the termination of all Commitments, the termination of all Rate Protection Agreements with Swap Parties and the satisfaction of all obligations owing to any Lender thereunder, the obligations of the Pledgor hereunder (except under Section 6.5, which shall survive the termination of this Pledge Agreement) and the security interests granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Administrative Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

           REPRESENTATIONS AND WARRANTIES

  Warranties, etc. The Pledgor represents and warrants unto each Lender Party, as at the date of each pledge and delivery hereunder (including each pledge and delivery of Pledged Shares) by the Pledgor to the Administrative Agent of any Collateral, as set forth in this Article.

           SECTION 3.1.1. Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Collateral, free and clear of all Liens, security interests, options, or other charges or encumbrances, except any Lien or security interest granted pursuant hereto in favor of the Administrative Agent.

           SECTION 3.1.2. Valid Security Interest. The delivery by the Pledgor of such Collateral to the Administrative Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

           SECTION 3.1.3. As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute that percentage of all of the issued and outstanding shares of capital stock of each Pledged Share Issuer as set forth in Attachment 1 hereto. The Pledgor has no Subsidiaries that are corporations other than the Pledged Share Issuers of the Pledgor.

           SECTION 3.1.4. Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either for the  pledge by the  Pledgor  of any  Collateral  pursuant  to this  Pledge
Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Pledge Agreement, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

           SECTION 3.1.5. Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.




           COVENANTS

  Protect Collateral; Further Assurances, etc. Except as expressly permitted by the Credit Agreement, the Pledgor will not sell, assign, transfer, pledge, or encumber in any other manner the Collateral (except in favor of the Administrative Agent hereunder). The Pledgor will warrant and defend the right and title herein granted unto the Administrative Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be reasonably necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

  Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent. The Pledgor will, from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Administrative Agent, with respect to the Collateral as the Administrative Agent may reasonably request and will, from time to time upon the request of the Administrative Agent after the occurrence of any Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Administrative Agent.

  Continuous Pledge. Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Administrative Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Dividends and Distributions with respect thereto, and all other Collateral and other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

  Voting Rights; Dividends, etc.  The Pledgor agrees:

  after any Default of the type described in Section 8.1.9 of the Credit Agreement or an Event of Default shall have occurred and be continuing, promptly upon receipt thereof by the Pledgor and without any request therefor by the Administrative Agent, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all Dividends, Distributions, all other cash payments and all proceeds of the Collateral, all of which shall be held by the Administrative Agent as additional Collateral for use in accordance with Section 6.3; and

  after any Event of Default shall have occurred and be continuing and the Administrative Agent has notified the Pledgor of the Administrative Agent's intention to exercise its voting power under this clause (b), the Administrative Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

  promptly to deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.

All Dividends, Distributions, cash payments and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by the Pledgor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in clause (b) of this Section 4.4, the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares)
constituting Collateral and the Administrative Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral;
provided, however, that no vote shall be cast, or consent, waiver, or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement or any other Loan Document (including this Pledge Agreement).




           THE ADMINISTRATIVE AGENT

  Administrative Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Administrative Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

  after the occurrence and continuance of an Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

  to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

  to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

  Administrative Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

  Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Lender Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

  Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.




           REMEDIES

Certain Remedies. If any Event of Default shall have occurred and be continuing:

  The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

  The Administrative Agent may

  transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder,

  enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, endorse any checks, drafts, or other writings in the name of the Pledgor to allow collection of the Collateral,

  take control of any proceeds of the Collateral, and

  execute  (in  the  name,  place  and  stead  of  the  Pledgor)   endorsements,
assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

  Securities Laws.

  If the Administrative Agent shall determine to exercise its right to sell all or any of the Collateral pursuant to Section 6.1, the Pledgor agrees that, upon request of the Administrative Agent, the Pledgor will, at its own expense:

  execute and deliver, and cause each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the "Securities Act") or any similar statute hereafter enacted analogous in purpose or effect (the Securities Act any such similar statute as in effect from time to time being called the "Federal Securities Laws"), and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

  use its best efforts to qualify the Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Administrative Agent;

  cause each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

  do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

                     (b) In view of the position of the Pledgor in relation to the Pledged Shares, or because of other present or future circumstances, a question may arise under the Federal Securities Laws with respect to any disposition of the Pledged Shares permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might materially limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Shares in a public offering, and might also materially limit the extent to which or the manner in which any subsequent transferee of any Pledged Shares could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Shares in a public offering under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor understands and agrees that the Administrative Agent is not to have any duty or obligation to the Pledgor to attempt to dispose of the Pledged Shares pursuant to a public offering thereof, and the Pledgor will not attempt to hold the Administrative Agent responsible for selling all or any part of the Pledged Shares at an inadequate price even if the disposition of the Pledged Shares pursuant to a public offering might have resulted in a higher price being paid for the Pledged Shares. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Administrative Agent were to place all or any part of the Pledged Shares for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Shares for its own account, or if the Administrative Agent placed all or any part of the Pledged Shares privately with a purchaser or purchasers. The provisions of this Section 6.2 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices for the Pledged Shares may substantially exceed the price at which the Administrative Agent sells them.

  Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

  Application of Proceeds. All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as additional collateral security for, or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 6.5) in whole or in part by the Administrative Agent against, all or any part of the Obligations in such order as the Administrative Agent shall elect.

           Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

  Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Administrative Agent from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the Administrative Agent's gross negligence or wilful misconduct. Upon demand, the Pledgor will pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with:

                     (a) the administration of this Pledge Agreement, the Credit Agreement and each other Loan Document;

                     (b) the custody, preservation, use, or operation of, or the sale of, collection from, or other realization upon, any of the Collateral;

                     (c) the exercise or enforcement of any of the rights of the Administrative Agent hereunder; or

                     (d) the failure by the Pledgor to perform or observe any of the provisions hereof.




           MISCELLANEOUS PROVISIONS

  Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

  Amendments, etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

  Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

  Approvals. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Pledged Shares) pursuant to this Pledge Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of the Borrower or any Subsidiary of the Borrower without first obtaining the prior approval of the FCC, any other federal, state or local governmental authority or other person, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC, other federal, state or local governmental authority or other person. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Pledge Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local governmental authority or instrumentality, or other person, the Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such consent, approval, recording, qualification or authorization and, following the occurrence and continuance of an Event of Default, upon the reasonable request of the Administrative Agent, the Pledgor will use its best efforts to assist the Administrative Agent in obtaining such approvals and consents.

  Addresses for Notices. All notices and other communications provided to any party hereto shall be in writing and mailed, delivered or transmitted to it at the address set forth below its signature in the Credit Agreement or at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or, if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

 Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

  Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

  Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

           IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this Pledge
Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

GLOBAL ACQUISITION PARTNERS, L.P.

By: GLOBAL CABLEVISION, INC.,
its General Partner


By:
Title:


THE BANK OF NOVA SCOTIA,
as Administrative Agent


By:
Title:

Attachment 1
to
Global Pledge Agreement




Item A. Pledged Shares

Pledged Share Issuer Common Stock
Authorized Outstanding % of Outstanding
Shares Shares Shares Pledged

           [EXECUTION COPY]


           BORROWER PARTNERS SECURITY AGREEMENT


           THIS BORROWER PARTNERS SECURITY AGREEMENT (this "Security Agreement"), dated as of February 28, 1996, made by each of the parties identified on the signature pages hereto (each a "Grantor" and collectively the "Grantors") in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties (as defined below).


           W I T N E S S E T H:

           WHEREAS, pursuant to the Credit Agreement, dated as of February 28, 1996 (the "Credit Agreement"), among Highland Video Associates, L.P., a Pennsylvania limited partnership (the "Borrower"), the financial institutions from time to time parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent, and the Administrative Agent, the Lenders have agreed to make Loans to, and the Issuer has agreed to issue (and the Lenders have agreed to participate in) Letters of Credit for the account of, the Borrower;

           WHEREAS, as a condition precedent to the making of Credit Extensions (including the initial Credit Extension) under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

           WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Security Agreement; and

           WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Secured Parties pursuant to the Credit Agreement;

           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Secured Parties to make Credit Extensions to the Borrower pursuant to the Credit Agreement, each Grantor agrees, for the benefit of each Secured Party, as follows:




           DEFINITIONS

  Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

           "Administrative Agent" is defined in the preamble.

           "Borrower" is defined in the first recital.

           "Collateral" is defined in Section 2.1.

           "Credit Agreement" is defined in the first recital.

           "Grantor" is defined in the preamble.

           "Lenders" is defined in the first recital.

           "Secured Obligations" is defined in Section 2.2.

           "Secured Party" means, as the context may require, each Lender, the Issuer, each Swap Party, the Syndication Agent, the Documentation Agent and the Administrative Agent and each of their respective successors, transferees and assigns.

           "Security Agreement" is defined in the preamble.

           "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.

  Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

  U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.



           SECURITY INTEREST

  Grant of Security. Each Grantor hereby grants, assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties a security interest in all of the following, whether now owned or hereafter existing or acquired (the "Collateral"):

  all right, title and interest of such Grantor, whether now existing or hereafter arising or acquired, in, to and under the Borrower Partnership Agreement, including such Grantor's rights, now existing or hereafter arising or acquired, to receive from time to time its share of profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from the Borrower (including specific properties of the Borrower upon dissolution and otherwise);

  all general or limited partnership interests now owned or hereafter acquired by such Grantor in the Borrower as a result of exchange offers, direct investments or contributions or otherwise;

  such Grantor's accounts, general intangibles and other rights to payment or reimbursement, now existing or hereafter arising or acquired, from the Borrower, existing or arising from loans, advances or other extensions of credit by such Grantor from time to time to or for the account of the Borrower, or from services rendered by such Grantor from time to time to or for the account of the Borrower; and

  all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b) and (c), and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

  Security for Obligations. This Security Agreement secures the payment of all Obligations of the Borrower now or hereafter existing under the Credit Agreement and each other Loan Document to which the Borrower is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all other obligations of each such Grantor now or hereafter existing under this Security Agreement and each other Loan Document to which it is or may become a party (all such Obligations of the Borrower and such Grantor being the "Secured Obligations").

  Continuing Security Interest; Transfer of Notes. This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect as hereinafter provided in this Section 2.3 until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, be binding upon each Grantor, and each Grantor's successors, transferees and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Notwithstanding anything to the contrary contained herein, upon the payment in full in cash of all principal, fees and interest due under the Credit Agreement, the termination or expiration of all Letters of Credit, the termination of all Commitments, the termination of all Rate Protection Agreements with Swap Parties and the satisfaction of all obligations owing to any Lender thereunder, the obligations of each Grantor hereunder (except under Section 6.2, which shall survive the termination of this Security Agreement) and the security interests granted herein shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination, the Administrative Agent will, at the sole expense of the Grantors, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

  Grantors Remain Liable.  Anything herein to the contrary notwithstanding each Grantor shall remain liable under the Borrower Partnership Agreement and the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under the Borrower Partnership Agreement and such contracts and agreements to the same extent as if this Security Agreement had not been executed, the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the Borrower Partnership Agreement and any such contracts or agreements included in the Collateral, and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under the Borrower Partnership Agreement and any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Security Interest Absolute. All rights of the Secured Parties and the security interests granted to the Secured Parties hereunder, and all obligations of the Grantors hereunder, shall be absolute and unconditional, irrespective of any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document; the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations;

  any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation;

  any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations;

  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

  any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

  any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

  Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights which it may acquire by way of subrogation under this Security Agreement, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments. Any amount paid to such Grantor on account of any such subrogation rights prior to the payment in full of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                     (a) such Grantor has made payment to the Secured Parties of all or any part of the Obligations of the Borrower or any other Obligor, and

                     (b) all Obligations of the Borrower and each other Obligor have been paid in full, all Letters of Credit have expired or been terminated and all Commitments have been terminated,

each Secured Party agrees that, at such Grantor's request, the Secured Parties will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, for so long as any Secured Obligations, Letters of Credit or Commitments remain outstanding, each Grantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Security Agreement to any Secured Party.




           REPRESENTATIONS AND WARRANTIES

  Representations and Warranties. Each Grantor represents and warrants to each Secured Party as set forth in this Article.

  Organization, etc. Highland Holdings is a general partnership validly organized and existing and in good standing under the laws of the State of Pennsylvania and is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification.

  Authority and Licenses to Conduct Business. Highland Holdings has full partnership power and authority and holds all requisite governmental licenses, permits and other approvals to own and hold under lease its property and to conduct its business substantially as currently conducted by it (except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or prospects of Highland Holdings and its Subsidiaries).

  Power and Authority. Highland Holdings has full power and authority to enter into and perform its obligations under this Security Agreement and each other Loan Document executed or to be executed by it. Michael J. Rigas, John J. Rigas and Timothy J. Rigas have full power and legal capacity to enter into and perform their respective obligations under this Security Agreement and each other Loan Document executed or to be executed by them.

     Non-Contravention, etc. The execution, delivery and performance by such Grantor of this Security Agreement and each other Loan Document executed or to be executed by such Grantor do not contravene any contractual restriction, law or court decree or order binding on or affecting such Grantor; result in, or require the creation or imposition of, any Lien on any of such Grantor's properties, other than the Lien created pursuant to this Security Agreement; or in the case of Highland Holdings only, contravene its Organic Documents.

  Ownership, No Liens, etc. Such Grantor owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interests created by this Security Agreement. Subject to the preceding sentence, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Security Agreement and those filed pursuant to the terms of the Existing Credit Agreement.

  Validity, etc. Subject to Section 3.1.5, this Security Agreement creates a valid first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Grantors have furnished to the Administrative Agent a true and correct copy of the Borrower Partnership Agreement and all amendments thereto, which Borrower Partnership Agreement, as so amended, constitutes the valid, binding and enforceable obligations of the Grantors, sets forth the entire agreement of the parties thereto with respect to the subject matter thereof, has not been further amended or modified and remains in full force and effect.

  Partnership Interests, Profits. The character (general and/or limited partner) of each Grantor's interest in the Borrower, and each Grantor's percentage interest in the Borrower's profits (with profit interests as a general and as a limited partner separately stated) are as set forth in Schedule I hereto, as amended, supplemented or otherwise modified from time to time pursuant to
Section 4.1.7 and otherwise with the prior written consent of the Administrative Agent.

  Certificate. No interest of any Grantor in the Borrower is represented by a certificate of interest or similar instrument, except such certificates or instruments, if any, as have been delivered to the Administrative Agent and are held in its possession (and each Grantor covenants and agrees that any such certificates or instruments hereafter received by such Grantor with respect to any of the Collateral will be promptly delivered to the Administrative Agent).

  Borrower Partnership Agreement. Such Grantor had and has the partnership power and authority on its own behalf, or as a partner of the Borrower, as the case may be, to execute and carry out the provisions of the Borrower Partnership Agreement and the Credit Agreement. Such Grantor has substantially performed all of its respective obligations to date under the Borrower Partnership Agreement and has not received notice of the failure of any other party thereto to perform substantially its obligations thereunder.

  Location, Records, etc. The place(s) of business and chief executive office of each Grantor and the office(s) where such Grantor keeps its records concerning the Collateral are located in, and in the case of each individual Grantor, the residence (as defined in the Uniform Commercial Code as in effect in the state of Pennsylvania) is, Potter County, Pennsylvania. Highland Holdings does not have any trade name other than Adelphia Cable Communications. No Grantor has been known by any legal name different from the one set forth on the signature page hereto. Highland Holdings has not been the subject of any merger or other reorganization.

  Litigation, etc. There is no pending or, to the knowledge of any Grantor, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries or CTCC, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Security Agreement, any other Loan Document, the Management Agreements, the Organic Documents of any Guarantor or any Franchise Agreement to which a Guarantor is a party, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

     Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by such Grantor of the security interests granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the perfection of or the exercise by the Administrative Agent of its rights and remedies hereunder, except filings that may be required to perfect Liens under the U.C.C., other than those authorizations, approvals or notices required by the terms and conditions of certain agreements, where the failure to obtain such authorizations, approvals or notices could not reasonably be expected to have a material adverse effect on the assets, properties, business, financial condition or prospects of such Grantor and its Subsidiaries and would not, in any way, impair the rights of the Administrative Agent or the Secured Parties under this Security Agreement.


  Compliance with Laws. Such Grantor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of such Grantor or the value of the Collateral or the worth of the Collateral as collateral security.

  Representations and Warranties. Each Grantor hereby represents and warrants to each Lender Party that the representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Grantor and its (or his) properties, are true and correct in all respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section.




           COVENANTS

  Certain Covenants. Each Grantor covenants and agrees that, until the termination of this Security Agreement as provided in Section 2.3, such Grantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this Section.

  Maintenance of Records. Such Grantor will keep all of its records concerning the Collateral in Potter County, Pennsylvania, which records will be of such character as will enable the Administrative Agent or its designees to determine at any time the status thereof, or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions necessary to (i) perfect, preserve and protect any security interest granted or purported to be granted hereby and (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder, shall have been taken. Such Grantor shall not change its name except upon 30 days' prior written notice to the Administrative Agent and shall hold and preserve such records concerning the Collateral and permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records.

  Amendment of Borrower Partnership Agreement. Such Grantor will not amend, supplement or otherwise modify, or permit, consent or suffer to occur any amendment, supplement or modification of any terms or provisions contained in, or applicable to, the Borrower Partnership Agreement if the effect thereof is to impair, or is in any manner adverse to, the rights or interests of any Secured Party under the Credit Agreement or any other Loan Document, without the prior written consent of the Administrative Agent and the Required Lenders.

  Notice of Litigation. Each Grantor will notify the Administrative Agent of the institution of any litigation or governmental proceeding against or affecting any of the Collateral, to the extent and as soon as practicable after such Grantor shall have knowledge thereof.

  Withdraw from Partnership. Except as provided in Section 4.1.7 hereof, no Grantor will, without the express written consent of the Administrative Agent and the Lenders, actively cause itself to withdraw as a general partner or limited partner, as the case may be, of the Borrower.

  Transfers and Other Liens.  Such Grantor shall not:

  sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; provided, however, that the Grantors may sell or assign limited or general partnership interests in the Borrower if, after giving effect thereto, the Grantors own, directly or indirectly and free and clear of all Liens and other encumbrances (other than in favor of the Administrative Agent), sufficient general and limited partnership interests in the Borrower such that a "Change in Control" will not occur; or

  create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interests created by this Security Agreement and except as permitted by the Credit Agreement.

  Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

  furnish to the Administrative Agent, from time to time at the Administrative Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interests hereunder, such Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law, and the Administrative Agent hereby agrees to furnish the Grantor with copies of any such filings. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

  Credit Agreement Compliance. Such Grantor agrees to be bound by the terms of clauses (c) and (d) of Section 8.1.9 of the Credit Agreement as if it were a party to the Credit Agreement. Such Grantor will take all actions necessary to cause the Borrower to comply with the terms and conditions of the Credit
Agreement and all Loan Documents to which the Borrower is a party, and such Grantor will not take any action which would, in any way, prohibit the Borrower from complying with, or interfere with the Borrower's compliance with, or cause the Borrower to fail to comply with, the terms and conditions of the Credit Agreement or any Loan Documents to which the Borrower is a party.




           THE ADMINISTRATIVE AGENT

  Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

  to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

  to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

  to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

  to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.1.6).

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

  Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.2.

  Administrative  Agent Has No Duty. In addition to, and not in  limitation  of,
Section 2.4, the powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

  Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as such Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.




           REMEDIES

  Certain Remedies. If any Event of Default shall have occurred and be continuing

  The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may require the Grantors to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to all parties.

  All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 6.2) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

  Indemnity and Expenses.

  Each Grantor agrees to indemnify the Administrative Agent and each other Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from any such Secured Party's gross negligence or wilful misconduct.

  Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Secured Parties hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.




           MISCELLANEOUS PROVISIONS

  Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

  Approvals. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Collateral consisting of general and limited partnership interests) pursuant to this Security Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of the Borrower or any Subsidiary of the Borrower without first obtaining the prior approval of the FCC, any other federal, state or local governmental authority or other person, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC, other federal, state or local governmental authority or other person. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Security Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local governmental authority or instrumentality, or other person, each applicable Grantor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such consent, approval, recording, qualification or authorization and, following the occurrence and continuance of an Event of Default, upon the reasonable request of the Administrative Agent, such applicable Grantor will use its best efforts to assist the Administrative Agent in obtaining such approvals and consents.

  Amendments; etc. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  Addresses for Notices. All notices and other communications provided to any party hereto shall be in writing and mailed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto and, if to the Administrative Agent, mailed, delivered or transmitted to it at the address of the Administrative Agent specified in the Credit Agreement, or as to any party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or, if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

  Section Captions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.
  Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

  Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

  Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR ANY GRANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION SUBJECT TO ANY RIGHTS OF APPEAL OF ANY JUDGMENT RENDERED BY THE HIGHEST COURT IN THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT, FOR THE STATE OF NEW YORK, AS THE CASE MAY BE. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GRANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT.

  Waiver of Jury Trial. EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR ANY GRANTOR. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

           IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HIGHLAND HOLDINGS


By: ,
a General Partner

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey




John J. Rigas

Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey




Timothy J. Rigas

Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey

Michael J. Rigas

Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey



THE BANK OF NOVA SCOTIA,
as Administrative Agent


By:
Title: Authorized Signatory

Address: One Liberty Plaza
New York, New York 10006

Telecopy No.: (212) 225-5090

Attention:Vincent Fitzgerald
Media Communication
Group

                                                                  -1-

           SCHEDULE I
           to
           Borrower Partners
           Security Agreement


========================================== -------------------------------- ----------------------------- ========================
Grantor's Name                             Character of Partnership         Grantor's                     Grantor's Percentage
                                              Interest                      Interest in                   Interest in
                                                                            the Borrower                  Profits of
                                                                                                          the Borrower
========================================== -------------------------------- ----------------------------- ========================
Highland Holdings                          general partner                  64.48%                        64.48%
========================================== -------------------------------- ----------------------------- ========================
Highland Holdings                          limited                          1.00%                         1.00%
                                           partner
========================================== -------------------------------- ----------------------------- ========================
Michael J. Rigas                           general partner                  12.535%                       12.535%
========================================== -------------------------------- ----------------------------- ========================
Timothy J. Rigas                           general partner                  12.535%                       12.535%
========================================== ================================ ============================= ========================
John J. Rigas                              general partner                  9.450%                        9.450%

========================================== ================================ ============================= ========================


           [EXECUTION COPY]


           PARTNERSHIP SECURITY AGREEMENT


           THIS PARTNERSHIP SECURITY AGREEMENT (this "Security Agreement"), dated as of February 28, 1996, is made by each of the parties identified on the signature pages hereto (each a "Grantor" and collectively the "Grantors") in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties (as defined below).


           W I T N E S S E T H:


           WHEREAS, pursuant to the Credit Agreement, dated as of February 28, 1996 (the "Credit Agreement"), among Highland Video Associates, L.P., a Pennsylvania limited partnership (the "Borrower"), the financial institutions from time to time parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent, and the Administrative Agent, the Lenders have agreed to make Loans to, and the Issuer has agreed to issue (and the Lenders have agreed to participate in) Letters of Credit for the account of, the Borrower;

           WHEREAS, as a condition precedent to the making of Credit Extensions (including the initial Credit Extension) under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

           WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Security Agreement; and

           WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Secured Parties pursuant to the Credit Agreement;

           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Secured Parties to make Credit Extensions to the Borrower pursuant to the Credit Agreement, each Grantor agrees, for the benefit of each Secured Party, as follows:

           DEFINITIONS

  Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

           "Administrative Agent" is defined in the preamble.

           "Borrower" is defined in the first recital.

           "Collateral" is defined in Section 2.1.

           "Credit Agreement" is defined in the first recital.

           "Grantor" is defined in the preamble.

           "Lenders" is defined in the first recital.

           "Pledged Partnership" is defined in Section 2.1.

           "Secured Obligations" is defined in Section 2.2.

           "Secured Party" means, as the context may require, each Lender, the Issuer, each Swap Party, the Syndication Agent, the Documentation Agent and the Administrative Agent and each of their respective successors, transferees and assigns.

           "Security Agreement" is defined in the preamble.

           "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.

  Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.


           SECURITY INTEREST

  Grant of Security. Each Grantor hereby grants, assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties a security interest in all of the following, whether now owned or hereafter existing or acquired (the "Collateral"):

  all right, title and interest of such Grantor, whether now existing or hereafter arising or acquired, in, to and under each partnership agreement of each Person (each referred to as the "Pledged Partnership") set forth opposite the name of such Grantor on Schedule I hereto, including such Grantor's rights, now existing or hereafter arising or acquired, to receive from time to time its share of profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from such Pledged Partnership (including specific properties of such Pledged Partnership upon dissolution and otherwise);

  all general or limited partnership interests now owned or hereafter acquired by such Grantor in such Pledged Partnership as a result of exchange offers, direct investments or contributions or otherwise;

  such Grantor's accounts, general intangibles and other rights to payment or reimbursement, now existing or hereafter arising or acquired, from such Pledged Partnership, existing or arising from loans, advances or other extensions of credit by such Grantor from time to time to or for the account of such Pledged Partnership, or from services rendered by such Grantor from time to time to or for the account of such Pledged Partnership; and

  all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b) and (c), and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

  Security for Obligations. This Security Agreement secures the payment of all Obligations of the Borrower now or hereafter existing under the Credit Agreement and each other Loan Document to which the Borrower is a party, whether for principal, interest, costs, fees, expenses or otherwise, and all other obligations of each Grantor now or hereinafter existing under this Security Agreement and each other Loan Document to which he or it is or may become a party (all such Obligations of the Borrower and each such Grantor being the "Secured Obligations").

     Continuing Security Interest; Transfer of Notes. This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect as hereinafter provided in this Section 2.3 until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of the Commitments, be binding upon each Grantor and its each Grantor's successors, transferees and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Notwithstanding anything to the contrary contained herein, upon the payment in full in cash of all principal, fees and interest due under the Credit Agreement, the termination or expiration of all Letters of Credit, the termination of all Commitments, the termination of all Rate Protection Agreements with Swap Parties and the satisfaction of all obligations owing to any Secured Party thereunder, the obligations of each Grantor hereunder (except under Section 6.2, which shall survive the termination of this Security Agreement) and the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination, the Administrative Agent will, at the sole expense of the Grantors, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

  Grantors Remain Liable.  Anything herein to the contrary notwithstanding each Grantor shall remain liable under the partnership agreement of the particular Pledged Partnership, as the case may be, and the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such partnership agreement, as the case may be, and such contracts and agreements to the same extent as if this Security Agreement had not been executed, the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the partnership agreement of the particular Pledged Partnership, as the case may be, and any such contracts or agreements included in the Collateral, and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any partnership agreement of a Pledged Partnership and any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Security Interest Absolute. All rights of the Secured Parties and the security interests granted to the Secured Parties hereunder, and all obligations of the Grantors hereunder, shall be absolute and unconditional, irrespective of any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document; the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations; any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation;
  any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations;

  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

  any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

  any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

           SECTION 2.6. Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights which it may acquire by way of subrogation under this Security Agreement, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments. Any amount paid to such Grantor on account of any such subrogation rights prior to the payment in full of all Obligations of the Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of the Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                     (a) such Grantor has made payment to the Grantor Secured Parties of all or any part of the Obligations of the Borrower or any other Obligor, and

                     (b) all Obligations of the Borrower and each other Obligor have been paid in full, all Letters of Credit have expired or been terminated and all Commitments have been terminated,

each Secured Party agrees that, at such Grantor's request, the Secured Parties will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, for so long as any Secured Obligations, Letters of Credit or Commitments remain outstanding, each Grantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Security Agreement to any Secured Party.




           REPRESENTATIONS AND WARRANTIES

  Representations and Warranties. Each Grantor represents and warrants to each Secured Party as set forth in this Article.

  Power, Authority and Legal Capacity. Such Grantor has full power, authority and legal capacity, as the case may be, to enter into and perform his or its obligations under this Security Agreement and each other Loan Document executed or to be executed by him or it.

  Non-Contravention, etc. The execution, delivery and performance by such Grantor of this Security Agreement and each other Loan Document executed or to be executed by such Grantor do not contravene any contractual restriction, law or court decree or order binding on or affecting such Grantor;

  result in, or require the creation or imposition of, any Lien on any of such Grantor's properties, other than the Lien created pursuant to this Security Agreement; or

           contravene its Organic Documents, if any.

  Ownership, No Liens, etc. Such Grantor owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interests created by this Security Agreement. Subject to the preceding sentence, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Security Agreement and those filed pursuant to the terms of the Existing Credit Agreement.

  Validity, etc. Subject to Section 3.1.3, this Security Agreement creates a valid first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Grantors have furnished to the Administrative Agent a true and correct copy of the partnership agreement of each Pledged Partnership and all amendments thereto. The partnership agreement (and all amendments thereto) of each Pledged Partnership constitutes the valid, binding and enforceable obligations of each Grantor a party thereto, sets forth the entire agreement of the parties thereto with respect to the subject matter thereof, has not been further amended or modified and remains in full force and effect.

            Partnership Interests, Profits. The character (general and/or limited partner) of each Grantor's interest in each particular Pledged Partnership and each Grantor's percentage interest in such Pledged Partnership's profits (with profit interests as a general and a limited partner separately stated) are as set forth in Schedule I hereto, as amended, supplemented or otherwise modified from time to time with the prior written consent of the Administrative Agent.

            Certificate. No interest of such Grantor in a particular Pledged Partnership is represented by a certificate of interest or similar instrument, except such certificates or instruments, if any, as have been delivered to the Administrative Agent and are held in its possession (and such Grantor covenants and agrees that any such certificates or instruments hereafter received by such Grantor with respect to any of the Collateral will be promptly delivered to the Administrative Agent).

            Interest in Partnership Agreements. Such Grantor had and has the power and legal capacity to execute and carry out the provisions of the partnership agreement of each Pledged Partnership, as the case may be. Such Grantor has substantially performed all of its obligations to date under such partnership agreements, as the case may be, and has not received notice of the failure of any other party thereto to perform substantially its obligations thereunder.

 Location, Records, etc. The place(s) of business and the office(s) where such Grantor keeps its records concerning the Collateral are located in Potter County, Pennsylvania. No Grantor has been known by any legal name different from the one set forth on the signature page hereto.

  Litigation, etc. There is no pending or, to the knowledge of any Grantor, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries or CTCC, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Security Agreement, any other Loan Document, the Management Agreements, the Organic Documents of any Guarantor or any Franchise Agreement to which a Guarantor is a party, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

  Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by such Grantor of the security interests granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the perfection of or the exercise by the Administrative Agent of its rights and remedies hereunder, except filings that may be required to perfect Liens under the U.C.C.,

other than those authorizations, approvals or notices required by the terms and conditions of certain agreements, where the failure to obtain such authorizations, approvals or notices could not reasonably be expected to have a material adverse effect on the assets, properties, business, financial condition or prospects of such Grantor and would not, in any way, impair the rights of the Administrative Agent or the Secured Parties under this Security Agreement.

  Compliance with Laws. Such Grantor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of such Grantor or the value of the Collateral or the worth of the Collateral as collateral security.




           COVENANTS

  Certain Covenants. Each Grantor covenants and agrees that, until the termination of this Security Agreement as provided in Section 2.3, such Grantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this Section.

  Covenants from Other Agreements. Such Grantor will take all actions necessary to cause each Pledged Partnership in which he or it is a general or limited partner, as the case may be, to perform, comply with and be bound by all of the agreements, covenants and obligations contained in Article VII of the Credit Agreement or in any other Loan Document applicable to such Pledged Partnership and their respective properties. Each such agreement, covenant and obligation contained in such Sections or in any other Loan Document and all other terms of the Credit Agreement and the Loan Documents to which reference is made therein, together with all related definitions and ancillary provisions, is hereby incorporated into this Security Agreement by reference as though specifically set forth in this Section, and each such agreement, covenant and obligation shall, for purposes hereof, survive the termination of the Credit Agreement and the Loan Documents.

  Maintenance of Records. Such Grantor will keep all of its records concerning the Collateral in Potter County, Pennsylvania, which records will be of such character as will enable the Administrative Agent or its designees to determine at any time the status thereof, or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions necessary to (i) perfect, preserve and protect any security interest granted or purported to be granted hereby and (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder, shall have been taken. Such Grantor shall not change its name except upon 30 days' prior written notice to the Administrative Agent and shall hold and preserve such records concerning the Collateral and permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records.

  Withdraw from Partnership. No Grantor will, without the express written consent of the Lenders, actively cause itself or himself to withdraw as a general partner or limited partner of any Pledged Partnership, as the case may be.

  Further Assurances, etc. Such Grantor agrees that, from time to time at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

  furnish to the Administrative Agent, from time to time at the Administrative Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interests hereunder, such Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law and the Administrative Agent hereby agrees to furnish the Grantor with copies of any such filings. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.




           THE ADMINISTRATIVE AGENT

  Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including:

  to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

     to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

  to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.1.4).

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

  Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.2.

  Administrative  Agent Has No Duty. In addition to, and not in  limitation  of,
Section 2.4, the powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

  Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as such Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.




           REMEDIES

  Certain Remedies. If any Event of Default shall have occurred and be continuing

  The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may require the Grantors to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to all parties.

  All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 6.2) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

  Indemnity and Expenses.

  Each Grantor agrees to indemnify the Administrative Agent and each other Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from any such Secured Party's gross negligence or wilful misconduct.

  Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Secured Parties hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.




           MISCELLANEOUS PROVISIONS

  Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

  Approvals. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Collateral consisting of general and limited partnership interests) pursuant to this Security Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of the Borrower or any Subsidiary of the Borrower without first obtaining the prior approval of the FCC, any other federal, state or local governmental authority or other person, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC, other federal, state or local governmental authority or other person. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Security Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local governmental authority or instrumentality, or other person, each applicable Grantor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such consent, approval, recording, qualification or authorization and, following the occurrence and continuance of an Event of Default, upon the reasonable request of the Administrative Agent, such applicable Grantor will use its best efforts to assist the Administrative Agent in obtaining such approvals and consents.

  Amendments; etc. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  Addresses for Notices. All notices and other communications provided to any party hereto shall be in writing and mailed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto and, if to the Administrative Agent, mailed, delivered or transmitted to it at the address of the Administrative Agent specified in the Credit Agreement, or as to any party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or, if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

  Section Captions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

  Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

           Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE
SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH TO THE GRANTORS ARE A PARTY CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

  Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR ANY GRANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION SUBJECT TO ANY RIGHTS OF APPEAL OF ANY JUDGMENT RENDERED BY THE HIGHEST COURT IN THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT, FOR THE STATE OF NEW YORK, AS THE CASE MAY BE. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GRANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT.

  Waiver of Jury Trial. EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR ANY GRANTOR. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

           IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

HIGHLAND VIDEO ASSOCIATES, L.P.

By: Highland Holdings, its
General Partner


By: ,
a General Partner

Address: 5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey




John J. Rigas

Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey




Timothy J. Rigas

Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey

Michael J. Rigas


Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: (814) 274-6586

Attention:Michael Mulcahey



THE BANK OF NOVA SCOTIA,
as Administrative Agent


By:
Title: Authorized Signatory

Address: One Liberty Plaza
New York, New York 10006

Telecopy: (212) 225-5090

Attention:Vincent Fitzgerald
Media Communication Group

                                                                  -1-

           SCHEDULE I to
           Partnership Security
           Agreement



                                                   NAME AND JURISDICTION                   TYPE OF                   PERCENTAGE OF
                                                   OF ORGANIZATION OF                    PARTNERSHIP                   INTEREST
NAME OF GRANTOR                                         PARTNERSHIP                    INTEREST PLEDGED                 PLEDGED

Highland Video Associates, L.P.         Adelphia Cablevision Associates of Radnor,     general partner                  99.00%
                                        L.P. (Pennsylvania)
John J. Rigas                           Adelphia Cablevision Associates of Radnor,     limited partner                    .33%
                                        L.P. (Pennsylvania)
Timothy J. Rigas                        Adelphia Cablevision Associates of Radnor,     limited partner                    .33%
                                        L.P. (Pennsylvania)
Michael J. Rigas                        Adelphia Cablevision Associates of Radnor,     limited partner                    .33%
                                        L.P. (Pennsylvania)
Highland Video Associates, L.P.         Montgomery Cablevision Associates, L.P.        general partner                  99.00%
                                        (Pennsylvania)
John J. Rigas                           Montgomery Cablevision Associates, L.P.        limited partner                    .33%
                                        (Pennsylvania)
Timothy J. Rigas                        Montgomery Cablevision Associates, L.P.        limited partner                    .33%
                                        (Pennsylvania)
Michael J. Rigas                        Montgomery Cablevision Associates, L.P.        limited partner                    .33%
                                        (Pennsylvania)


           [EXECUTION COPY]


           TALP PARTNERS SECURITY AGREEMENT


           THIS TALP PARTNERS SECURITY AGREEMENT (this "Security Agreement"), dated as of March 29, 1996, made by each of the parties identified on the signature pages hereto (each a "Grantor" and collectively the "Grantors") in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties (as defined below).


           W I T N E S S E T H:

           WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of March 29, 1996, amending and restating the Credit Agreement, dated as of February 28, 1996 (as further amended, supplemented, amended and restated or otherwise modified, the "Credit Agreement"), among Highland Video Associates, L.P., a Pennsylvania limited partnership ("HVA"), Telesat Acquisition Limited Partnership, a Delaware limited partnership ("TALP"), Global Acquisition Partners, L.P., a Delaware limited partnership ("Global"; Global, TALP and HVA being individually referred to as a "Borrower" and collectively as the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent, and the Administrative Agent, the Lenders have agreed to make Loans to, and the Issuer has agreed to issue (and the Lenders have agreed to participate in) Letters of Credit for the account of, the Borrowers;

           WHEREAS, as a condition precedent to the making of Credit Extensions under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

           WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Security Agreement; and

           WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Secured Parties pursuant to the Credit Agreement;

           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Secured Parties to make Credit Extensions to the Borrowers pursuant to the Credit Agreement, each Grantor agrees, for the benefit of each Secured Party, as follows:




           DEFINITIONS

  Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

           "Administrative Agent" is defined in the preamble.

           "Borrower" and "Borrowers" is defined in the first recital.

           "Collateral" is defined in Section 2.1.

           "Credit Agreement" is defined in the first recital.

           "Grantor" and "Grantors" is defined in the preamble.

           "Global" is defined in the first recital.

           "HVA" is defined in the first recital.

           "Lenders" is defined in the first recital.

           "Secured Obligations" is defined in Section 2.2.

           "Secured Party" means, as the context may require, each Lender, the Issuer, each Swap Party, the Syndication Agent, the Documentation Agent and the Administrative Agent and each of their respective successors, transferees and assigns.

           "Security Agreement" is defined in the preamble.

           "TALP" is defined in the first recital.

           "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.

  Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

  U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C.
are used in this Security Agreement, including its preamble and recitals, with such meanings.




           SECURITY INTEREST

  Grant of Security. Each Grantor hereby grants, assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties a security interest in all of the following, whether now owned or hereafter existing or acquired (the "Collateral"):

  all right, title and interest of such Grantor, whether now existing or hereafter arising or acquired, in, to and under the TALP Partnership Agreement, including such Grantor's rights, now existing or hereafter arising or acquired, to receive from time to time its share of profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from TALP (including specific properties of TALP upon dissolution and otherwise);

  all general or limited partnership interests now owned or hereafter acquired by such Grantor in TALP as a result of exchange offers, direct investments or contributions or otherwise;

  such Grantor's accounts, general intangibles and other rights to payment or reimbursement, now existing or hereafter arising or acquired, from TALP, existing or arising from loans, advances or other extensions of credit by such Grantor from time to time to or for the account of TALP, or from services rendered by such Grantor from time to time to or for the account of TALP; and

  all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b) and (c), and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

  Security for Obligations. This Security Agreement secures the payment of all Obligations of each Borrower now or hereafter existing under the Credit Agreement and each other Loan Document to which a Borrower is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all other obligations of each such Grantor now or hereafter existing under this Security Agreement and each other Loan Document to which it is or may become a party (all such Obligations of each Borrower and such Grantor being the "Secured Obligations").

     Continuing Security Interest; Transfer of Notes. This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect as hereinafter provided in this Section 2.3 until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, be binding upon each Grantor, and each Grantor's successors, transferees and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Notwithstanding anything to the contrary contained herein, upon the payment in full in cash of all principal, fees and interest due under the Credit Agreement, the termination or expiration of all Letters of Credit, the termination of all Commitments, the termination of all Rate Protection Agreements with Swap Parties and the satisfaction of all obligations owing to any Lender thereunder, the obligations of each Grantor hereunder (except under Section 6.2, which shall survive the termination of this Security Agreement) and the security interests granted herein shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination, the Administrative Agent will, at the sole expense of the Grantors, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

  Grantors Remain Liable.  Anything herein to the contrary notwithstanding each Grantor shall remain liable under the TALP Partnership Agreement and the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under the TALP Partnership Agreement and such contracts and agreements to the same extent as if this Security Agreement had not been executed, the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the TALP Partnership Agreement and any such contracts or agreements included in the Collateral, and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under the TALP Partnership Agreement and any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Security Interest Absolute. All rights of the Secured Parties and the security interests granted to the Secured Parties hereunder, and all obligations of the Grantors hereunder, shall be absolute and unconditional, irrespective of any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document; the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against any Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations; any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation;

  any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations;

  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

  any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

  any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Obligor, any surety or any guarantor.

  Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights which it may acquire by way of subrogation under this Security Agreement, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of each Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments. Any amount paid to such Grantor on account of any such subrogation rights prior to the payment in full of all Obligations of each Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of each Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                     (a) such Grantor has made payment to the Secured Parties of all or any part of the Obligations of any Borrower or any other Obligor, and

                     (b) all Obligations of each Borrower and each other Obligor have been paid in full, all Letters of Credit have expired or been terminated and all Commitments have been terminated,

each Secured Party agrees that, at such Grantor's request, the Secured Parties will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, for so long as any Secured Obligations, Letters of Credit or Commitments remain outstanding, each Grantor shall refrain from taking any action or commencing any proceeding against any Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Security Agreement to any Secured Party.




           REPRESENTATIONS AND WARRANTIES

  Representations and Warranties. Each Grantor represents and warrants to each Secured Party as set forth in this Article.

  Organization, etc. Olympus is a limited partnership validly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification. DCP is a general partnership validly organized and existing and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification.

  Authority and Licenses to Conduct Business. Each Grantor has full partnership power and authority and holds all requisite governmental licenses, permits and other approvals to own and hold under lease its property and to conduct its business substantially as currently conducted by it (except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or prospects of such Grantor and its Subsidiaries).

  Power and Authority. Each Grantor has full power and authority to enter into and perform its obligations under this Security Agreement and each other Loan Document executed or to be executed by it.

     Non-Contravention, etc. The execution, delivery and performance by such Grantor of this Security Agreement and each other Loan Document executed or to be executed by such Grantor do not contravene any contractual restriction, law or court decree or order binding on or affecting such Grantor; result in, or require the creation or imposition of, any Lien on any of such Grantor's properties, other than the Lien created pursuant to this Security Agreement; or contravene its Organic Documents.

  Ownership, No Liens, etc. Such Grantor owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interests created by this Security Agreement. Subject to the preceding sentence, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Security Agreement.

  Validity, etc. Subject to Section 3.1.5, this Security Agreement creates a valid first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Grantors have furnished to the Administrative Agent a true and correct copy of the TALP Partnership Agreement and all amendments thereto, which TALP Partnership Agreement, as so amended, constitutes the valid, binding and enforceable obligations of the Grantors, sets forth the entire agreement of the parties thereto with respect to the subject matter thereof, has not been further amended or modified and remains in full force and effect.

  Partnership Interests, Profits. The character (general and/or limited partner) of each Grantor's interest in TALP, and each Grantor's percentage interest in TALP's profits (with profit interests as a general and as a limited partner separately stated) are as set forth in Schedule I hereto, as amended, supplemented or otherwise modified from time to time pursuant to Section 4.1.7 and otherwise with the prior written consent of the Administrative Agent.

  Certificate. No interest of any Grantor in TALP is represented by a certificate of interest or similar instrument, except such certificates or instruments, if any, as have been delivered to the Administrative Agent and are held in its possession (and each Grantor covenants and agrees that any such certificates or instruments hereafter received by such Grantor with respect to any of the Collateral will be promptly delivered to the Administrative Agent).

  TALP Partnership Agreement. Such Grantor had and has the partnership power and authority on its own behalf, or as a partner of TALP, as the case may be, to execute and carry out the provisions of the TALP Partnership Agreement and the Credit Agreement. Such Grantor has substantially performed all of its respective obligations to date under the TALP Partnership Agreement and has not received notice of the failure of any other party thereto to perform substantially its obligations thereunder.

  Location, Records, etc. The place(s) of business and chief executive office of each Grantor and the office(s) where such Grantor keeps its records concerning the Collateral are located at the addresses listed below the name of such Grantor on the signature page to this Security Agreement. Neither Grantor has any trade name. No Grantor has been known by any legal name different from the one set forth on the signature page hereto. Neither Grantor has been the subject of any merger or other reorganization in the past twelve months.

  Litigation, etc. There is no pending or, to the knowledge of any Grantor, threatened litigation, action, proceeding, or labor controversy affecting TALP or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of TALP and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Security Agreement, any other Loan Document, the Management Agreement to which TALP is a party, the Organic Documents of TALP or any Franchise Agreement to which TALP is a party, except as disclosed in Item
6.7 ("Litigation") of the Disclosure Schedule.

  Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by such Grantor of the security interests granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the perfection of or the exercise by the Administrative Agent of its rights and remedies hereunder, except filings that may be required to perfect Liens under the U.C.C., other than those authorizations, approvals or notices required by the terms and conditions of certain agreements, where the failure to obtain such authorizations, approvals or notices could not reasonably be expected to have a material adverse effect on the assets, properties, business, financial condition or prospects of such Grantor and its Subsidiaries and would not, in any way, impair the rights of the Administrative Agent or the Secured Parties under this Security Agreement.


  Compliance with Laws. Such Grantor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of such Grantor or the value of the Collateral or the worth of the Collateral as collateral security.

  Representations and Warranties. Each Grantor hereby represents and warrants to each Lender Party that the representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Grantor and its properties, are true and correct in all respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section.




           COVENANTS

  Certain Covenants. Each Grantor covenants and agrees that, until the termination of this Security Agreement as provided in Section 2.3, such Grantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this Section.

  Maintenance of Records. Such Grantor will keep all of its records concerning the Collateral at the addresses set forth below its signature on the signature page to this Security Agreement, which records will be of such character as will enable the Administrative Agent or its designees to determine at any time the status thereof, or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions necessary to
(i) perfect, preserve and protect any security interest granted or purported to be granted hereby and (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder, shall have been taken. Such Grantor shall not change its name except upon 30 days' prior written notice to the Administrative Agent and shall hold and preserve such records concerning the Collateral and permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records.

  Amendment of TALP Partnership Agreement. Such Grantor will not amend, supplement or otherwise modify, or permit, consent or suffer to occur any amendment, supplement or modification of any terms or provisions contained in, or applicable to, the TALP Partnership Agreement if the effect thereof is to impair, or is in any manner adverse to, the rights or interests of any Secured Party under the Credit Agreement or any other Loan Document, without the prior written consent of the Administrative Agent and the Required Lenders.

  Notice of Litigation. Each Grantor will notify the Administrative Agent of the institution of any litigation or governmental proceeding against or affecting any of the Collateral, to the extent and as soon as practicable after such Grantor shall have knowledge thereof.

  Withdraw from Partnership. Except as provided in Section 4.1.7 hereof, no Grantor will, without the express written consent of the Administrative Agent and the Lenders, actively cause itself to withdraw as a general partner or limited partner, as the case may be, of TALP.

  Transfers and Other Liens.  Such Grantor shall not:

  sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; provided, however, that the Grantors may sell or assign limited or general partnership interests in TALP if, after giving effect thereto, the Grantors own, directly or indirectly and free and clear of all Liens and other encumbrances (other than in favor of the Administrative Agent), sufficient general and limited partnership interests in TALP such that a "Change in Control" will not occur; or

  create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interests created by this Security Agreement and except as permitted by the Credit Agreement.

  Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

  furnish to the Administrative Agent, from time to time at the Administrative Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interests hereunder, such Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law, and the Administrative Agent hereby agrees to furnish the Grantor with copies of any such filings. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

  Credit Agreement Compliance. Such Grantor agrees to be bound by the terms of clauses (c) and (d) of Section 8.1.9 of the Credit Agreement as if it were a party to the Credit Agreement. Such Grantor will take all actions necessary to cause TALP to comply with the terms and conditions of the Credit Agreement and all Loan Documents to which TALP is a party, and such Grantor will not take any action which would, in any way, prohibit TALP from complying with, or interfere with TALP's compliance with, or cause TALP to fail to comply with, the terms and conditions of the Credit Agreement or any Loan Documents to which TALP is a party.




           THE ADMINISTRATIVE AGENT

  Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

  to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

  to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

  to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

  to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.1.6).

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

  Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.2.

  Administrative  Agent Has No Duty. In addition to, and not in  limitation  of,
Section 2.4, the powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

  Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as such Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.




           REMEDIES

  Certain Remedies. If any Event of Default shall have occurred and be continuing

  The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may require the Grantors to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to all parties.

  All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 6.2) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

  Indemnity and Expenses.

  Each Grantor agrees to indemnify the Administrative Agent and each other Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from any such Secured Party's gross negligence or wilful misconduct.

  Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Secured Parties hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.




           MISCELLANEOUS PROVISIONS

  Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

  Approvals. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Collateral consisting of general and limited partnership interests) pursuant to this Security Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of TALP or any Subsidiary of TALP without first obtaining the prior approval of the FCC, any other federal, state or local governmental authority or other person, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC, other federal, state or local governmental authority or other person. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Security Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local governmental authority or instrumentality, or other person, each applicable Grantor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such consent, approval, recording, qualification or authorization and, following the occurrence and continuance of an Event of Default, upon the reasonable request of the Administrative Agent, such applicable Grantor will use its best efforts to assist the Administrative Agent in obtaining such approvals and consents.

  Amendments; etc. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  Addresses for Notices. All notices and other communications provided to any party hereto shall be in writing and mailed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto in Coudersport, Pennsylvania and, if to the Administrative Agent, mailed, delivered or transmitted to it at the address of the Administrative Agent specified in the Credit Agreement, or as to any party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or, if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

     Section Captions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

  Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

  Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

  Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR ANY GRANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION SUBJECT TO ANY RIGHTS OF APPEAL OF ANY JUDGMENT RENDERED BY THE HIGHEST COURT IN THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT, FOR THE STATE OF NEW YORK, AS THE CASE MAY BE. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GRANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT.

  Waiver of Jury Trial. EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR ANY GRANTOR. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

           IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

OLYMPUS COMMUNICATIONS, L.P.

By: ACP Holdings, Inc., its
Managing General Partner

By: ,
Title:

Address: 2129 Congress Avenue
Riviera Beach, FL 33404

Telecopy No.: 407-845-7709

Attention:Mark Galloway

With a copy to:

c/o Highland Video Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: 814-274-6586

Attention:Michael Mulcahey



DORELLENIC CABLE PARTNERS


By: ,
a General Partner

Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: 814-274-6586

Attention:Michael Mulcahey

THE BANK OF NOVA SCOTIA,
as Administrative Agent


By:
Title: Authorized Signatory

Address: One Liberty Plaza
New York, New York 10006

Telecopy No.: (212) 225-5090

Attention:Vincent Fitzgerald
Media Communication
Group


           SCHEDULE I
           to
           TALP Partners
           Security Agreement


========================================================== -------------------------- ------------------------ =====================
Grantor's Name                                             Character of Partnership   Grantor's                Grantor's Percentage
                                                              Interest                Interest in              Interest in
                                                                                      TALP                     Profits of
                                                                                                               TALP
========================================================== -------------------------- ------------------------ =====================
Olympus Communications, L.P.                               general partner            99.99%                   99.99%
========================================================== ========================== ======================== =====================
Dorellenic Cable Partners                                  limited                    0.01%                    0.01%
                                                           partner
========================================================== ========================== ======================== =====================


           [EXECUTION COPY]


           GLOBAL PARTNERS SECURITY AGREEMENT


           THIS GLOBAL PARTNERS SECURITY AGREEMENT (this "Security Agreement"), dated as of April 1, 1996, made by each of the parties identified on the signature pages hereto (each a "Grantor" and collectively the "Grantors") in favor of THE BANK OF NOVA SCOTIA, as administrative agent (together with any successor(s) thereto in such capacity, the "Administrative Agent") for each of the Secured Parties (as defined below).


           W I T N E S S E T H:

           WHEREAS, pursuant to the Amended and Restated Credit Agreement, dated as of March 29, 1996, amending and restating the Credit Agreement, dated as of February 28, 1996 (as further amended, supplemented, amended and restated or otherwise modified, the "Credit Agreement"), among Highland Video Associates, L.P., a Pennsylvania limited partnership ("HVA"), Telesat Acquisition Limited Partnership, a Delaware limited partnership ("TALP"), Global Acquisition Partners, L.P., a Delaware limited partnership ("Global"; Global, TALP and HVA being individually referred to as a "Borrower" and collectively as the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders"), Bank of Montreal, as Syndication Agent, Chemical Bank, as Documentation Agent, and the Administrative Agent, the Lenders have agreed to make Loans to, and the Issuer has agreed to issue (and the Lenders have agreed to participate in) Letters of Credit for the account of, the Borrowers;

           WHEREAS, as a condition precedent to the making of Credit Extensions under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement;

           WHEREAS, each Grantor has duly authorized the execution, delivery and performance of this Security Agreement; and

           WHEREAS, it is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Secured Parties pursuant to the Credit Agreement;

           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Secured Parties to make Credit Extensions to the Borrowers pursuant to the Credit Agreement, each Grantor agrees, for the benefit of each Secured Party, as follows:




           DEFINITIONS

  Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

           "Administrative Agent" is defined in the preamble.

           "Borrower" and "Borrowers" is defined in the first recital.

           "Collateral" is defined in Section 2.1.

           "Credit Agreement" is defined in the first recital.

           "Grantor" and "Grantors" is defined in the preamble.

           "Global" is defined in the first recital.

           "HVA" is defined in the first recital.

           "Lenders" is defined in the first recital.

           "Secured Obligations" is defined in Section 2.2.

           "Secured Party" means, as the context may require, each Lender, the Issuer, each Swap Party, the Syndication Agent, the Documentation Agent and the Administrative Agent and each of their respective successors, transferees and assigns.

           "Security Agreement" is defined in the preamble.

           "TALP" is defined in the first recital.

           "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.

  Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.

     U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.



           SECURITY INTEREST

  Grant of Security. Each Grantor hereby grants, assigns and pledges to the Administrative Agent for its benefit and the ratable benefit of each of the Secured Parties a security interest in all of the following, whether now owned or hereafter existing or acquired (the "Collateral"):

  all right, title and interest of such Grantor, whether now existing or hereafter arising or acquired, in, to and under the Global Partnership Agreement, including such Grantor's rights, now existing or hereafter arising or acquired, to receive from time to time its share of profits, income, surplus, compensation, return of capital, distributions and other reimbursements and payments from Global (including specific properties of Global upon dissolution and otherwise);

  all general or limited partnership interests now owned or hereafter acquired by such Grantor in Global as a result of exchange offers, direct investments or contributions or otherwise;

  such Grantor's accounts, general intangibles and other rights to payment or reimbursement, now existing or hereafter arising or acquired, from Global, existing or arising from loans, advances or other extensions of credit by such Grantor from time to time to or for the account of Global, or from services rendered by such Grantor from time to time to or for the account of Global; and

  all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral (including proceeds which constitute property of the types described in clauses (a), (b) and (c), and, to the extent not otherwise included, all payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral).

  Security for Obligations. This Security Agreement secures the payment of all Obligations of each Borrower now or hereafter existing under the Credit Agreement and each other Loan Document to which a Borrower is or may become a party, whether for principal, interest, costs, fees, expenses or otherwise, and all other obligations of each such Grantor now or hereafter existing under this Security Agreement and each other Loan Document to which it is or may become a party (all such Obligations of each Borrower and such Grantor being the "Secured Obligations").

     Continuing Security Interest; Transfer of Notes. This Security Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect as hereinafter provided in this Section 2.3 until payment in full in cash of all Secured Obligations, the termination or expiration of all Letters of Credit and the termination of all Commitments, be binding upon each Grantor, and each Grantor's successors, transferees and assigns, and inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 10.11 and Article IX of the Credit Agreement. Notwithstanding anything to the contrary contained herein, upon the payment in full in cash of all principal, fees and interest due under the Credit Agreement, the termination or expiration of all Letters of Credit, the termination of all Commitments, the termination of all Rate Protection Agreements with Swap Parties and the satisfaction of all obligations owing to any Lender thereunder, the obligations of each Grantor hereunder (except under Section 6.2, which shall survive the termination of this Security Agreement) and the security interests granted herein shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination, the Administrative Agent will, at the sole expense of the Grantors, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

  Grantors Remain Liable.  Anything herein to the contrary notwithstanding each Grantor shall remain liable under the Global Partnership Agreement and the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under the Global Partnership Agreement and such contracts and agreements to the same extent as if this Security Agreement had not been executed, the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the Global Partnership Agreement and any such contracts or agreements included in the Collateral, and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under the Global Partnership Agreement and any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Administrative Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Security Interest Absolute. All rights of the Secured Parties and the security interests granted to the Secured Parties hereunder, and all obligations of the Grantors hereunder, shall be absolute and unconditional, irrespective of any lack of validity or enforceability of the Credit Agreement, any Note or any other Loan Document; the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against any Borrower, any other Obligor or any other Person under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or to exercise any right or remedy against any other guarantor of, or collateral securing, any Secured Obligations; any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other extension, compromise or renewal of any Secured Obligation;

  any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations;

  any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

  any addition, exchange, release, surrender or non-perfection of any collateral (including the Collateral), or any amendment to or waiver or release of or addition to or consent to departure from any guaranty, for any of the Secured Obligations; or

  any other circumstances which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Borrower, any other Obligor, any surety or any guarantor.

  Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights which it may acquire by way of subrogation under this Security Agreement, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of each Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments. Any amount paid to such Grantor on account of any such subrogation rights prior to the payment in full of all Obligations of each Borrower and each other Obligor, the termination or expiration of all Letters of Credit and the termination of all Commitments shall be held in trust for the benefit of the Secured Parties and shall immediately be paid to the Administrative Agent and credited and applied against the Obligations of each Borrower and each other Obligor, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                     (a) such Grantor has made payment to the Secured Parties of all or any part of the Obligations of any Borrower or any other Obligor, and

                     (b) all Obligations of each Borrower and each other Obligor have been paid in full, all Letters of Credit have expired or been terminated and all Commitments have been terminated,

each Secured Party agrees that, at such Grantor's request, the Secured Parties will execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Secured Obligations resulting from such payment by such Grantor. In furtherance of the foregoing, for so long as any Secured Obligations, Letters of Credit or Commitments remain outstanding, each Grantor shall refrain from taking any action or commencing any proceeding against any Borrower or any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Security Agreement to any Secured Party.




           REPRESENTATIONS AND WARRANTIES

  Representations and Warranties. Each Grantor represents and warrants to each Secured Party as set forth in this Article.

  Organization, etc. Each Grantor is a corporation validly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction where the nature of its business requires such qualification.

  Authority and Licenses to Conduct Business. Each Grantor has full corporate power and authority and holds all requisite governmental licenses, permits and other approvals to own and hold under lease its property and to conduct its business substantially as currently conducted by it (except where the failure to do so could not reasonably be expected to have a material adverse effect on the business, assets, operations, financial condition or prospects of such Grantor and its Subsidiaries).

  Power and Authority. Each Grantor has full power and authority to enter into and perform its obligations under this Security Agreement and each other Loan Document executed or to be executed by it.

     Non-Contravention, etc. The execution, delivery and performance by such Grantor of this Security Agreement and each other Loan Document executed or to be executed by such Grantor do not contravene any contractual restriction, law or court decree or order binding on or affecting such Grantor;

  result in, or require the creation or imposition of, any Lien on any of such Grantor's properties, other than the Lien created pursuant to this Security Agreement; or

  contravene its Organic Documents.

  Ownership, No Liens, etc. Such Grantor owns the Collateral free and clear of any Lien, security interest, charge or encumbrance except for the security interests created by this Security Agreement. Subject to the preceding sentence, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to this Security Agreement.

  Validity, etc. Subject to Section 3.1.5, this Security Agreement creates a valid first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Grantors have furnished to the Administrative Agent a true and correct copy of the Global Partnership Agreement and all amendments thereto, which Global Partnership Agreement, as so amended, constitutes the valid, binding and enforceable obligations of the Grantors, sets forth the entire agreement of the parties thereto with respect to the subject matter thereof, has not been further amended or modified and remains in full force and effect.

  Partnership Interests, Profits. The character (general and/or limited partner) of each Grantor's interest in Global, and each Grantor's percentage interest in Global's profits (with profit interests as a general and as a limited partner separately stated) are as set forth in Schedule I hereto, as amended, supplemented or otherwise modified from time to time pursuant to Section 4.1.7 and otherwise with the prior written consent of the Administrative Agent.

  Certificate. No interest of any Grantor in Global is represented by a certificate of interest or similar instrument, except such certificates or instruments, if any, as have been delivered to the Administrative Agent and are held in its possession (and each Grantor covenants and agrees that any such certificates or instruments hereafter received by such Grantor with respect to any of the Collateral will be promptly delivered to the Administrative Agent).

  Global Partnership Agreement. Such Grantor had and has the corporate power and authority on its own behalf, or as a partner of Global, as the case may be, to execute and carry out the provisions of the Global Partnership Agreement and the Credit Agreement. Such Grantor has substantially performed all of its respective obligations to date under the Global Partnership Agreement and has not received notice of the failure of any other party thereto to perform substantially its obligations thereunder.

  Location, Records, etc. The place(s) of business and chief executive office of each Grantor and the office(s) where such Grantor keeps its records concerning the Collateral are located at the addresses listed below the name of such Grantor on the signature page to this Security Agreement. Neither Grantor has any trade name. No Grantor has been known by any legal name different from the one set forth on the signature page hereto. Neither Grantor has been the subject of any merger or other reorganization in the past twelve months.

  Litigation, etc. There is no pending or, to the knowledge of any Grantor, threatened litigation, action, proceeding, or labor controversy affecting Global or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of Global and its Subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Security Agreement, any other Loan Document, the Management Agreement to which Global is a party, the Organic Documents of Global or any Franchise Agreement to which Global is a party, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

  Authorization, Approval, etc. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant by such Grantor of the security interests granted hereby or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the perfection of or the exercise by the Administrative Agent of its rights and remedies hereunder, except filings that may be required to perfect Liens under the U.C.C., other than those authorizations, approvals or notices required by the terms and conditions of certain agreements, where the failure to obtain such authorizations, approvals or notices could not reasonably be expected to have a material adverse effect on the assets, properties, business, financial condition or prospects of such Grantor and its Subsidiaries and would not, in any way, impair the rights of the Administrative Agent or the Secured Parties under this Security Agreement.


  Compliance with Laws. Such Grantor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of such Grantor or the value of the Collateral or the worth of the Collateral as collateral security.

  Representations and Warranties. Each Grantor hereby represents and warrants to each Lender Party that the representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Grantor and its properties, are true and correct in all respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Section.




           COVENANTS

  Certain Covenants. Each Grantor covenants and agrees that, until the termination of this Security Agreement as provided in Section 2.3, such Grantor will, unless the Required Lenders shall otherwise consent in writing, perform the obligations set forth in this Section.

  Maintenance of Records. Such Grantor will keep all of its records concerning the Collateral at the addresses set forth below its signature on the signature page to this Security Agreement, which records will be of such character as will enable the Administrative Agent or its designees to determine at any time the status thereof, or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions necessary to
(i) perfect, preserve and protect any security interest granted or purported to be granted hereby and (ii) enable the Administrative Agent to exercise and enforce its rights and remedies hereunder, shall have been taken. Such Grantor shall not change its name except upon 30 days' prior written notice to the Administrative Agent and shall hold and preserve such records concerning the Collateral and permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records.

  Amendment of Global Partnership Agreement. Such Grantor will not amend, supplement or otherwise modify, or permit, consent or suffer to occur any amendment, supplement or modification of any terms or provisions contained in, or applicable to, the Global Partnership Agreement if the effect thereof is to impair, or is in any manner adverse to, the rights or interests of any Secured Party under the Credit Agreement or any other Loan Document, without the prior written consent of the Administrative Agent and the Required Lenders.

  Notice of Litigation. Each Grantor will notify the Administrative Agent of the institution of any litigation or governmental proceeding against or affecting any of the Collateral, to the extent and as soon as practicable after such Grantor shall have knowledge thereof.

  Withdraw from Partnership. Except as provided in Section 4.1.7 hereof, no Grantor will, without the express written consent of the Administrative Agent and the Lenders, actively cause itself to withdraw as a general partner or limited partner, as the case may be, of Global.

  Transfers and Other Liens.  Such Grantor shall not:

  sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral; provided, however, that the Grantors may sell or assign limited or general partnership interests in Global if, after giving effect thereto, the Grantors own, directly or indirectly and free and clear of all Liens and other encumbrances (other than in favor of the Administrative Agent), sufficient general and limited partnership interests in Global such that a "Change in Control" will not occur; or

  create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interests created by this Security Agreement and except as permitted by the Credit Agreement.

  Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby; and

  furnish to the Administrative Agent, from time to time at the Administrative Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interests hereunder, such Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law, and the Administrative Agent hereby agrees to furnish the Grantor with copies of any such filings. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

  Credit Agreement Compliance. Such Grantor agrees to be bound by the terms of clauses (c) and (d) of Section 8.1.9 of the Credit Agreement as if it were a party to the Credit Agreement. Such Grantor will take all actions necessary to cause Global to comply with the terms and conditions of the Credit Agreement and all Loan Documents to which Global is a party, and such Grantor will not take any action which would, in any way, prohibit Global from complying with, or interfere with Global's compliance with, or cause Global to fail to comply with, the terms and conditions of the Credit Agreement or any Loan Documents to which Global is a party.




           THE ADMINISTRATIVE AGENT

  Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

  to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

  to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

  to file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral; and

  to perform the affirmative obligations of such Grantor hereunder (including all obligations of such Grantor pursuant to Section 4.1.6).

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

  Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 6.2.

  Administrative  Agent Has No Duty. In addition to, and not in  limitation  of,
Section 2.4, the powers conferred on the Administrative Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

  Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as such Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Administrative Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.




           REMEDIES

  Certain Remedies. If any Event of Default shall have occurred and be continuing

  The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may require the Grantors to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to all parties.

  All cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 6.2) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

  Indemnity and Expenses.

  Each Grantor agrees to indemnify the Administrative Agent and each other Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from any such Secured Party's gross negligence or wilful misconduct.

  Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or the Secured Parties hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.




           MISCELLANEOUS PROVISIONS

  Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

  Approvals. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent will not take any action (including the exercise of voting rights by the Administrative Agent with respect to the Collateral consisting of general and limited partnership interests) pursuant to this Security Agreement, the Credit Agreement or any other Loan Document that would constitute or result in any assignment of any FCC License or Franchise or any change of control of Global or any Subsidiary of Global without first obtaining the prior approval of the FCC, any other federal, state or local governmental authority or other person, if, under the existing law, such assignment of any FCC License or Franchise or change of control would require the prior approval of the FCC, other federal, state or local governmental authority or other person. Prior to the exercise by the Administrative Agent of any power, right, privilege or remedy pursuant to this Security Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local governmental authority or instrumentality, or other person, each applicable Grantor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Administrative Agent may be required to obtain for such consent, approval, recording, qualification or authorization and, following the occurrence and continuance of an Event of Default, upon the reasonable request of the Administrative Agent, such applicable Grantor will use its best efforts to assist the Administrative Agent in obtaining such approvals and consents.

  Amendments; etc. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

  Addresses for Notices. All notices and other communications provided to any party hereto shall be in writing and mailed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto and, if to the Administrative Agent, mailed, delivered or transmitted to it at the address of the Administrative Agent specified in the Credit Agreement, or as to any party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. Any notice, if mailed and properly addressed with postage prepaid or, if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

  Section Captions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

  Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

  Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

  Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR ANY GRANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION SUBJECT TO ANY RIGHTS OF APPEAL OF ANY JUDGMENT RENDERED BY THE HIGHEST COURT IN THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT, FOR THE STATE OF NEW YORK, AS THE CASE MAY BE. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GRANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT.

  Waiver of Jury Trial. EACH GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SECURED PARTY OR ANY GRANTOR. EACH GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

           IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

GLOBAL CABELVISION, INC.


By:
Title:


Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: 814-274-6586

Attention:Michael Mulcahey



ORCHARD PARK CABLEVISION, INC.


By:
Title:

Address: c/o Highland Video
Associates, L.P.
5 West Third Street
Coudersport, PA 16915

Telecopy No.: 814-274-6586

Attention:Michael Mulcahey

THE BANK OF NOVA SCOTIA,
as Administrative Agent


By:
Title: Authorized Signatory

Address: One Liberty Plaza
New York, New York 10006

Telecopy No.: (212) 225-5090

Attention:Vincent Fitzgerald
Media Communication
Group


                                                                 - l -

           SCHEDULE I
           to
           Global Partners
           Security Agreement


======================================================== -------------------------- ---------------------- ========================
Grantor's Name                                           Character of Partnership   Grantor's              Grantor's Percentage
                                                            Interest                Interest in            Interest in
                                                                                    Global                 Profits of
                                                                                                           Global
======================================================== -------------------------- ---------------------- ========================
Global Cablevision, Inc.                                 general partner            99%                    99%
======================================================== ========================== ====================== ========================
Orchard Park Cablevision, Inc.                           limited                    1%                     1%
                                                         partner
======================================================== ========================== ====================== ========================

